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SIMON PROPERTY GROUP, L.P. 2019 STOCK INCENTIVE PLAN TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.             )

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Simon Property Group, Inc.
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CELEBRATING 25 YEARS

2019 PROXY STATEMENT

SIMON®

SIMON PROPERTY GROUP, INC.

March 27, 2019

Dear Fellow Shareholders,

Please join me and the Board of Directors at our 2019 Annual Meeting of Shareholders on May 8, 2019, at our headquarters in Indianapolis, Indiana. The business to be conducted at the meeting is explained in the attached Notice of Annual Meeting and Proxy Statement.

Simon Property Group continued its track record of posting the strongest financial results in our industry. I would like to thank our employees for their hard work and dedication and our shareholders for their continued interest and support of our Company.

We are pleased to furnish proxy materials to our shareholders over the Internet. We believe that this e-proxy process expedites shareholders' receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our 2019 Annual Meeting.

Whether or not you plan to attend the meeting in person, please read the Proxy Statement and vote your shares. Instructions for voting by mail, Internet and telephone are included in your Notice of Internet Availability of Proxy Materials or proxy card (if you receive your materials by mail). We hope that after you have reviewed the Proxy Statement you will vote in accordance with the Board's recommendations. Your vote is important to us and our business.

Sincerely,

David Simon
Chairman of the Board, Chief Executive Officer and President

  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 8, 2019	8:30 A.M. (EDT)	Simon Property Group Headquarters 225 West Washington Street, Indianapolis, Indiana 46204

ITEMS OF BUSINESS

1.
Elect the thirteen director nominees named in this Proxy Statement, including three directors to be elected by the voting trustees who vote the Class B common stock;

2.
Advisory vote to approve the compensation of our Named Executive Officers;

3.
Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019;

4.
Vote to approve the 2019 Stock Incentive Plan;

5.
Shareholder Proposal, if properly presented; and

6.
Other business as may properly come before the meeting or any adjournments or postponements of the meeting.

RECORD DATE

You can vote if you were a shareholder of record on March 15, 2019 (the "Record Date").

ANNUAL REPORT

Our 2018 Annual Report to Shareholders accompanies, but is not part of, or incorporated into, this Proxy Statement.

PROXY VOTING

On or about March 27, 2019, a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Shareholders (the "Notice") is first being mailed to our shareholders of record as of the Record Date and our proxy materials are first being posted on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all shareholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company will make a $1.00 charitable contribution to the Simon Youth Foundation (www.syf.org) on behalf of each shareholder who signs up for electronic delivery. For those shareholders who previously requested to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, you will receive those materials as you requested.

Shareholders as of the Record Date are invited to attend the 2019 Annual Meeting, but if you cannot attend in person, please vote in advance of the meeting by using one of the methods described in the Proxy Statement. Shareholders may vote their shares (1) in person at the 2019 Annual Meeting, (2) by telephone, (3) through the Internet or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone or through the Internet are included in the Notice. If you attend and vote at the meeting, your vote at the meeting will replace any earlier vote you cast.

By order of the Board of Directors,

Steven E. Fivel
General Counsel and Secretary

March 27, 2019

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    1

PLEASE VOTE

It is very important that you vote to play a part in the future of the Company. New York Stock Exchange ("NYSE") rules provide that if your shares are held through a broker, bank, or other nominee, they cannot vote on your behalf on non-discretionary matters without your instruction.

PROPOSALS WHICH REQUIRE YOUR VOTE

PROPOSAL		MORE INFORMATION	BOARD RECOMMENDATION	BROKER NON-VOTES	ABSTENTIONS	VOTES REQUIRED FOR APPROVAL

1	Elect the ten (10) independent director nominees named in this Proxy Statement	Page 11	FOR ALL NOMINEES	Do not impact outcome.	Do not impact outcome.	More votes FOR than AGAINST. Under our By-Laws, a nominee who receives more AGAINST votes than FOR votes will be required to tender his or her resignation.

2	Advisory vote to approve the compensation of our Named Executive Officers	Page 21	FOR	Do not impact outcome.	Do not impact outcome.	Majority of votes cast.

3	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019	Page 42	FOR	N/A	Do not impact outcome.	Majority of votes cast.

4	Vote to approve the 2019 Stock Incentive Plan	Page 44	FOR	Do not impact outcome.	Count as a vote against.	Majority of votes cast.

5	Shareholder Proposal requesting disclosure of political contributions	Page 51	AGAINST	Do not impact outcome.	Do not impact outcome.	Majority of votes cast.

BY INTERNET USING A COMPUTER	BY TELEPHONE	BY MAIL

Vote 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign your proxy card and send by pre-paid mail

PLEASE VISIT  annualmeeting.simon.com

•
Review and download easy to read versions of our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the "Annual Report").

SIGN UP FOR FUTURE ELECTRONIC DELIVERY TO REDUCE THE IMPACT ON THE ENVIRONMENT.

•
The Company will make a $1.00 charitable contribution to the Simon Youth Foundation (www.syf.org) on behalf of each shareholder who signs up for electronic delivery. To sign up for electronic delivery, please follow the instructions above to vote "BY INTERNET USING A COMPUTER", and when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

 2     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

PROXY SUMMARY

This proxy summary highlights information which may be contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

ELIGIBILITY TO VOTE (Page 55)

You can vote if you were a shareholder of record at the close of business on the Record Date (March 15, 2019).

HOW TO CAST YOUR VOTE (Page 55)

You can vote by any of the following methods: (i) Internet:   Go to www.proxyvote.com until 11:59 P.M. EDT on May 7, 2019; (ii) Telephone:   Call 1-800-690-6903 until 11:59 P.M. EDT on May 7, 2019; (iii) Mail:   Complete, sign and return your proxy or voting instruction card; or (iv) In Person:   Vote in person by ballot at the 2019 Annual Meeting.

GOVERNANCE OF THE COMPANY (Page 7)

We pride ourselves on continuing to observe and implement best practices in our corporate governance.

VOTING PROPOSALS	BOARD'S RECOMMENDATIONS

Proposal 1	Elect the ten (10) independent director nominees named in this Proxy Statement	FOR ALL NOMINEES (Page 11)
Proposal 2	Advisory vote to approve the compensation of our Named Executive Officers	FOR (Page 21)
Proposal 3	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019	FOR (Page 42)
Proposal 4	Vote to approve the 2019 Stock Incentive Plan	FOR (Page 44)
Proposal 5	Shareholder Proposal requesting disclosure of political contributions	AGAINST (Page 51)

1.    ELECTION OF DIRECTORS (Page 11)

NAME OF INDEPENDENT DIRECTOR	AGE	OCCUPATION	COMMITTEE MEMBERSHIPS

Glyn F. Aeppel	60	President and CEO of Glencove Capital	Governance and Nominating
Larry C. Glasscock	70	Former Chairman and CEO of Anthem, Inc.	Lead Independent Director, Audit, Governance and Nominating
Karen N. Horn, Ph.D.	75	Senior Managing Director of Brock Capital Group	Governance and Nominating (Chair)
Allan Hubbard	71	Co-Founder, Chairman and Partner of E&A Companies	Compensation, Governance and Nominating
Reuben S. Leibowitz	71	Managing Member of JEN Partners	Compensation (Chair), Audit
Gary M. Rodkin	66	Retired Chief Executive Officer and Director of ConAgra Foods, Inc.	Governance and Nominating
Stefan M. Selig	56	Founder of BridgePark Advisors LLC	Audit, Compensation
Daniel C. Smith, Ph.D.	61	President and CEO of the Indiana University Foundation and Clare W. Barker Professor of Marketing, Indiana University, Kelley School of Business	Compensation
J. Albert Smith, Jr.	78	Chairman, Chase Bank in Central Indiana and Managing Director of J.P. Morgan Private Bank	Audit (Chair), Compensation
Marta R. Stewart	61	Retired Executive Vice President and Chief Financial Officer of Norfolk Southern Corporation	Audit

NAME OF CLASS B DIRECTOR	AGE	OCCUPATION	COMMITTEE MEMBERSHIPS

David Simon	57	Chairman of the Board, Chief Executive Officer and President of the Company	None
Richard S. Sokolov	69	Vice Chairman of the Company	None
Herbert Simon	84	Chairman Emeritus of the Board of the Company	None

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    3

PROXY SUMMARY

2.    ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (Page 21)

3.    COMPENSATION DISCUSSION AND ANALYSIS (Page 22)

The Compensation Committee of the Board believes that the Company's rigorous performance-based compensation programs operated to align shareholders' interests with the compensation of our Named Executive Officers ("NEOs") in 2018. The Compensation Committee is confident that our executive compensation program is appropriately designed to incent strong performance over the longer term.

4.    RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Page 42)

5.    VOTE TO APPROVE THE 2019 STOCK INCENTIVE PLAN (Page 44)

6.    SHAREHOLDER PROPOSAL (Page 51)

 4     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

This Proxy Statement and accompanying proxy card are being made available to shareholders on or about March 27, 2019, in connection with the solicitation by the Board of Directors (the "Board") of Simon Property Group, Inc. ("Simon", "SPG", "we", "us", "our" or the "Company") of proxies to be voted at the 2019 Annual Meeting of Shareholders (the "2019 Annual Meeting") to be held at the corporate headquarters of the Company located at 225 West Washington Street, Indianapolis, Indiana 46204, on May 8, 2019, at 8:30 a.m. (EDT). As required by rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), the Company is making this Proxy Statement and its Annual Report available to shareholders electronically via the Internet. In addition, SPG is using the SEC's "Notice and Access" rules to provide shareholders with more options for receipt of these materials. Accordingly, on March 27, 2019, the Company will begin mailing the Notice of Internet Availability of Proxy Materials (the "Notice") to shareholders containing instructions on how to access this Proxy Statement and the Company's Annual Report via the Internet, how to vote online or by telephone, and how to receive paper copies of the documents and a proxy card.

SUMMARY OF 2018 FINANCIAL PERFORMANCE

This summary provides highlights of certain information in this Proxy Statement. This summary does not contain all of the information that you should consider, and therefore you should read the entire Proxy Statement before voting. For more complete information regarding the Company's 2018 performance you should review the Company's Form 10-K for the year ended December 31, 2018 and Form 8-K furnished to the SEC on February 1, 2019.

In 2018, the Company continued to deliver consistent strong growth across our key financial metrics.

In 2018, we generated funds from operations ("FFO") of $12.13 per share, the highest we have ever reported. See "Where do I find reconciliation of Non-GAAP terms to GAAP terms?" in the section of this Proxy Statement titled "Frequently Asked Questions and Answers" on page 57. Our FFO compound annual growth rate ("CAGR") for the period from 2010 through 2018 was 11.7%.

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    5

SUMMARY OF 2018 FINANCIAL PERFORMANCE

In 2018, we paid dividends per share of $7.90, the highest ever paid by the Company. The CAGR for our annual dividend payments for the period from 2010 through 2018 was 14.9%. The Company has a track record of returning funds to shareholders not only in the form of dividends, but over the last four years through a share repurchase program as well. In 2018, aggregating the Company's dividend payments and share repurchase program, the Company returned approximately $3.2 billion to its shareholders. Over the last nine years we have returned more than $18.8 billion to our shareholders.

Our Return on Equity increased from 13.4% in 2010 to 74.3% in 2018.

 6     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

CORPORATE GOVERNANCE OF THE COMPANY

BOARD LEADERSHIP STRUCTURE

In March of 2014, Larry C. Glasscock was appointed by our independent directors to serve as our Lead Independent Director. The Lead Independent Director performs the duties specified in the Governance Principles described below and such other duties as are assigned from time to time by the independent directors of the Board. We believe that our Lead Independent Director is performing his duties in an effective manner. Under our Governance Principles, the Lead Independent Director is empowered to:

•
preside at all meetings of the Board at which the Chairman of the Board ("Chairman") is not present, including executive sessions of the independent directors;
•
serve as a liaison between the Chairman and the independent directors, including by facilitating communication and sharing of views between the independent directors and the Chairman;
•
approve materials sent to the Board and advise on such information;
•
approve meeting agendas for the Board and coordinate with the Chairman with respect to developing such agendas;
•
approve meeting schedules for the Board to assure there is sufficient time for discussion of all agenda items and coordinate with the Chairman with respect to developing such schedules;
•
call meetings of the independent directors;
•
if requested by major shareholders, ensure that he or she is available for consultation and direct communication; and
•
retain outside advisors and consultants to report directly to the Board on Board-wide matters.

Mr. David Simon has served since 2007 as the Chairman and Chief Executive Officer ("CEO") and since February 15, 2019, also as our President. The Board believes that having Mr. David Simon fill these leadership roles is an appropriate and efficient leadership structure. Together, our Lead Independent Director and the CEO deliver clear leadership, responsibility and accountability, effective decision-making and a cohesive corporate strategy.

Ten of our director nominees are independent under the requirements set forth in the NYSE Listed Company Manual. All of the members of the Audit Committee, Governance and Nominating Committee, and Compensation Committee are independent directors under the listing requirements and rules of the NYSE and other applicable laws, rules, and regulations.

We recognize the importance of refreshing our Board. Consistent with this belief, in the last five years we have appointed four new directors, including two new directors in the last two years.

Today 40% of our independent directors have been on the Board for fewer than five years compared to 12.5% in 2015.

SUMMARY OF BOARD EXPERIENCE

	G. AEPPEL	L. GLASSCOCK	K. HORN	A. HUBBARD	R. LEIBOWITZ	G. RODKIN	S. SELIG	A. SMITH	D. SMITH	M. STEWART	D. SIMON	R. SOKOLOV	H. SIMON

High level of financial literacy and capital markets experience	X	X	X		X	X	X	X		X	X
Relevant Chief Executive Officer/President experience	X	X	X	X	X	X		X	X		X	X
Retail real estate or commercial real estate experience	X	X			X			X			X	X	X
Broad international exposure	X		X			X	X		X		X		X
Marketing/marketing-related technology experience				X		X			X
Governmental or geopolitical expertise			X	X			X					X
Risk oversight/management expertise	X	X	X	X	X	X		X	X	X	X	X	X

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    7

CORPORATE GOVERNANCE OF THE COMPANY

THE BOARD BELIEVES THAT ITS MEMBERS SHOULD:

•
exhibit high standards of independent judgment and integrity;
•
have a strong record of achievements;
•
have an understanding of our business and the competitive environment in which we operate;
•
have diverse experiences and backgrounds, including racial and gender diversity; and
•
be committed to enhancing shareholder value on a long-term basis and have sufficient time to carry out their duties.

In addition, the Board has determined that the Board, as a whole, should strive to have the right mix of characteristics and skills necessary to effectively perform its oversight responsibilities. The Board believes that directors with one or more of the following professional skills or experiences can assist in meeting this goal:

•
leadership of large and complex organizations;
•
accounting and finance;
•
e-commerce related Internet-based businesses;
•
capital markets;
•
retail marketing;
•
strategic planning;
•
real estate acquisitions, development, and operations;
•
banking, legal, and corporate governance;
•
government and governmental relationships;
•
international business; and
•
human capital management

THE BOARD'S ROLE IN OVERSIGHT OF RISK MANAGEMENT

While risk management is primarily the responsibility of our management, the Board provides overall risk oversight focusing on the most significant risks we face. We have implemented a Company-wide enterprise risk management process to identify and assess the major risks we face and to develop strategies for controlling, mitigating, and monitoring risk. As part of this process, we gather information throughout our Company on an annual basis to identify and prioritize management of these major risks. The identified risks and risk mitigation strategies are validated with management and discussed with the Audit Committee on an ongoing basis.

The Audit Committee reviews our risk management programs and reports on these items to the full Board. Our Vice President of Audit Services is responsible for supervising the enterprise risk management process and in that role reports directly to the Audit Committee. Other members of senior management who have responsibility for designing and implementing various aspects of our risk management process also regularly meet with the Audit Committee. The Audit Committee discusses our identified financial and operational risks with our CEO and Chief

Financial Officer and receives reports from other members of senior management with regard to our identified risks.

The Compensation Committee is responsible for overseeing risks relating to our compensation policies and practices. Specifically, the Compensation Committee oversees the design of incentive compensation arrangements for our executive officers to implement our pay-for-performance philosophy without encouraging or rewarding excessive risk-taking by our executive officers.

Our management regularly conducts additional reviews of risks, as needed, or as requested by the Board or Audit Committee.

DIRECTOR INDEPENDENCE

The Board has adopted standards to assist it in making determinations of director independence. These standards incorporate, and are consistent with, the definition of "independent" contained in the NYSE Listed Company Manual and other applicable laws, rules and regulations in effect from time to time regarding director independence. These standards are included in our Governance Principles, which are available at governanceprinciples.simon.com. In March 2014, the Board amended and restated the Governance Principles to strengthen the role of the Lead Independent Director. The Board has affirmatively determined that each person nominated by the Board for election as a director by the holders of voting shares of common stock and listed in this Proxy Statement meets these standards and is independent.

Mr. David Simon, Mr. Richard S. Sokolov and Mr. Herbert Simon are our employees and are not independent directors.

POLICIES ON CORPORATE GOVERNANCE

Good corporate governance is important to ensure that the Company is managed for the long-term benefit of its shareholders and to enhance the creation of long-term shareholder value. Each year, the Governance and Nominating Committee reviews our Governance Principles and recommends to the Board any suggested modifications. Also, the Audit Committee obtains reports from management and the Company's senior internal auditing executive that the Company and its subsidiaries are operating in conformity with the Company's Code of Business Conduct and Ethics, which can be found at codeofconduct.simon.com, and advises the Board with respect to the Company's policies and procedures regarding compliance with the Company's Code of Business Conduct and Ethics. In addition, each of the Board's standing committees reviews its written charter on an annual basis to consider whether any changes are required. These charters are located on our website at committeecomposition.simon.com. In addition to clicking on the preceding links, the current version of each of these documents is available by visiting www.simon.com and navigating to "Governance" by clicking on "Investors", or by requesting a printed copy without charge upon written request to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204.

 8     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

CORPORATE GOVERNANCE OF THE COMPANY

We will also either disclose on Form 8-K and/or post on our Internet website any substantive amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to any of our directors or executive officers.

PROXY ACCESS

Our Amended and Restated By-Laws (the "By-Laws") provide for the ability of a shareholder, or a group of up to 20 shareholders, owning at least three percent of the Company's outstanding Class A common stock continuously for at least three years, to nominate and include in the Company's proxy materials director nominees constituting up to the greater of two nominees or 20% of the number of directors on the Board that the Class A common shareholders are entitled to elect, provided that the shareholders and the nominees satisfy the requirements in our By-Laws.

MAJORITY VOTE STANDARD FOR ELECTION OF DIRECTORS

Our By-Laws provide for a majority of votes cast standard for the election of directors in an uncontested election. The majority of votes cast standard for purposes of the election of director nominees means that in order for a director to be elected, the number of votes cast FOR a director's election must exceed the number of votes cast AGAINST that director's election. Any director who, in an uncontested election, receives a greater number of AGAINST votes than FOR votes must promptly tender his or her resignation to the Board, subject to its acceptance. The Governance and Nominating Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it. Both the Governance and Nominating Committee and the Board may consider any factors they deem appropriate and relevant to their actions. The Board will act on the tendered resignation, taking into account the Governance and Nominating Committee's recommendation. The affected director cannot participate in any part of the process. We will publicly disclose the Board's decision by a press release, a filing with the SEC or other broadly disseminated means of communication within 90 days after the shareholders' vote has been certified.

In a contested election (in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the votes cast by the holders of shares entitled to vote on the election of directors, provided a quorum is present.

NOMINATIONS FOR DIRECTORS

The Governance and Nominating Committee will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a director candidate in this manner should send such recommendation to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204, who will forward it to the Governance and Nominating

Committee. Any such recommendation shall include a description of the candidate's qualifications for Board service, the candidate's written consent to be considered for nomination and to serve if nominated and elected, as well as the addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder who wishes to nominate an individual as a director candidate at an annual meeting of shareholders, rather than either recommend the individual to the Governance and Nominating Committee as a nominee or utilize the proxy access process described above and set forth in Section 1.11 of our By-Laws, shall comply with the advance notice requirements for shareholder nominations set forth in Section 1.10 of our By-Laws.

Our Governance Principles provide that all candidates for election as members of the Board should possess high personal and professional ethics, integrity and values and be committed to representing the long-term interests of our shareholders and otherwise fulfilling the responsibilities of directors as described in our Governance Principles. In 2016, we amended our Governance Principles to clearly reflect and communicate the Board's long-standing diversity goals including, without limitation, the pursuit of racial and gender diversity taking into account the skills and other attributes the Board believes are required for any new director. Our Governance Principles further provide that if our directors simultaneously serve on more than four boards of public companies, including our Board, then the Board or Governance and Nominating Committee must determine that serving on more than four public company boards does not impair the ability of the director to serve as an effective member of our Board. In recommending candidates to the Board for election as directors, the Governance and Nominating Committee will consider the foregoing minimum qualifications as well as each candidate's credentials, keeping in mind our desire, as stated in our Governance Principles, to have a Board representing diverse experiences and backgrounds, as well as expertise in or knowledge of specific areas that are relevant to our business activities. Although we do not have term limits or a mandatory retirement age for our directors, we do believe that periodic board refreshment is beneficial. Consistent with this belief, in the last five years we have appointed four new directors, including two new directors in the last two years.

COMMUNICATIONS WITH THE BOARD

The Board has implemented a process by which our shareholders and other interested parties may communicate with one or more members of our Board, its committees, the Lead Independent Director, or the independent directors as a group in a writing addressed to Simon Property Group, Inc., Board of Directors, c/o Secretary, 225 West Washington Street, Indianapolis, Indiana 46204. The Board has instructed our Secretary to promptly forward all such communications to the specified addressees thereof.

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    9

CORPORATE GOVERNANCE OF THE COMPANY

SHAREHOLDER ENGAGEMENT AND OUTREACH

The Company has continued to reach out to and engage with shareholders, over the course of the past year, representing well over 50% of the shares outstanding and entitled to vote at the 2019 Annual Meeting, concerning, among other things, executive compensation and sustainability. In addition, since our 2018 annual meeting and before mailing this Proxy Statement, our executive officers have considered the input received from shareholders (in face-to-face discussions, conference calls, and/or written communication).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our directors, executive officers and beneficial owners of more than 10% of our capital stock to file reports of ownership and changes of ownership with the SEC and the NYSE. Based on our records and other information, we believe that during the year ended December 31, 2018, all applicable Section 16(a) filing requirements were met.

TRANSACTIONS WITH RELATED PERSONS

On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire, which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, has or will have an interest. Pursuant to our Code of Business Conduct and Ethics at codeofconduct.simon.com, which is also available in the Governance section of our website at investors.simon.com, the Audit Committee must review and approve all related person transactions in which any executive officer, director, director nominee or more than 5% shareholder of the Company, or any of their immediate family members, had, has or will have a direct or indirect material interest. Pursuant to the charter of the Audit Committee, which is available in the Governance section of our website at investors.simon.com, the Audit Committee may not approve a related person transaction unless (1) it is in, or not inconsistent with, our best interests and (2) where applicable, the terms of such transaction are at least as favorable to us as could be obtained from an unrelated third party. Our Restated Certificate of Incorporation requires that at least a majority of our directors be neither our employees nor members or affiliates of members of the Simon family. Our

Restated Certificate of Incorporation further requires that transactions involving the Company, individually or in our capacity as general partner of our subsidiary, Simon Property Group, L.P. (the "Operating Partnership"), and any entity in which any of the Simons has an interest must, in addition to any other vote that may be required, be approved in advance by a majority of such independent directors. We currently have ten independent directors serving on the Board.

Our General Counsel is charged with reviewing any conflict of interest involving any other employee.

TRANSACTIONS WITH THE SIMONS

Pursuant to management agreements that provide for our receipt of a management fee and reimbursement of our direct and indirect costs, we have managed since 1993 two shopping centers owned by entities in which Mr. David Simon and Mr. Herbert Simon have ownership interests that were not contributed to the Operating Partnership. In addition, in 2018 we assisted Melvin Simon & Associates, Inc. ("MSA") and certain of its affiliates with placement of the property and casualty insurance programs required for certain retail and other commercial buildings and improvements owned by MSA or its affiliates. MSA is owned 30.94% by trusts for the benefit of Mr. Herbert Simon, 3.04% by a trust for the benefit of Mr. David Simon, and by certain other shareholders. In 2018, we received $3,960,053 in fees and reimbursements from MSA and its affiliates for rendering management and insurance-related services to MSA and its affiliates. These agreements have been reviewed and approved by the Audit Committee. In 2018, we reimbursed Mr. David Simon $2,644,038 for the Company-related business use of his personal aircraft. Our reimbursement for use of Mr. David Simon's personal aircraft is based upon a below-market hourly cost of operating the aircraft and the verified number of hours used for Company business, plus reimbursement for certain out-of-pocket expenses. These reimbursements were reviewed and approved by the Audit Committee.

We provide MSA with office space and legal, human resource administration, property specific financing and other support services, and MSA paid us $600,000 for these services in 2018, which is net of our reimbursement of Mr. Herbert Simon for costs incurred to operate his personal aircraft when used for Company related business purposes. These payments and reimbursements were reviewed and approved by the Audit Committee.

 10     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

The Board currently consists of thirteen members. Based on the recommendation of the Governance and Nominating Committee, the Board has nominated the following ten persons listed as "Nominees for Director to be Elected by Holders of Voting Shares." All of the nominees are current directors.

We expect each nominee for election as a director named in this Proxy Statement will be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees.

The names, principal occupations and certain other information about the nominees for director, as well as key experiences, qualifications, attributes and skills that led the Governance and Nominating Committee to conclude that such person is currently qualified to serve as a director, are set forth on the following pages.

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE FOLLOWING INDEPENDENT DIRECTOR NOMINEES:

Glyn F. Aeppel Age: 60 Director since: 2016 Committees Served: Governance and Nominating Other Public Directorships: AvalonBay Communities, Inc.	Larry C. Glasscock
Age: 70
Director since: 2010
Committees Served: Lead Independent Director, Audit, Governance and Nominating
Other Public Directorships: Zimmer Biomet Holdings, Inc. and Sysco Corporation

President and Chief Executive Officer of Glencove Capital, a lifestyle hospitality investment and advisory company that she founded in 2010. From October 2008 to May 2010, Ms. Aeppel served as Chief Investment Officer of Andre Balazs Properties, an owner, developer and operator of lifestyle luxury hotels. From April 2006 to October 2008, she served as Executive Vice President of Acquisitions and Development for Loews Hotels and was a member of its executive committee. From April 2004 to April 2006, she was a principal of Aeppel and Associates, a hospitality advisory development company, during which time she assisted Fairmont Hotels and Resorts in expanding in the United States and Europe. Prior to April 2004, Ms. Aeppel held executive positions with Le Meridien Hotels, Interstate Hotels & Resorts, Inc., FFC Hospitality, LLC, Holiday Inn Worldwide and Marriott Corporation. Ms. Aeppel currently serves on the board of directors of AvalonBay Communities, Inc., where she is a member of the nominating and governance committee and chair of the investment and finance committee. She also serves on the board of Exclusive Resorts, LLC, Gilbane Inc., and Concord Hospitality Enterprises, all privately held companies. Ms. Aeppel previously served on the boards of Key Hospitality Acquisition Corporation, Loews Hotels Corporation and Sunrise Senior Living, Inc.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Ms. Aeppel has more than 30 years of experience in property acquisitions, development and financing. Ms. Aeppel has experience in both public and private companies focusing on the acquisition, operation and branding of hotel properties, including serving as Chief Investment Officer at Andre Balazs Properties and Executive Vice President, Acquisitions and Development, of Loews Hotel Corporation. She is a member of our Governance and Nominating Committee.

Former Chairman and CEO of Anthem, Inc., a healthcare insurance company, from November 2005 to March 2010. Mr. Glasscock also served as President and Chief Executive Officer of WellPoint, Inc. from 2004 to 2007. Mr. Glasscock previously served as Chairman, President and Chief Executive Officer of Anthem, Inc. from 2003 to 2004 and served as President and Chief Executive Officer of Anthem, Inc. from 2001 to 2003. Mr. Glasscock also previously served as a director of Anthem, Inc., and as a director for Sprint Nextel Corporation until 2013. Mr. Glasscock is currently the non-executive Chairman of the Board for Zimmer Biomet Holdings, Inc. where he is a member of the audit committee and the corporate governance committee. He is also a director of Sysco Corporation where he is the chairman of the corporate governance and nominating committee, a member of the executive committee and a member of the compensation committee.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Glasscock served as the Chief Executive Officer of the nation's leading health benefits company for many years. He has experience in leading a large public company, setting and implementing strategic plans, developing and implementing turnaround and growth strategies, and developing talent and participating in successful leadership transitions. Mr. Glasscock also has experience leading acquisitions of companies. In addition, he worked in financial services for 20 years and can identify meaningful metrics to assess a company's performance. He also serves, and has served for over 15 years, as a director of other public companies. Mr. Glasscock serves as our Lead Independent Director and serves on our Governance and Nominating Committee and Audit Committee. The Board has determined that he is an "audit committee financial expert".

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    11

PROPOSAL 1:      Election of Directors

Karen N. Horn, Ph.D. Age: 75 Director since: 2004 Committees Served: Governance and Nominating (Chair) Other Public Directorships: None	Allan Hubbard Age: 71 Director since: 2009 Committees Served: Compensation, Governance and Nominating Other Public Directorships: None

Dr. Horn has served as Senior Managing Director of Brock Capital Group, a corporate advisory and investment banking firm, since 2003. Retired President, Global Private Client Services and Managing Director of Marsh, Inc., a subsidiary of Marsh & McLennan Companies, having served in these positions from 1999 to 2003. Prior to joining Marsh, she was Senior Managing Director and Head of International Private Banking at Bankers Trust Company; Chairman and Chief Executive Officer, Bank One, Cleveland, N.A.; President of the Federal Reserve Bank of Cleveland; Treasurer of Bell of Pennsylvania; and Vice President of First National Bank of Boston. She is also Chairman of the National Association of Corporate Directors, Vice Chairman of the U.S. Russia Foundation, and the Chairman and a member of the board of the National Bureau of Economic Research. She previously served as a director of Georgia-Pacific Corporation, Fannie Mae and Eli Lilly and Company, and in the past five years she served as a director of Norfolk Southern Corporation and T. Rowe Price Mutual Funds.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Dr. Horn has more than 30 years of experience in international finance and management, including her service as President of the Federal Reserve Bank of Cleveland and as a senior executive of a number of financial institutions. These experiences provide her with expertise in financial management and economic policy and an in-depth knowledge of the capital markets in which we actively participate. Dr. Horn has previously served as a director of several other publicly-held companies. She is a member of our Governance and Nominating Committee, which she chairs.

Co-Founder and Chairman and Partner of E&A Companies, a privately-held holding company that acquires and operates established companies, since 1977. Mr. Hubbard served as Assistant to the President for Economic Policy and director of the National Economic Council for the George W. Bush administration. He also served as Executive Director of the President's Council on Competitiveness for the George H.W. Bush administration. Mr. Hubbard previously served as a director of Acadia Healthcare, Anthem, Inc., PIMCO Equity Series, and PIMCO Equity Series VIT.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Hubbard has more than 30 years experience as an entrepreneur having founded and led a company that acquires and grows companies in North America and Europe. He served on the board of directors of a major, publicly-held healthcare company for a number of years during which time he served on that board's audit, compensation and governance committees. Mr. Hubbard also has extensive government and economic policy experience, having held key economic positions in the administrations of two U.S. Presidents. He is an honors graduate of Harvard Business School with an emphasis in finance and an honors graduate of Harvard Law School. Mr. Hubbard serves on our Compensation Committee and Governance and Nominating Committee.

Reuben S. Leibowitz Age: 71 Director since: 2005 Committees Served: Compensation (Chair), Audit Other Public Directorships: None	Gary M. Rodkin Age: 66 Director since: 2015 Committees Served: Governance and Nominating Other Public Directorships: McCormick & Company, Incorporated

Managing Member of JEN Partners, a private equity firm, since 2005. Mr. Leibowitz was a Managing Director of Warburg Pincus from 1984 to 2005. He was a director of Chelsea Property Group, Inc. from 1993 until it was acquired by the Company in 2004 and previously served as a director of AV Homes, Inc.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Leibowitz led a major private equity firm's real estate activities for many years and in that role was also responsible for implementing long-term corporate strategies. Mr. Leibowitz practiced 15 years as a CPA, including a number of years specializing in tax issues, and is an attorney. He has an in-depth understanding of our Premium Outlets® platform, having served as a director of Chelsea Property Group, the publicly-held company we acquired in 2004. He serves on our Audit Committee and Compensation Committee, which he chairs. The Board has determined that he is an "audit committee financial expert".

Chief Executive Officer and member of the board of ConAgra Foods, Inc. from 2005 until his retirement in May 2015. Mr. Rodkin was Chairman and Chief Executive Officer of PepsiCo Beverages and Foods North America from February 2003 to June 2005. Mr. Rodkin joined PepsiCo in 1998, after it acquired Tropicana, where Mr. Rodkin had served as President since 1995. From 1979 to 1995, Mr. Rodkin held marketing and general management positions of increasing responsibility at General Mills, with his last three years at the company as President, Yoplait-Colombo. Mr. Rodkin currently serves on the board of directors of McCormick & Company, Incorporated, where he is a member of their Nominating/Corporate Governance committee. In the past five years, he has served as a director of ConAgra Foods, Inc. and Avon Products, Inc.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Rodkin has extensive experience in the leadership and management of a large packaged food company and expertise in branding and marketing of food and food service operations globally as the former Chief Executive Officer of ConAgra Foods,  Inc. Mr. Rodkin serves on our Governance and Nominating Committee.

 12     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

Stefan M. Selig Age: 56 Director since: 2017 Committees Served: Audit, Compensation Other Public Directorships: Entercom Communications Corp., Safehold Inc. and Tuscan Holdings Corp.	Daniel C. Smith, Ph.D. Age: 61 Director since: 2009 Committees Served: Compensation Other Public Directorships: None

Founder of BridgePark Advisors LLC, a strategic advisory firm. Prior to that Mr. Selig served as the Undersecretary of the Commerce for International Trade for the U.S. Department of Commerce from 2014 - 2016. Mr. Selig previously was with Bank of America Merrill Lynch from 1999 - 2014, ultimately serving as Executive Vice Chairman of Global Corporate and Investment Banking. Mr. Selig currently serves on the board of directors of Entercom Communications Corp., Tuscan Holdings Corp., and Safehold Inc. where he is the lead independent director and serves on each of the audit, compensation and nominating and governance committees.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Selig is a highly accomplished banker and senior executive who has served in prominent leadership roles in both the private and public sectors. Mr. Selig also has extensive government and economic policy experience, having served as Undersecretary of the Commerce for International Trade for the U.S. Department of Commerce. Mr. Selig serves on our Audit Committee and our Compensation Committee. The Board has determined that he is an "audit committee financial expert".

President and Chief Executive Officer of the Indiana University Foundation and Clare W. Barker Professor of Marketing at Indiana University, Kelley School of Business (the "Kelley School"). Served as Dean of the Kelley School from 2005 - 2012 and as Chief Executive Officer of the Indiana University Foundation since 2012. Dr. Smith joined the faculty of the Kelley School in 1996 and has served as Chair of the Marketing Department, Chair of the MBA Program, and Associate Dean of Academic Affairs.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Dr. Smith has spent over 30 years teaching, conducting research, and consulting in the areas of marketing strategy, brand management, financial management, compensation, human resource development and corporate governance. He served as Dean of one of the country's top-rated and largest business schools and now is the Chief Executive Officer of one of the nation's largest university foundations with $2.0 billion of assets. Both as Dean and Foundation Chief Executive Officer, he was/is responsible for financial oversight and long-term financial planning, hiring and retention policies, compensation policies, public relations and overall long-term strategy. He serves on our Compensation Committee.

J. Albert Smith, Jr. Age: 78 Director since: 1993 Committees Served: Audit (Chair), Compensation Other Public Directorships: None	Marta R. Stewart Age: 61 Director since: 2018 Committees Served: Audit Other Public Directorships: The Raytheon Company

Chairman, Chase Bank, a national financial institution, in Central Indiana since 2014 and Managing Director of J.P. Morgan Private Bank since 2005. Mr. Smith was President of Bank One Central Indiana from 2001 to 2005; Managing Director of Banc One Corporation from 1998 to 2001; President of Bank One, Indiana, NA from 1994 to 1998; and President of Banc One Mortgage Corporation from 1974 to 1994.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Smith has served as Chairman, President and Managing Director of the Midwest operations of a major financial institution for a number of years during which time he has been involved in real estate lending activities. Through these experiences he has developed expertise in financial management and credit markets. He served as our Lead Independent Director until March 2014 and currently serves on our Compensation Committee and our Audit Committee, which he chairs. The Board has determined that he is an "audit committee financial expert".

Executive Vice President and Chief Financial Officer of Norfolk Southern Corporation, one of the nation's premier transportation companies, from 2013 until her retirement in August 2017. Mrs. Stewart joined Norfolk Southern Corporation in 1983 and served in several finance positions before being named Vice President and Controller in 2003 and then Vice President and Treasurer in 2009. Mrs. Stewart currently serves on the board of directors of The Raytheon Company where she is a member of the audit committee and of the public policy and corporate responsibility committee.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mrs. Stewart has more than 30 years of experience in finance and served as Chief Financial Officer for one of the largest railway companies in the world. In that role, Mrs. Stewart gained extensive experience in the leadership and management as well as expertise in accounting systems and controls of a Fortune 500 company traded on the NYSE. Mrs. Stewart serves on our Audit Committee. The Board has determined that she is an "audit committee financial expert".

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    13

PROPOSAL 1:      Election of Directors

NOMINEES FOR DIRECTOR TO BE ELECTED BY THE VOTING TRUSTEES WHO VOTE THE CLASS B COMMON STOCK

The voting trustees who vote the Class B common stock, and who have the right to elect four directors, have nominated the three persons listed below as "Nominees for Director to be Elected by the Voting Trustees Who Vote the Class B Common Stock". All of the nominees are currently Class B directors.

The voting trustees who vote the Class B common stock have agreed to elect Richard S. Sokolov to the Board. The voting trustees have an agreement requiring that each of them vote for each other as Class B director nominees.

David Simon Class B Director Nominee Age: 57 Director since: 1993 Other Public Directorships: Klépierre, S.A	Richard S. Sokolov Class B Director Nominee Age: 69 Director since: 1996 Other Public Directorships: None

Chairman of the Company since 2007, CEO of the Company or its predecessor since 1995 and President of the Company since February 2019; a director of the Company or its predecessor since its incorporation in 1993; and President of the Company's predecessor from 1993 to 1996. From 1988 to 1990, Mr. Simon was Vice President of Wasserstein Perella & Company. From 1985 to 1988, he was an Associate at First Boston Corp. In the past five years, he previously served as a director of Washington Prime Group. He is the son of the late Mr. Melvin Simon and the nephew of Mr. Herbert Simon.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Simon has served as our CEO or the CEO of our predecessor for over 20 years. During that time he has provided leadership in the development and execution of our successful growth strategy, overseeing numerous strategic acquisitions that have been consolidated into what is recognized as the nation's leading retail real estate company. He gained experience in mergers and acquisitions while working at major Wall Street firms before joining his father and uncle.

Vice Chairman of the Company since February 2019 and a director of the Company or its predecessor since 1996. President and Chief Operating Officer of the Company or its predecessor from 1996 to February 2019. President and Chief Executive Officer of DeBartolo Realty Corporation from its incorporation in 1994 until it merged with our predecessors in 1996. Mr. Sokolov joined its predecessor, The Edward J. DeBartolo Corporation, in 1982 as Vice President and General Counsel and was named Senior Vice President, Development and General Counsel in 1986. In the past five years, he previously served as a director of Washington Prime Group.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Sokolov has served as our Vice Chairman since February 2019 and a director of the Company or its predecessor since 1996. He served as President and Chief Operating Officer of the Company or its predecessor from 1996, immediately following our acquisition of DeBartolo Realty Corporation, to February 2019. Mr. Sokolov had served as Chief Executive Officer and President of DeBartolo Realty Corporation and Senior Vice President Development and General Counsel of its predecessor operations for a number of years. Mr. Sokolov is a past Chairman of the International Council of Shopping Centers ("ICSC") and previously served as a trustee and a member of the ICSC Nominating Committee.

Herbert Simon Class B Director Nominee Age: 84 Director since: 1993 Other Public Directorships: The Cheesecake Factory Incorporated

Chairman Emeritus of the Board of the Company since 2007. Co-Chairman of the Board of the Company or its predecessor from 1995 to 2007. Mr. Herbert Simon was Chief Executive Officer and a director of the Company's predecessor from its incorporation in 1993 to 1995. He also serves on the Board of Governors for the National Basketball Association ("NBA") and as Chairman of the Board of MSA. He is the uncle of Mr. David Simon.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Herbert Simon is our co-founder and Chairman Emeritus. The retail real estate business that he and his brother, the late Mr. Melvin Simon, started decades ago established the foundation for all of our current operations and record of achievement. Mr. Herbert Simon's leadership of the Indiana Pacers NBA basketball franchise has led to his service on the Board of Governors of the NBA.

 14     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

MEETINGS AND COMMITTEES OF THE BOARD

MEETINGS AND ATTENDANCE

Our business, property and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our Chairman and CEO, other executive officers, and our Lead Independent Director, by reviewing materials provided to them concerning the business, by visiting our offices and properties, and by participating in meetings of the Board and its committees. Directors are also expected to use reasonable efforts to attend the annual meeting of shareholders.

•
All of our directors attended the 2018 annual meeting. During 2018, the Board met five times, including one telephonic meeting.

•
All of our directors participated in more than 75% of the aggregate number of meetings of the Board and the committees on which they served in 2018.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

The independent directors meet in executive session without management present in connection with each regularly scheduled non-telephonic Board meeting as well as when the need arises. During 2018, the independent directors had meetings after four Board meetings. The Lead Independent Director presided over three of these meetings. The Chairman of the Audit Committee presided over one of these meetings.

The Board's Lead Independent Director is appointed by the independent members of the Board and the responsibilities of the Lead Independent Director are discussed in the section of this Proxy Statement titled "Corporate Governance of the Company—Board Leadership Structure."

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    15

PROPOSAL 1:      Election of Directors

COMMITTEE FUNCTION AND MEMBERSHIP

THE AUDIT COMMITTEE

Members: J. Albert Smith, Jr. (Chair) Larry C. Glasscock Reuben S. Leibowitz Stefan M. Selig Marta R. Stewart Nine meetings during 2018	The Audit Committee assists the Board in monitoring the integrity of our financial statements, the qualifications, independence and performance of our independent registered public accounting firm, the performance of our internal audit function and our compliance with legal and regulatory requirements. The Audit Committee has sole authority to appoint, or replace our independent registered public accounting firm and pre-approves the auditing services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms thereof. The Audit Committee has authority to retain legal, accounting or other advisors. The Audit Committee reviews and discusses with management and our independent registered public accounting firm our annual audited financial statements, our quarterly earnings releases and financial statements, significant financial reporting issues and judgments made in connection with the preparation of our financial statements and any major issues regarding the adequacy of our internal controls. It also issues the report on its activities which appears in this Proxy Statement. The charter of the Audit Committee requires that each member meet the independence and experience requirements of the NYSE, the Exchange Act and the rules and regulations of the SEC.

The Board has determined that each of the current members of the Audit Committee qualifies as an "audit committee financial expert" as defined by rules of the SEC.

THE COMPENSATION COMMITTEE

Members: Reuben S. Leibowitz (Chair) Allan Hubbard Stefan M. Selig Daniel C. Smith, Ph.D. J. Albert Smith, Jr. Five meetings during 2018	The Compensation Committee (1) sets remuneration levels for our executive officers, (2) reviews significant employee benefit programs, (3) establishes and administers our executive compensation program and our stock incentive plan, (4) reviews and discusses with management the Compensation Discussion and Analysis, and, if appropriate, recommends its inclusion in our Annual Report and Proxy Statement, and (5) issues the report on its activities which appears in this Proxy Statement. The charter of the Compensation Committee requires that each member meet the independence requirements of the NYSE and the rules and regulations of the SEC.

The Compensation Committee has authority to retain the advice and assistance of compensation consultants and legal, accounting or other advisors. The Compensation Committee retained its current consultant, Semler Brossy Consulting Group, LLC ("Semler Brossy"), in December 2011. Semler Brossy does not provide any other services to management of the Company. The consultant assists the Compensation Committee in the review and design of our executive compensation program. No member of the Compensation Committee during 2018 was an officer, employee or former officer of us or any of our subsidiaries or had any relationship requiring disclosure in this Proxy Statement pursuant to SEC regulations. None of our executive officers served as a member of a compensation committee or a director of another entity under the circumstances requiring disclosure in this Proxy Statement pursuant to SEC regulations.

THE GOVERNANCE AND NOMINATING COMMITTEE

Members: Karen N. Horn, Ph.D. (Chair) Glyn F. Aeppel Larry C. Glasscock Allan Hubbard Gary M. Rodkin Three meetings during 2018	The Governance and Nominating Committee nominates persons to serve as directors in accordance with our Governance Principles, and proscribes appropriate qualifications for Board members. The Committee develops and recommends to the Board the Governance Principles applicable to the Company and the Board, leads the Board in its annual evaluation of the Board's performance, oversees the assessment of the independence of each director, reviews compliance with stock ownership guidelines and makes recommendations regarding compensation for non-employee directors. Members of the Governance and Nominating Committee are responsible for screening director candidates, but may solicit advice from our CEO and other members of the Board. The Governance and Nominating Committee has the authority to retain legal, accounting or other advisors, and has sole authority to approve the fees and other terms and conditions associated with retaining any such external advisors. The charter of the Governance and Nominating Committee requires that each member meet the independence requirements of the NYSE, and any other legal and regulatory requirements.

 16     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

DIRECTOR COMPENSATION

COMPENSATION OF INDEPENDENT DIRECTORS

The Board believes that competitive compensation arrangements are necessary to attract and retain qualified independent directors. On February 12, 2018, after conducting an extensive review, including analyzing the compensation practices of leading companies of similar size to the Company, under supervision of the Governance and Nominating Committee, and upon recommendation of the Compensation Committee's independent compensation consultant, Semler Brossy, the Board approved changes to the compensation arrangements for independent directors of the Company. These were the first changes made to the overall compensation program for the Board's independent directors since 2015.

The Company continues to compensate its independent directors through the use of annual retainers. After the independent directors are elected, the Company awards each independent director an annual cash retainer of $110,000, paid quarterly, and makes a restricted stock award with a grant date value of $175,000 that vests on the first anniversary of the grant date. The restricted stock grants for 2019 will only be made if the Simon Property Group, L.P. 2019 Stock Incentive Plan (the "2019 Plan") is approved by the Company's shareholders at the 2019 Annual Meeting. In addition to the annual cash and restricted stock retainers for service as a director described above, each independent director receives additional annual retainers based on his or her role(s) as a committee chairperson, a committee member or Lead Independent Director. The chairperson of the Audit Committee and the chairperson of the Compensation Committee each are paid an annual retainer of $35,000. The chairperson of the Governance and Nominating Committee is paid an annual retainer of $25,000. Each member of the Audit Committee and Compensation Committee is paid a $15,000 annual retainer. Each member of the Governance and Nominating Committee is paid a $10,000 annual retainer. The annual retainer for the Lead Independent Director is $50,000. These committee chairperson, committee member and Lead Independent Director retainers are paid 50% in cash and 50% in restricted stock.

DIRECTOR STOCK OWNERSHIP GUIDELINES

We have a stringent stock retention policy that further aligns our directors' financial interests with those of our shareholders. The Company believes that it is advisable for its independent directors to retain a fixed dollar amount of Company common stock as opposed to a fixed number of common shares. The stock ownership guidelines for each of the Company's independent directors require that each independent director own $850,000 worth of common stock of the Company (or the equivalent amount of limited partnership units of the Operating Partnership) by no later than six years after the date he or she is elected to the Board. Stock options and unvested shares of restricted stock do not count toward this requirement. The ownership guidelines also require independent directors to hold shares acquired upon the vesting of restricted stock awards received as compensation for their service on the Board and its Committees, together with all dividends paid on such awards utilized to purchase additional shares of the Company's common stock, in the director account of the Company's deferred compensation plan until the director retires, dies or becomes disabled, or otherwise no longer serves as a director.

Any director who is prohibited by law or by applicable regulation of his or her employer from having an ownership interest in our securities will be exempt from this requirement until the restriction is lifted, at which time he or she will have the following six-year period to comply with the ownership guidelines. The Board may grant exceptions on a case by case basis.

As of March 15, 2019, all independent directors of the Board have met or, within the applicable period, are expected to meet, these stock ownership guidelines.

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    17

PROPOSAL 1:      Election of Directors

2018 INDEPENDENT DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation we paid to our independent directors for 2018:

NAME(1)	FEES EARNED OR PAID IN CASH	STOCK AWARDS(2)	TOTAL

Glyn F. Aeppel	$111,411	$180,033	$291,444
Larry C. Glasscock	$143,911	$212,543	$356,454
Karen N. Horn, Ph.D.	$118,911	$187,547	$306,458
Allan Hubbard	$118,911	$187,547	$306,458
Reuben S. Leibowitz	$131,411	$200,122	$331,533
Gary M. Rodkin	$111,411	$180,033	$291,444
Stefan M. Selig	$118,774	$190,154	$308,928
Daniel C. Smith, Ph.D.	$113,911	$182,640	$296,551
J. Albert Smith, Jr.	$131,411	$200,122	$331,533
Marta R. Stewart	$101,369	$220,792	$322,161

(1)
As of December 31, 2018, the independent directors owned shares of restricted stock subject to vesting requirements in the following amounts: Glyn F. Aeppel—1,174; Larry C. Glasscock—1,386; Karen N. Horn, Ph.D.—1,223; Allan Hubbard—1,223; Reuben S. Leibowitz—1,305; Gary M. Rodkin—1,174; Stefan M. Selig—1,240; Daniel C. Smith, Ph.D.—1,191; J. Albert Smith, Jr.—1,305; and Marta R. Stewart—1,427.

Mr. David Simon, Mr. Richard S. Sokolov and Mr. Herbert Simon, who were also directors during 2018, are not included in this table because they are not independent directors and did not receive any compensation for their service as directors. In 2018, Mr. Herbert Simon received $100,000 in employment compensation for his service as our Chairman Emeritus. The compensation paid to Mr. David Simon and Mr. Sokolov as executive officers of the Company is shown in the 2018 Summary Compensation Table in this Proxy Statement.

(2)
Represents the ASC 718 grant date fair value of the restricted stock awarded to the directors, determined based on the closing price of our common stock as reported by the NYSE on the date of grant. Restricted stock granted to directors must be held in the director deferred compensation account and dividends on the restricted shares must be reinvested in additional shares of common stock which also must be held in the director deferred compensation account. One of our directors elected to defer his cash compensation in 2018.

 18     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

DIRECTORS AND EXECUTIVE OFFICERS

As of March 15, 2019, the existing directors, director nominees and executive officers identified below:

•
Owned beneficially the indicated number and percentage of common shares and Class B common stock treated as a single class; and

•
Owned beneficially the indicated number and percentage of units which are exchangeable for common shares on a one-for-one basis or cash, as determined by the Company. The number of units includes earned and fully vested performance-based Long Term Incentive Plan ("LTIP") units which are convertible at the option of the holder into units on a one-for-one basis.

Unless otherwise indicated in the footnotes to the table, shares or units are owned directly and the indicated person has sole voting and investment power.

	SHARES AND UNITS BENEFICIALLY OWNED		UNITS BENEFICIALLY OWNED
NAME	NUMBER(1)(2)(3)	PERCENT(4)	NUMBER	PERCENT(5)

David Simon(6)	28,110,424	8.38%	26,461,548	7.44%
Glyn F. Aeppel	3,012	*	—	—
Larry C. Glasscock	12,823	*	—	—
Karen N. Horn, Ph.D.	20,198	*	—	—
Allan Hubbard	13,254	*	—	—
Reuben S. Leibowitz(7)	35,561	*	—	—
Gary M. Rodkin	3,811	*	—	—
Stefan M. Selig	1,794	*	—	—
Herbert Simon(8)	28,110,424	8.38%	26,461,548	7.44%
Daniel C. Smith, Ph.D.	12,386	*	—	—
J. Albert Smith, Jr.	42,271	*	—	—
Richard S. Sokolov	818,262	*	489,561	*
Marta R. Stewart	1,473	*	—	—
Steven E. Fivel(9)	92,474	*	75,472	*
Brian J. McDade	4,793	*	—	—
John Rulli(10)	243,449	*	200,374	*
All Directors and executive officers as a group (18 people)(11)	29,421,384	8.75%	27,226,955	7.65%

*
Less than one percent

(1)
Includes the following common shares that may be issued upon exchange of units (including vested LTIP units) held by the following persons on March 15, 2019: David Simon, Herbert Simon and other members of the MSA group (as defined in the Principal Shareholders table on page 20—26,461,548; Richard S. Sokolov—489,561; John Rulli—200,374; Steven E. Fivel—75,472; and all directors and executive officers as a group—27,226,955. Units are exchangeable either for common shares on a one-for-one basis or for cash as determined by the Company.

(2)
Includes the following restricted shares which are subject to vesting requirements: Glyn F. Aeppel—1,174; Larry C. Glasscock—1,386; Karen N. Horn, Ph.D.—1,223; Allan Hubbard—1,223; Reuben S. Leibowitz—1,305; Gary M. Rodkin—1,174; Stefan M. Selig—1,240; Daniel C. Smith, Ph.D.—1,191; J. Albert Smith, Jr.—1,305; Marta R. Stewart—1,191, and Brian J. McDade—1,553; and all directors and executive officers as a group—17,231. Includes shares acquired through the reinvestment of dividends on common shares held in the Director Deferred Compensation Plan.

(3)
As of December 31, 2018, the following restricted shares were held by the independent directors: Glyn F. Aeppel—2,818; Larry C. Glasscock—7,701; Karen N. Horn, Ph.D.—14,218; Allan Hubbard—8,561; Reuben S. Leibowitz—12,800; Gary M. Rodkin—3,501; Stefan M. Selig—1,726; Daniel C. Smith, Ph.D.—8,499; J. Albert Smith, Jr.—17,986; and Marta R. Stewart—1,427. These amounts do not include shares acquired from the reinvestment of dividends which are required to be reinvested in additional shares of common stock which also must be held in the Director Deferred Compensation Plan and do not include any other shares owned by the independent directors.

(4)
At March 15, 2019, there were 308,985,608 shares of common stock and 8,000 shares of Class B common stock outstanding. Upon the occurrence of certain events, shares of Class B common stock convert automatically into common shares (on a one-for-one basis). These percentages assume the exchange of units for common shares only by the applicable beneficial owner.

(5)
At March 15, 2019, the Operating Partnership had 355,776,206 units outstanding, of which we owned, directly or indirectly, 308,993,608 or 86.9%. These percentages assume that no units held by limited partners are exchanged for common shares. The number of units shown does not include any unvested LTIP units awarded under a long-term incentive performance program as described in the Compensation Discussion and Analysis section included in this Proxy Statement because the unvested LTIP units are subject to performance and/or time-based vesting requirements.

(6)
Includes common shares, shares of Class B common stock and units beneficially owned by the MSA group. See the Principal Shareholders Table on page 20.

(7)
Includes 2,500 shares of common stock held by Mr. Leibowitz's wife. Does not include 8,500 shares of common stock held by charitable foundations of which Mr. Leibowitz is an officer or trustee and 1,400 shares of common stock held by various trusts of which Mr. Leibowitz's wife is the trustee. Mr. Leibowitz disclaims beneficial ownership of these shares.

(8)
Includes common shares, shares of Class B common stock and units beneficially owned by the MSA group. See the Principal Shareholders Table on page 20.

(9)
Includes 383 shares of common stock held by Mr. Fivel's wife.

(10)
Includes 2,896 shares of common stock held in trusts for the benefit of Mr. Rulli's children.

(11)
Does not include 4,172,426 units beneficially owned by or for the benefit of Simon family members as to which members of the MSA group do not have voting or dispositive power.

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    19

PROPOSAL 1:      Election of Directors

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than five percent (5%) of any class of our voting securities as of March 15, 2019. Unless otherwise indicated in the footnotes, shares are owned directly and the indicated person has sole voting and investment power.

	SHARES(1)
NAME AND ADDRESS	NUMBER OF SHARES	%

The Vanguard Group(2) 100 Vanguard Boulevard Malvern, PA 19355	40,278,315	13.04%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	31,228,680	10.11%
Melvin Simon & Associates, Inc., et al.(4) 225 West Washington Street Indianapolis, IN 46204	28,110,424(5)	8.38%(6)
Capital World Investors(7) 333 South Hope Street Los Angeles, CA 90071	19,517,709	6.32%
State Street Corporation and Subsidiaries(8) State Street Financial Center One Lincoln Street Boston, MA 02111	18,148,090	5.87%

(1)
Voting shares include shares of common stock and Class B common stock. Upon the occurrence of certain events, Class B common stock converts automatically into shares of our common stock (on a one-for-one basis). The amounts in the table also include shares of common stock that may be issued upon the exchange of units of limited partnership interest, or units, of the Operating Partnership, that are exchangeable either for shares of common stock (on a one-for-one basis) or for cash, as determined by the Company.

(2)
Based solely on information provided by The Vanguard Group and Vanguard Specialized Funds—Vanguard Real Estate Index Fund (f/k/a Vanguard REIT Index Fund) in two Schedule 13G/As filed with the SEC on February 11, 2019 and January 31, 2019, respectively. The Vanguard Group has the sole power to vote 652,585 shares of common stock and dispose of 39,512,725 shares of common stock and shared power to vote 396,084 shares of common stock and dispose of 765,590 shares of common stock. The Vanguard Real Estate Index Fund (f/k/a Vanguard REIT Index Fund) has sole power to vote 14,728,297 shares of common stock of the 40,278,315 shares of common stock included in the amount reported for The Vanguard Group.

(3)
Based solely on information provided by BlackRock, Inc. in a Schedule 13G/A filed with the SEC on February 6, 2019. BlackRock, Inc. has the sole power to vote 28,361,382 shares of common stock, and the sole power to dispose of 31,228,680 shares of common stock.

(4)
Based on information provided by the MSA Group, consisting of MSA, Mr. David Simon, Mr. Herbert Simon, two voting trusts and other entities and trusts controlled by or for the benefit of MSA, Mr. David Simon or Mr. Herbert Simon, as the case may be, including in a Schedule 13G/A filed with the SEC on February 14, 2019: MSA has sole power to vote and dispose of 11,634,169 shares of common stock and shared power to vote and dispose of 889,747 shares of common stock; Mr. Herbert Simon, a director, has sole power to vote and dispose of 5,426,429 shares of common stock and shared power to vote and dispose of 898,120 shares of common stock; Mr. David Simon, an executive officer and director has sole power to vote 10,032,936 shares of common stock, the sole power to dispose of 3,114,669 shares of common stock, shared power to vote 1,016,890 shares of common stock and shared power to dispose of 7,935,157 shares of common stock. A total of 890,120 shares of common stock included in the amount reported for the MSA Group and 8,000 shares of Class B common stock are subject to the two voting trusts as to which Mr. David Simon and Mr. Herbert Simon are the voting trustees. MSA is owned 30.94% by trusts for the benefit of Mr. Herbert Simon, 3.04% by a trust for the benefit of Mr. David Simon, and by certain other shareholders.

(5)
Includes 1,640,876 shares of common stock currently outstanding; 26,461,548 shares of common stock issuable upon exchange of units; and 8,000 shares of Class B common stock. Does not include 4,172,426 units that are held by or for the benefit of Simon family members as to which MSA, Mr. David Simon or Mr. Herbert Simon do not have voting or dispositive power.

(6)
Assumes the exchange of units by the subject holder only.

(7)
Based solely on information provided by Capital World Investors in a Schedule 13G/A filed with the SEC on February 14, 2019. Capital World Investors has sole power to vote and sole power to dispose of all of the shares of common stock indicated in the table above.

(8)
Based solely on information provided by State Street Corporation in a Schedule 13G/A filed with the SEC on February 13, 2019. State Street Corporation has shared power to vote 16,246,999 shares of common stock and shared power to dispose of 18,134,482 shares of common stock.

 20     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

PROPOSAL 2:      Advisory Vote to Approve the Compensation of our Named Executive Officers

Our executive compensation program is designed to facilitate long-term shareholder value creation. We believe our focus on pay-for-performance and on corporate governance creates alignment between the interests of our named executive officers ("NEOs") and the interests of the Company's shareholders.

We are asking for shareholder approval, on an advisory or non-binding basis, of the compensation of our NEOs, as disclosed in this Proxy Statement pursuant to Section 14A of the Exchange Act, commonly known as a "Say-on-Pay" vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation policies and practices described in this Proxy Statement. For additional information on our NEOs, please refer to the Company's 2018 10-K, Part III, Item 10—Directors, Executive Officers and Corporate Governance.

We will evaluate whether any actions are necessary to address significant concerns as a result of this advisory vote. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at our 2020 annual meeting of shareholders.

For the reasons discussed above and in this Proxy Statement under the headings "Compensation Discussion and Analysis" and "Executive Compensation Tables," the Board intends to introduce the following resolution at the 2019 Annual Meeting:

  "RESOLVED, that the compensation of the Named Executive Officers of the Company, as disclosed in this Proxy Statement under the headings "Compensation Discussion and Analysis" and "Executive Compensation Tables," including the compensation tables and their accompanying narrative discussion, is approved."

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

COMPENSATION COMMITTEE REPORT

The Committee reviewed and discussed with management the Compensation Discussion and Analysis section included in this Proxy Statement. Based on its review and these discussions with management, the Committee recommended to the Board that it be incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and included in the Proxy Statement for the 2019 Annual Meeting of Shareholders.

All references to the "Committee" in this Report are to the Compensation Committee.

The Compensation Committee:
Reuben S. Leibowitz, Chairman
Allan Hubbard
Stefan M. Selig
Daniel C. Smith, Ph.D.
J. Albert Smith

March 27, 2019

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    21

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

The Committee believes that our overall executive compensation program continues to responsibly and effectively incentivize strong long-term performance from our NEOs and service our shareholders' interests. The Committee will continue to review the effectiveness of the Company's executive compensation program as well as continue to consider shareholder feedback in its ongoing review of our executive compensation program. The Simon Property Group, L.P. 1998 Stock Incentive Plan expired on December 31, 2018 (the "1998 Plan"). In March, 2019, upon the Committee's recommendation, the Board unanimously adopted the 2019 Plan, subject to the approval of our shareholders at our 2019 Annual Meeting (see Proposal 4 on page 44).

In 2018, we continued our track record of posting the strongest financial results in our industry. The following are some of the Company's achievements in 2018:

•
Reported funds from operations ("FFO") in 2018 was $12.13 per share. This was an 8.2% increase over the Company's reported FFO in 2017 which was $11.21 per share, and a 15.6% increase over the Company's FFO in 2016 which was $10.49 per share. See "Where do I find reconciliation of non-GAAP terms to GAAP terms?" in the section of this Proxy Statement titled "Frequently Asked Questions and Answers" on page 57.

•
As a result of the strong performance of our properties, comparable property net operating income ("NOI") grew 2.3% for our U.S. Malls, Premium Outlets and The Mills and total portfolio NOI increased 3.7%, or more than $230 million, in 2018. See "Where do I find reconciliation of non-GAAP terms to GAAP terms?" in the section of this Proxy Statement titled "Frequently Asked Questions and Answers" on page 57.
•
Our U.S. Malls and Premium Outlets once again delivered strong financial and operational results with year-end occupancy near historic highs at 95.9%.

•
We increased our dividend by 10% over 2017 to a total of $7.90 per common share.

The Company's strong operating performance in 2018, as described above, together with its performance in 2016 and 2017, led to the Company delivering a CAGR on FFO of 7.2% for the period from January 1, 2016 through December 31, 2018 as shown in the "Reported FFO per Share" graph below. In addition, the Company's 2018 FFO performance exceeded the level required to authorize Target funding of the Company's 2018 Annual Cash Incentive Compensation program. Notwithstanding the foregoing, the Committee, acting on the recommendation of the CEO, elected to fund a lower amount than the amount allocated for such a performance level under the 2018 Annual Cash Incentive program.

Notwithstanding the Company's strong performance in 2018, due to the rigorous performance requirements approved by the Committee at the time the 2016-2018 LTIP Program was established, no LTIP units were earned under our 2016-2018 LTIP Program, because the Company's absolute and relative total shareholder return ("TSR") against the MSCI REIT Index and S&P 500 Index did not reach the required threshold performance level.

 22     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

In February, 2018 the Committee established and granted awards under a redesigned LTIP Program (the "2018 LTIP Program"). The 2018 LTIP Program has two performance metrics; FFO and relative TSR. The new relative TSR metric uses the FTSE NAREIT Equity Retail Index as the comparator against which the Company's TSR is measured. The Committee currently believes it is the most appropriate index against which to measure the Company's performance, given the relevant business profiles of the FTSE NAREIT Equity Retail Index constituents.

The Company's 2018 FFO performance is set forth in the table above and the Company's TSR against the FTSE NAREIT Equity Retail Index in 2018 appears in the table below, along with a comparison of the Company's TSR against the S&P 500.

OBJECTIVES OF OUR EXECUTIVE
COMPENSATION PROGRAM

Our executive compensation program is designed to accomplish the following objectives:

•
Retain a group of highly-experienced executives who have worked together as a team for a long period of time and who make major contributions to our success.

•
Attract other highly qualified executives to strengthen that team and facilitate succession planning.
•
Motivate executives to contribute to the achievement of corporate and business unit goals as well as individual goals.

•
Emphasize equity-based incentives with long-term performance measurement periods and vesting conditions.

•
Align interests of executives with shareholders by linking payouts to performance measures that are designed to promote the creation of long-term shareholder value.

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    23

COMPENSATION DISCUSSION AND ANALYSIS

SHAREHOLDER/GOVERNANCE FRIENDLY ASPECTS OF OUR CURRENT EXECUTIVE COMPENSATION PROGRAM

WHAT WE DO

Pay for Performance—Annual Cash Incentive Program. Heavy emphasis on performance-based compensation. Annual Cash Incentive Compensation is paid only if certain FFO targets are achieved.

Pay for Performance—LTIP Program. Our LTIP Program is 100% performance-based and is tied to rigorous relative stock price performance goals and achievement of a pre-established growth rate on an objective financial metric.

Post-Performance Time-Based Vesting on Earned LTIP Units. LTIP units are earned based on specific performance criteria. Once any units are earned under these programs, executives must remain with the Company for at least an additional one-year period to vest in the LTIP units; however, for certain earned LTIP units there is a two-year vesting period.

Robust Stock Ownership Guidelines. Stock ownership guidelines for our CEO and other NEOs are 6x and 3x base salary, respectively. In addition, the CEO and other NEOs must retain shares until he or she retires, dies, becomes disabled or is no longer our employee. All non-employee directors must hold common stock while they serve as directors.

Double Trigger Equity Acceleration Upon a Change in Control. All equity grants include double trigger equity acceleration provisions.

Clawback Policy. Applies in the event of any material restatement of the Company's financials beginning in 2012, whether or not fraud/misconduct is involved.

Independent Compensation Consultant. The Committee has utilized an independent compensation consulting firm, Semler Brossy, since the end of 2011.

Compensation Risk Assessments. Conducted annually to evaluate whether the executive compensation program encourages excessively risky behaviors.

WHAT WE DON'T DO

No Annual Grants of Time-Vested Restricted Stock or Options to our NEOs. We do not grant awards that are earned solely based on time of service to our NEOs.

No Excessive Perquisites. No supplemental executive retirement plans, company cars, club memberships or other significant perquisites.

No Gross-Ups. We have never had any arrangements requiring us to gross-up compensation to cover taxes owed by the executives, including excise taxes payable by the executive in connection with a change in control.

No Excessive Retirement and Health Benefits. The Company has never had a traditional defined benefit plan.

No Hedging or Pledging of Company Stock. Our NEOs and directors are prohibited from engaging in any hedging or pledging of Company stock.

2018 SAY-ON-PAY VOTE

At our 2018 annual meeting of shareholders the percentage of shares voting that approved our advisory "Say-on-Pay" vote was approximately 96%. The Committee believes that this support level demonstrates a strong alignment among our shareholders, the Company's performance, and our executive compensation program. Accordingly, the Committee did not make any changes to the Company's executive compensation program in direct response to the 2018 "Say-on-Pay" vote.

 24     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION APPROACH AND PROCESS

ALIGNMENT OF PAY WITH PERFORMANCE

The Committee designs our executive compensation program to provide pay outcomes which are aligned with, and responsive to our operating, financial and market performance in both good and challenging times. Further, we generally believe that a significant majority of the compensation of our CEO and other NEOs should be performance-based in the form of variable pay (annual and long-term incentives) to emphasize our commitment to rewarding excellent performance and penalizing poor performance. We believe our compensation decisions in the past have been consistent with this belief. Looking back over the last five years, the average percentage of our CEO's compensation that was performance-based, was 89.3% and the average percentage of our other NEOs' compensation that was performance-based, in the form of variable pay, was 82.7%. Our compensation decisions in 2018 were consistent with this approach. The percentage of compensation that was performance-based in 2018 for our CEO and other NEOs, was 89.0% and 81.2%, respectively.

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    25

COMPENSATION DISCUSSION AND ANALYSIS

WHAT WE PAY AND WHY: PRINCIPAL ELEMENTS OF COMPENSATION

To accomplish our compensation objectives, we designed our executive compensation program with three major elements—Base Salary, Annual Cash Incentive Compensation, and Performance-Based Long-Term Incentives.

	OBJECTIVES	KEY FEATURES

Base Salary	• Provide an appropriate level of fixed compensation that will promote executive recruitment and retention.	• Fixed compensation.
Annual Cash Incentive Compensation	• Reward achievement of our annual financial and operating goals based on the Committee's quantitative and qualitative assessment of the executive's contributions to that performance.

•

Variable, short-term cash compensation.

•

Funded upon achievement of threshold FFO level.

•

Allocated based on objective and subjective evaluation of Company, business unit, and individual performance.

2018 Performance-Based Long-Term Incentives

•

Promote the creation of long-term shareholder value.

•

Align the interests of our executives with the interests of our shareholders.

•

Promote the retention of our executives through a vesting requirement after any are earned.

•

Variable, performance-based long-term equity compensation.

•

Performance Metrics:

o

Funds From Operations (FFO) (weighted 60%).

o

TSR vs FTSE NAREIT Equity Retail Index (weighted 40%).

•

Award is composed of a tranche with a three-year performance period and a tranche with a two-year performance period to provide for an equity earning opportunity each year because no grants were made in 2017.

•

The amount earned on an award will be determined on December 31, 2020.

•

Tranche with a three-year performance period has an additional one year of vesting and tranche with a two-year performance period has an additional two years of vesting.

•

Any amounts earned will vest no later than January 1, 2022.

•

Maximum amount that may be earned is 150% of the Target award.

•

Rigorous minimum thresholds to receive any payout.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The Committee has retained Semler Brossy as its independent consultant since 2011. The Consultant reports directly to the Committee and performs no other work for the Company unless directed by the Committee. The Committee has analyzed whether the work of Semler Brossy as a compensation consultant has raised any conflict of interest, taking into consideration the following factors:

i.
The provision of other services to the Company by Semler Brossy;

ii.
The amount of fees from the Company paid to Semler Brossy as a percentage of the firm's total revenue;

iii.
Semler Brossy's policies and procedures that are designed to prevent conflicts of interest;

iv.
Any business or personal relationship of Semler Brossy or the individual compensation advisors employed by the firm with an executive officer of the Company;

v.
Any business or personal relationship of the individual compensation advisors with any member of the Committee; and

vi.
Any stock of the Company owned by Semler Brossy or the individual compensation advisors employed by the firm.

The Committee has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisors employed by Semler Brossy as compensation consultants to the Company has not created any conflict of interest.

ROLE OF MANAGEMENT IN COMPENSATION DECISIONS

Our CEO provides recommendations to the Committee on the compensation of each of the other NEOs. The CEO develops recommendations using peer group data, assessments of individual performance and achievement of the Company's strategic and tactical plans, the state of the business environment, and input from our human resources department on various factors (e.g., compensation history, tenure, responsibilities, market data for competitive positions and retention concerns). The Committee considers our CEO's recommendations together with the input of our independent compensation consultant; however, all final compensation decisions affecting NEOs' pay are made by the Committee itself. Additionally, all aspects of the CEO's compensation and resulting compensation decisions are determined by the Committee.

 26     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

COMPANY PEER GROUP AND COMPENSATION ASSESSMENT

The Committee uses an industry peer group as a source of data for assessing and determining pay levels for our NEOs. The peer group is reviewed annually, and recalibrated when appropriate, by the Committee's independent compensation consultant. Developing a relevant peer group is challenging because there are no Retail REITs of comparable size, complexity and breadth. Non-Retail REITs are not always directly comparable to us because of the different underlying business fundamentals. Therefore, the Committee does not formulaically derive target pay opportunities or actual pay levels from these other companies; rather, this peer group is intended to provide the Committee with insight into overall market pay levels, market trends, commonly viewed "best" governance practices, and overall industry performance. The Committee also evaluated the appropriateness of this peer group by considering the methodology used by Institutional Shareholder Services, or "ISS."

The 2018 peer group is comprised of the 16 largest companies in the real estate industry by market capitalization, with some restrictions to maintain a balanced mix. Specifically, the group includes:

•
The six largest (by market capitalization) Retail REIT companies;

•
The six largest (by market capitalization) Non-Retail REIT companies (excluding all Retail REIT companies); and

•
The four largest companies from the broader real estate industry.

The 2018 peer group reflects changes in the market capitalization of certain participants in the real estate industry. Changes from the 2017 peer group include the removal of two companies (Equity Residential and Brixmor Property Group, Inc.) and the addition of two companies (Equinix, Inc. and Regency Centers Corporation), in each case, due to the size consideration noted above.

2018 PEER GROUP
(In $MMs)

PEER COMPANY(1)	MARKET CAPITALIZATION (12/31/18)	ASSETS (12/31/18)	COMPANY TYPE

American Tower Corp. (NYSE:AMT)	$69,681	$33,010	Specialized REIT
Crown Castle International Corp. (NYSE:CCI)	$45,065	$32,785	Specialized REIT
Prologis, Inc. (NYSE:PLD)	$38,083	$38,418	Industrial REIT
Public Storage (NYSE:PSA)	$35,293	$10,928	Specialized REIT
Equinix, Inc. (NasdaqGS:EQIX)	$28,342	$20,245	Specialized REIT
Welltower, Inc. (NYSE:WELL)	$26,631	$30,342	Health Care REIT
Realty Income Corporation (NYSE:O)	$18,604	$15,260	Retail REIT
CBRE Group, Inc. (NYSE:CBRE)	$13,296	$13,457	Real Estate Services
Regency Centers Corporation (NasdaqGS:REG)	$9,943	$10,945	Retail REIT
Federal Realty Investment Trust (NYSE:FRT)	$8,719	$6,290	Retail REIT
Macerich Company (NYSE:MAC)	$6,568	$9,027	Retail REIT
Kimco Realty Corp. (NYSE:KIM)	$6,173	$10,999	Retail REIT
Jones Lang LaSalle, Inc. (NYSE:JLL)	$5,769	$10,026	Real Estate Services
The Howard Hughes Corp. (NYSE:HHC)	$4,201	$7,356	Real Estate Development
Realogy Holdings Corp. (NYSE:RLGY)	$1,735	$7,290	Real Estate Services
GGP, Inc.	—	—	Retail REIT
Simon Property Group	$59,855	$30,686	Retail REIT

(1)
Although GGP Inc. was part of the 2018 peer group, market capitalization and asset base information is not provided as of December 31, 2018, due to it having been acquired by Brookfield Property Partners L.P. on August 28, 2018, and therefore not having any publicly available information on its market capitalization or asset base as of December 31, 2018.

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    27

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION IN 2018

The Committee's meetings in 2018 were designed, among other things, to facilitate and encourage free and frank discussions among Committee members, executive management, the Committee's compensation consultant and other Company personnel involved in executive compensation matters. The Committee made decisions impacting the type and amount of compensation paid to our NEOs as reported in the 2018 Summary Compensation Table. These decisions related to: Base Salaries, Annual Cash Incentive Compensation for 2018 performance, and Performance-Based Long-Term Incentive opportunities in the form of performance-based LTIP unit awards for our NEOs.

2018 BASE SALARIES

The Committee periodically reviews base salaries for the NEOs and makes adjustments to reflect market conditions, changes in responsibilities, and merit increases. During 2018, we maintained Mr. David Simon's base salary at the same level it has been since 2011. The Committee increased certain of our NEOs' base salaries to reflect promotions and expanded responsibilities. Specifically, in 2018 the Committee increased Mr. Fivel's salary in recognition of his successful transition from Assistant General Counsel to General Counsel in 2017 and increased Mr. Rulli's salary in recognition of his contribution to the Company's successful implementation of the Workday HR management tool and the expansion of the Company's Operational Intelligence Center.

2018 ANNUAL CASH INCENTIVE COMPENSATION

The Committee rewards executive officers with Annual Cash Incentive Compensation for achieving the Company's financial and operating plan taking into account an assessment of each NEO's contributions to those achievements. Payouts under our Annual Cash Incentive Compensation program are the result of both the Company and the individuals reaching established performance targets. The Committee follows a two-step process to determine what amounts will be paid under the Annual Cash Incentive Compensation program each year:

1.
The Company must deliver certain FFO performance during the year before any payments may be made under the program. If threshold performance is not achieved, no payments are made. For 2018, the Company generated FFO of $12.13 per share. Because this amount exceeded the threshold FFO performance of $11.79 per share, the Committee moved to step two in this process. See "Where do I find reconciliation of non-GAAP terms to GAAP terms?" in the section of the Proxy Statement titled "Frequently Asked Questions and Answers" on page 57.

2.
Each individual's performance is assessed by the CEO and the Committee against defined goals and objectives which are established at the beginning of each year. The assessment delivers a total score for each individual. Each individual's total score then determines the portion of that NEO's target Annual Cash Incentive Compensation that has been earned.

2018 GOALS AND PERFORMANCE

A summary of the NEOs' 2018 goals and performance along with their 2018 Annual Cash Incentive Compensation payments may be found in the table below. The Committee determined that 2018 FFO performance exceeded the level required to authorize Target funding of the Company's 2018 Annual Cash Incentive Compensation program. Notwithstanding this, the Committee, acting on the recommendation of the CEO, elected to fund a lower amount than the amount allocated for such a performance level under the
2018 Annual Cash Incentive program.

NAMED EXECUTIVE OFFICER	2018 KEY INDIVIDUAL GOALS AND PERFORMANCE	2018 ANNUAL CASH INCENTIVE COMPENSATION AWARD	2017 ANNUAL CASH INCENTIVE COMPENSATION AWARD

David Simon	• FFO increased 8.2% from 2017 to 2018	$3,850,000	$3,500,000
	• Dividend growth exceeded 10% from 2017 to 2018
Richard S. Sokolov	• Comparable Net Operating Income grew 2.3% in 2018	$1,500,000	$1,500,000
	• Leasing Spreads increased by 14.3%
Steven E. Fivel	• Company maintained an A- ranking for CDP sustainability	$900,000	$750,000
	• Several legal disputes were brought to a successful conclusion
John Rulli	• Material increase in the number of successful leases to local tenants	$900,000	$750,000
	• Achieved occupancy level of 95.9%
Andrew A. Juster	• Successful amendment and extension of $3.5 billion credit facility to 2022	$700,000	$700,000
	• Successful completion of property specific refinancings
Brian J. McDade	• Successful amendment and extension of $3.5 billion credit facility to 2022	$425,000	$350,000
	• Increased size of commercial paper program to $2 billion

 28     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

We pay Annual Cash Incentive Compensation to NEOs in the first calendar quarter of the following year so the Committee has sufficient time to assess our financial performance and the executives' contributions for the preceding year.

Pursuant to Mr. David Simon's employment agreement, his target Annual Cash Incentive Compensation is 200% of his base salary. However, the Committee determines his actual Annual Cash Incentive Compensation, which may be more or less than target, based on his and the Company's performance.

PERFORMANCE-BASED LTIP AWARDS

For our executive compensation plans to be effective, it is necessary for NEO compensation to be competitive with other real estate companies and also with other large public and private enterprises with which the Company competes for executive talent. In order to achieve this, the Committee must take into account whether long-term incentives are reasonably obtainable or else face challenges retaining the Company's NEOs. Based on all of the foregoing, as well as current business conditions, working together with Semler Brossy, the Committee established a redesigned LTIP Program in the first quarter of 2018.

The Committee believes that as the responsibilities of our executives increase, the proportion of their total compensation that is at risk and dependent on performance should also increase. From 2010-2016, the Committee awarded performance-based LTIP units to the NEOs and certain other executives to achieve this objective. After suspending the award of LTIP units to NEOs in 2017, the Committee reintroduced such awards in 2018.

LTIP units are a type of limited partnership interest issued by the Operating Partnership. Under the performance-based LTIP Program, LTIP awards can be earned in whole or in part, depending on the extent to which the performance targets set by the Committee for the relevant performance period are met. The Committee believes the performance-based LTIP Program design reflects the Company's pay-for-performance philosophy and high expectations:

•
Performance requirements are designed to be rigorous and to promote long-term creation of shareholder value. The challenging nature of these performance requirements can be seen based on no LTIP units having been earned under either the 2015-2017 LTIP Program or the 2016-2018 LTIP Program.

•
The 2018 LTIP Program has both a financial metric and a relative TSR metric. It is distinct from the 2015-2017 LTIP Program and the 2016-2018 LTIP Program which only had a TSR performance metric and had both relative and absolute TSR components. A 2018 LTIP Program award is earned based on the FFO growth rate (weighted 60%) and the Company's TSR against the FTSE NAREIT Equity Retail Index (weighted 40%), in each case, during the performance periods described below. The performance goals were designed to be challenging but achievable with strong management performance. For example, under the 2018 LTIP Program, performance that does not achieve the rate of return of the FTSE NAREIT Equity Retail Index will not result in any LTIP units being earned based on relative TSR. The 2018 LTIP Program is composed of two tranches; one with a three-year performance period followed by a one year vesting period; and one with a two-year performance period followed by a two year vesting period. This structure was established to provide an equity earning opportunity each year because no LTIP grants were made in 2017.

•
The Committee is responsible for setting performance targets each year awards are made under the LTIP Program, and we expect to continue to establish challenging targets that will include a requirement for strong long-term financial and operational performance.

LTIP units are designed to qualify as "profits interests" in the Operating Partnership for federal income tax purposes. During the performance period, holders of LTIP units will be allocated taxable profits and losses equal to one-tenth of the amounts allocated to an Operating Partnership unit and will receive distributions equal to one-tenth of the amount of regular quarterly distributions paid on an Operating Partnership unit, and certain special distributions. As a general matter, the profits interest characteristics of the LTIP units mean that they will not be economically equivalent in value at the time of award to the economic value of an Operating Partnership unit. The value of the LTIP units can increase over time until the value of the LTIP units is equivalent to the value of the Operating Partnership units on a one-for-one basis.

After the end of the performance period, to the extent that the required performance has been achieved, holders of earned LTIP units, both vested and unvested, will be entitled to receive distributions in an amount per LTIP unit equal to the distributions, both regular and special, payable on a unit. Vested LTIP units are exchangeable for shares of the Company's common stock on a one-for-one basis, or cash as selected by the Company.

The number of performance-based LTIP units earned is determined by the Committee at the end of the performance period using the pre-established payout matrices (with linear interpolation between the specified payout percentages).

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    29

COMPENSATION DISCUSSION AND ANALYSIS

2016-2018 LTIP PAYOUT MATRICES
		RELATIVE TSR

ABSOLUTE TSR WEIGHT 20%		VS. MSCI REIT INDEX WEIGHT 60%		VS. S&P 500 INDEX WEIGHT 20%

PERFORMANCE	PAYOUT % OF TARGET	PERFORMANCE	PAYOUT % OF TARGET	PERFORMANCE	PAYOUT % OF TARGET

≤ 20%	0.0%	Index –1%	0.0%	Index –2%	0.0%
24%	33.3%	Index	33.3%	Index	33.3%
27%	50.0%	Index + 1%	50.0%	Index + 2%	100.0%
30%	66.7%	Index + 2%	66.7%
33%	83.3%	Index + 3%	100.0%
≥ 36%	100.0%

2016-2018 LTIP PROGRAM ACTUAL PERFORMANCE RESULTS

In February 2019, the Committee reviewed calculations that had been prepared by management and determined that the Company's performance during the three-year performance period ending December 31, 2018, did not satisfy any of the performance criteria for the 2016-2018 LTIP Program, as reflected in the table below.

COMPONENT	WEIGHTING	PERFORMANCE REQUIRED TO EARN MINIMUM	ACTUAL PERFORMANCE	% EARNED

Absolute TSR	20%	> 20%	2.59%	0.0%
Relative TSR vs. MSCI U.S. REIT Index (RMS)	60%	> Index –1%	11.23% below the Index	0.0%
Relative TSR vs. S&P 500 Index	20%	> Index –2%	31.37% below the Index	0.0%

OTHER ELEMENTS OF COMPENSATION

Retirement and Health and Welfare Benefits. We have never had a traditional defined benefit pension plan. We maintain a 401(k) retirement plan in which all salaried employees can participate on the same terms. During 2018, our basic contribution to the 401(k) retirement plan was equal to 1.0% of the participant's base salary and Annual Cash Incentive Compensation which vests 20% after the completion of two years and an additional 20% after each additional year of service until fully vested after six years. We match 100% of the first 3% of the participant's contribution and 50% of the next 2% of the participant's contribution. Our matching contributions are vested when made. Our basic and matching contributions are subject to applicable IRS limits and regulations. The limit for Company contributions for any participant in 2018 was $13,750. The contributions we made to the 401(k) accounts of the NEOs are shown in the "All Other Compensation" column of the 2018 Summary Compensation Table on page 32. NEOs also participate in health and welfare benefit plans on the same terms as other salaried employees.

No Gross-Up for Excess Parachute Payments. Mr. David Simon has an employment agreement. No other NEOs currently have employment agreements. There are no arrangements requiring us to gross-up compensation to cover taxes owed by the NEOs, including excise taxes payable by the NEOs in connection with a change in control.

If Mr. David Simon would become subject to the excise tax on certain "excess parachute payments" pursuant to Section 4999 of the Internal Revenue Code, his employment agreement provides that payments which would be subject to the excise tax will be reduced if he retains a greater after-tax amount after such reduction; otherwise, no reduction will be made. His employment agreement does not contain a gross-up for this excise tax.

Deferred Compensation Plan. We maintain a nonqualified deferred compensation plan that has permitted senior executives, key employees and non-employee directors to defer all or part of their compensation, including awards under the 1998 Plan and, subject to approval by our shareholders at the 2019 Annual Meeting, under the 2019 Plan. There is an account for the executives and employees and a separate account for the non-employee directors. Although we have the discretion to contribute a matching amount or make additional incentive contributions, we have never done either. As a result, the amounts disclosed in the "Nonqualified Deferred Compensation In 2018" table on page 35 consist entirely of compensation earned by, but not yet paid to, the NEOs and any earnings on such deferred compensation. A participant's deferrals are fully vested, except for restricted stock awards that still have vesting requirements. Upon death or disability of the participant, our insolvency, or a change in control affecting us, a participant becomes 100% vested in his account.

No Stock Option Grants. The Committee has not granted any stock options to executives or other employees since 2001.

 30     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

OTHER POLICIES

EQUITY AWARD GRANT PRACTICES

In the ordinary course of our compensation cycle for our NEOs we make LTIP awards in the first calendar quarter after financial results for the preceding year have been released.

EXECUTIVE EQUITY OWNERSHIP GUIDELINES

We believe the financial interests of our executives should be aligned with the long-term interests of our shareholders. We also believe that requiring our executives to own a significant number of shares of our common stock, combined with our rigorous stock retention policy, serves as a strong motivator for our executives to be prudent in their operation of the Company. Therefore, in addition to long-term incentives, our Board has established equity ownership guidelines for key executives, including the NEOs.

The current ownership guidelines require the executives to maintain ownership of our stock or any class of our equity securities or units of the Operating Partnership having a value expressed as a multiple of their base salary for as long as they remain our employees. Our current guidelines for the CEO and other executive officers are set forth below.

POSITION	VALUE AS A MULTIPLE OF BASE SALARY

Chief Executive Officer	6.0x
Executive Officers	3.0x
Certain Executive Vice Presidents	3.0x

In addition, these executives are required to retain ownership of a sufficient number of shares received in the form of restricted stock awards representing at least 50% of the after-tax value of their awards or 25% of the pre-tax value of such awards. These shares are to be retained by the executive until he or she retires, dies, becomes disabled, or is no longer our employee.

Ownership of any class of our equity securities or units of the Operating Partnership counts toward fulfillment of these guidelines, including securities held directly, securities held indirectly by or for the benefit of immediate family members, shares of restricted stock that have been earned, even if not vested, and shares held following the exercise of stock options. Unexercised stock options do not count toward these goals. Each of our NEOs currently meets or exceeds these guidelines.

CLAWBACKS OF INCENTIVE COMPENSATION

Our annual and long-term incentive plans contain a clawback provision that applies to all of our current and former NEOs in the event of any material restatement of the Company's financial statements whether or not fraud or misconduct is involved. The clawback policy applies to cash amounts received through annual or long-term incentive plans, where payouts were based upon the financial results that were restated.

In addition, Mr. David Simon's employment agreement and the post-2010 LTIP Program award agreements for all NEOs,

including our CEO, provide that in the event of a financial restatement, the Company may recoup the employee's Annual Cash Incentive Compensation and other equity and non-equity compensation tied to the achievement of earnings targets if the compensation would not have been earned as a result of the financial restatement. These provisions will be superseded by any broader recoupment policy that the Company adopts pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act. Awards under the 2019 Plan are expected to include provisions expressly acknowledging the applicability of any such recoupment policy to the award.

HEDGING POLICY AND PLEDGING RESTRICTIONS

Our insider trading policy prohibits employees and directors from hedging the ownership of Company securities. In addition, we do not permit our executive officers to pledge shares.

COMPENSATION DECISIONS FOR 2019

In February 2019, the Committee met to make decisions related to our NEOs' base salaries and long-term incentive opportunities and approve the funding goals for 2019 under our Annual Cash Incentive Compensation program.

2019 BASE SALARIES

In 2019, Mr. David Simon did not receive an increase in his base salary; however, we gave certain of our NEOs increases in base salary to reflect promotions and expanded responsibilities.

2019 ANNUAL CASH INCENTIVE COMPENSATION PROGRAM

The 2019 Annual Cash Incentive Compensation program approved by the Committee is substantially similar to the 2018 Annual Cash Incentive Compensation program described on page 28.

The 2019 Annual Cash Incentive Compensation program FFO goals were approved early in 2019 and will be disclosed in our 2020 Proxy Statement.

2019 LTIP PROGRAM

In the first quarter of 2019, the Committee established and made awards under a modified LTIP Program (the "2019 LTIP Program"), subject to approval of the 2019 Plan by our shareholders at the 2019 Annual Meeting. The 2019 LTIP Program has a three-year performance period and is subject to an additional one-year vesting period. The Committee believes that the 2019 LTIP Program is structured to, and is designed to, drive strong performance from our NEOs through the use of rigorous performance metrics. The 2019 LTIP Program has an FFO component and a relative TSR component using the FTSE NAREIT Equity Retail Index as the comparator against which the Company's absolute TSR is compared. The Committee has also included a component that measures performance based on the achievement of strategic objective performance criteria.

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    31

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

NAME (A)	YEAR (B)	SALARY (C)	BONUS(1) (D)	STOCK AWARDS(2) (E)		ALL OTHER COMPENSATION(3) (F)	TOTAL (G)

David Simon	2018	$1,250,000	$3,850,000	$6,321,027		$15,891	$11,436,918
Chairman, CEO and President	2017	$1,250,000	$3,500,000	$0		$15,657	$4,765,657
	2016	$1,250,000	$2,500,000	$9,472,676		$15,398	$13,238,074

Richard S. Sokolov	2018	$800,000	$1,500,000	$2,328,799		$347,321	$4,976,120
Vice Chairman	2017	$800,000	$1,500,000	$0		$338,494	$2,638,494
	2016	$800,000	$1,125,000	$2,991,372		$258,191	$5,174,563

Steven E. Fivel	2018	$538,462	$900,000	$1,996,114		$14,701	$3,449,277
General Counsel and Secretary	2017	$475,000	$750,000	$0		$14,514	$1,239,514
	2016	—	—	—		—	—

John Rulli	2018	$536,692	$900,000	$1,996,114		$16,640	$3,449,446
President of Malls—Chief Administrative Officer	2017	$463,500	$750,000	$0		$16,404	$1,229,904
	2016	$463,500	$450,000	$2,243,529		$16,146	$3,173,175

Andrew A. Juster(4)	2018	$500,000	$700,000	$0		$127,636	$1,327,636
Former Executive Vice President, Chief Financial Officer	2017	$500,000	$700,000	$0		$16,801	$1,216,801
	2016	$500,000	$585,000	$2,492,809		$16,542	$3,594,351

Brian J. McDade(5)	2018	$367,692	$425,000	$1,065,371	(6)	$27,471	$1,885,534
Executive Vice President, Chief Financial Officer and Treasurer	2017	—	—	—		—	—
	2016	—	—	—		—	—

(1)
Bonuses earned with respect to the indicated year were paid in the following year under our Annual Cash Incentive Compensation program. See the "2018 Annual Cash Incentive Compensation" section in the Compensation Discussion and Analysis for information about how we determined the payments for 2018.

(2)
Represents the total grant date fair value of all equity-based awards made during 2018 and 2016 determined in accordance with ASC 718. For 2018, represents the grant date fair value of the awards under the 2018 LTIP Program assuming the Company satisfies the Target performance levels established even though half of those LTIP units remain subject to a two-year performance period with a further two-year vesting requirement and half of those LTIP units remain subject to a three-year performance period with a further one-year vesting requirement. There were no LTIP awards made during 2017.

As explained in the Compensation Discussion and Analysis section included in this Proxy Statement, the Committee determined that our performance for the three-year period ended December 31, 2018, resulted in no payout of the 2016-2018 LTIP Program.

We engaged Deloitte, who is not our independent registered public accounting firm, to develop the grant date fair value of the TSR portion of the 2018 LTIP Program using a Monte Carlo simulation. A simulation was conducted using assumptions regarding the total stock return on the Company's common stock and the relative total return of the FTSE NAREIT Equity Retail Index, as well as expected volatility, risk-free investment rates, correlation coefficients, dividend reinvestment, and other factors. The grant date fair value of the FFO portion was calculated by multiplying $153.51, the closing price of our common stock as reports by the NYSE for February 28, 2018, by the number of LTIP units assuming the Company satisfies the Target performance levels established. The grant date fair values of the awards in the 2018 LTIP Program, as of February 28, 2018, were as follows (net of the purchase price of $0.25 per unit paid by the participant):

NAME	NUMBER OF TARGET AWARD UNITS FOR 2018 LTIP PROGRAM	GRANT DATE TARGET FAIR VALUE OF 2018 LTIP PROGRAM

David Simon	49,227	$6,321,027
Richard S. Sokolov	18,136	$2,328,799
Steven E. Fivel	15,545	$1,996,114
John Rulli	15,545	$1,996,114
Andrew A. Juster	0	$0
Brian J. McDade	5,182	$665,371

  The number of LTIP units awarded under the 2018 LTIP Program that may be earned in the future will depend upon the extent to which we achieve the performance measures during the two-year and three-year performance periods that end on December 31, 2019 and 2020, respectively. If our performance for those periods results in a payout of less than Target, the number of LTIP units earned would be less than the number shown. Under the 2018 LTIP Program, if the Company's performance level exceeds the Target performance level, the NEOs may earn a number of LTIP units greater than the Target number set forth above. At a Maximum performance level, the number of award LTIP units, and corresponding grant date fair value would be 73,840 LTIP units and $9,481,540 for Mr. David Simon, 27,204 LTIP units and $3,493,199 for Mr. Sokolov, 23,318 LTIP units and $2,994,171 for Mr. Fivel, 23,318 LTIP units and $2,994,171 for Mr. Rulli, and 7,773 LTIP units and $998,057 for Mr. McDade.

  If any LTIP units are earned for the performance period ending December 31, 2019, one half of such earned LTIP units will vest on January 1, 2021, and one half of such earned LTIP units will vest on January 1, 2022. If any LTIP units are earned for the performance period ending December 31, 2020, one hundred percent of such earned LTIP units will vest on January 1, 2022. The recipient must maintain continuous service through each vesting date, except for termination of service resulting from death or disability or, in the Committee's sole discretion, upon retirement. The grant date Target fair value of the LTIP units are reported in column (E) net of the purchase price of $0.25 per unit.

(3)
Amounts reported in 2018 include the following:

ALL OTHER COMPENSATION

NAME	EMPLOYEE LIFE INSURANCE PREMIUMS	USE OF CHARTER AIRCRAFT	401(K) CONTRIBUTION	RESTRICTED STOCK DIVIDENDS	RETIREMENT PAYMENT

David Simon	$2,141	0	$13,750	$0	$0
Richard S. Sokolov	$3,369	$330,202	$13,750	$0	$0
Steven E. Fivel	$951	0	$13,750	$0	$0
John Rulli	$2,890	0	$13,750	$0	$0
Andrew A. Juster	$3,286	0	$13,750	$0	$110,600
Brian J. McDade	$951	0	$13,750	$12,770	$0

 32     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

(4)
On September 30, 2018, Mr. Juster retired from his position as Executive Vice President and Chief Financial Officer. For more information regarding Mr. Juster's retirement, please see the Form 8-K we filed with the SEC on March 22, 2018 and the Form 8-K we filed with the SEC on June 21, 2018. The amounts shown for Mr. Juster in 2018 reflect his compensation in respect of his service as an executive officer through September 30, 2018 and his service as a non-executive employee through the remainder of the year. The amount set forth in "All Other Compensation" includes $110,600 that the Company paid to Mr. Juster pursuant to his retirement agreement in consideration of his invaluable assistance with the transition of Chief Financial Officer responsibilities to Mr. McDade, among other things.

(5)
On October 1, 2018, Mr. McDade became our Executive Vice President and Chief Financial Officer while continuing to maintain his position as Treasurer. For more information regarding Mr. McDade's appointment, please see the Form 8-K we filed with the SEC on June 21, 2018. The amounts shown for Mr. McDade in 2018 reflect his compensation as a non-NEO from January 1, 2018 through September 30, 2018 and his compensation as a NEO from October 1, 2018 through December 31, 2018.

(6)
Prior to being appointed Executive Vice President and Chief Financial Officer, Mr. McDade was selected to participate in the Company's 2018 Corporate Incentive Compensation Plan ("Corporate ICP"), an equity incentive compensation plan in which approximately 30 senior employees participated in 2018. Mr. McDade was granted an award opportunity of $400,000. This amount is reflected in the amount of his 2018 Stock Awards in column (E). Awards under the Corporate ICP are earned based on two performance metrics, FFO (weighted 60%) and the Company's TSR against the FTSE NAREIT Equity Retail Index (weighted 40%). The dollar amount earned will be converted into a number of shares of restricted stock with an equivalent value. The number of shares of restricted stock will be determined by dividing the earned amount of the award by the average closing price of the Company's common stock on the ten (10) consecutive trading days immediately preceding, but not including April 1, 2019. These shares of restricted stock will be subject to an additional three-years of vesting, with one third of the shares of restricted stock vesting each year.

GRANTS OF PLAN-BASED AWARDS IN 2018

NAME	GRANT DATE(1) (H)	TYPE OF AWARD		THRESHOLD NUMBER OF UNITS	MAXIMUM NUMBER OF UNITS	ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS TARGET(2) (#) (I)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(3) ($) (J)

David Simon	2/28/18	LTIP Units		24,613	73,840	49,227	$6,321,027
Richard S. Sokolov	2/28/18	LTIP Units		9,068	27,204	18,136	$2,328,799
Steven E. Fivel	2/28/18	LTIP Units		7,773	23,318	15,545	$1,996,114
John Rulli	2/28/18	LTIP Units		7,773	23,318	15,545	$1,996,114
Andrew A. Juster	2/28/18	LTIP Units		0	0	0	$0
Brian J. McDade	2/28/18	LTIP Units		2,591	7,773	5,182	$665,371
	2/28/18	Restricted Stock	(4)	—	—	—	$400,000

(1)
Represents the date that the award was made.

(2)
Column (I) represents the number of LTIP units the NEO would earn if our performance for the two-year period ended December 31, 2019 and the three-year period ended December 31, 2020 would result in a payout at the Target performance level under the 2018 LTIP Program. If any LTIP units are earned for the performance period ending December 31, 2019, one half of such earned LTIP units will vest on January 1, 2021, and one half of such earned LTIP units will vest on January 1, 2022. If any LTIP units are earned for the performance period ending December 31, 2020, one hundred percent of such earned LTIP units will vest on January 1, 2022. The recipient must maintain continuous service through each vesting date, except for termination of service resulting from death or disability or, in the Committee's sole discretion, upon retirement.

(3)
The grant date fair values of the 2018 LTIP Program awards are shown here net of the $0.25 per unit purchase price.

(4)
As described in footnote (6) to the Summary Compensation Table, Mr. McDade participated in the Corporate ICP in 2018. He was granted an award opportunity of $400,000. The dollar amount earned will be converted into a number of shares of restricted stock with an equivalent value, such number determined by dividing the earned amount of the award by the average closing price of the Company's common stock on the ten (10) consecutive trading days immediately preceding, but not including April 1, 2019; therefore, the number of restricted shares cannot be calculated as of the date hereof.

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    33

EXECUTIVE COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END

	STOCK AWARDS
	NUMBER OF SHARES OR UNITS EARNED THAT HAVE NOT VESTED(1) (K)	MARKET VALUE OF SHARES OR UNITS THAT HAVE NOT VESTED(2) (L)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ASSUMING PERFORMANCE AT MAXIMUM(3) (M)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ASSUMING PERFORMANCE AT MAXIMUM(4) (N)

David Simon	661,875	$111,022,913	73,840	$12,385,922
Richard S. Sokolov	12,031	$2,018,080	27,204	$4,563,199
Steven E. Fivel	4,375	$733,863	23,318	$3,911,361
John Rulli	4,922	$825,616	23,318	$3,911,361
Andrew A. Juster	4,922	$825,616	0	$0
Brian J. McDade	1,553	$260,889	7,773	$1,303,843
	—	$364,000	—	—

(1)
Column (K) consists of the following LTIP units and shares of restricted stock that have been earned but not vested as of December 31, 2018:

	TYPE OF AWARD	NUMBER OF SHARES OR UNITS

David Simon	2014-2016 LTIP Units	21,875
	Class B Units-2011 CEO Retention Agreement LTIP Units	360,000
	Class C Units-2011 CEO Retention Agreement LTIP Units	280,000

Richard S. Sokolov	2014-2016 LTIP Units	12,031

Steven E. Fivel	2014-2016 LTIP Units	4,375

John Rulli	2014-2016 LTIP Units	4,922

Andrew A. Juster	2014-2016 LTIP Units	4,922

Brian J. McDade	Restricted Stock	1,553
	Restricted Stock	$364,000

One-half of the earned 2014-2016 LTIP units vested on January 1, 2018 and one-half vested on January 1, 2019. Additionally, for Mr. David Simon, the 360,000 Class B LTIP units awarded January 1, 2014 were earned during 2016 and vested on January 1, 2019. The 280,000 Class C LTIP units awarded January 1, 2015 were earned during 2017 and will vest on June 30, 2019, subject to Mr. David Simon's continued service through such date. See a description of the 2011 CEO Retention Agreement on pages 38-39 for a description of vesting upon certain terminations of employment. Additionally, for Mr. David Simon, column (K) does not include 114,423 shares of common stock that were acquired by reinvesting a portion of the funds from cash distributions on his unvested 2011 CEO Retention Agreement LTIP units in accordance with the terms of the award.

In 2018 Mr. McDade earned $364,000 under the Corporate ICP based on the Company's performance in 2018. As described in footnote (6) to the Summary Compensation Table, the number of shares of restricted stock that will be awarded cannot be determined as of the date hereof.

(2)
The amounts shown in Column (L) are calculated by multiplying $167.99, the closing price of our common stock as reported by the NYSE for December 31, 2018, by the applicable number of shares or LTIP units, net of the $0.25 per unit purchase price.

(3)
Column (M) represents LTIP units the NEO would earn based on our FFO and TSR performance for the two-year period ending December 31, 2019, and the three-year period ending December 31, 2020, with up to 77,727 LTIP units eligible for vesting for the two-year performance period ending December 31, 2019. If any LTIP units are earned for the performance period ending December 31, 2019, one half of such earned LTIP units will vest on January 1, 2021, and one half of such earned LTIP units will vest on January 1, 2022. If any LTIP units are earned for the performance period ending December 31, 2020, one hundred percent of such earned LTIP units will vest on January 1, 2022. The amounts reported are based on the Company achieving the maximum performance goals under the 2018 LTIP Program.

(4)
The amounts shown in Column (N) are calculated by multiplying $167.99, the closing price of our common stock as reported by the NYSE for December 31, 2018, by the applicable number of shares of restricted stock or number of LTIP units, net of the $0.25 per unit purchase price.

 34     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

OPTION EXERCISES AND STOCK VESTED IN 2018(1)

	STOCK AWARDS(2)
NAME (A)	NUMBER OF SHARES ACQUIRED ON VESTING (D)		VALUE REALIZED ON VESTING (E)

David Simon	0		$0
Richard S. Sokolov	0		$0
Steven E. Fivel	0		$0
John Rulli	0		$0
Andrew A. Juster	0		$0
Brian J. McDade	646	(3)	$99,710	(4)

(1)
Our NEOs did not hold any stock options at any time during 2018.

(2)
Includes awards of restricted stock.

(3)
907 shares of restricted stock earned by Mr. McDade under the Corporate ICP in 2014, 2015, and 2016 vested on April 1, 2018; however, Mr. McDade surrendered 261 shares of restricted stock to the Company to satisfy his tax obligations.

(4)
The value realized upon vesting of Mr. McDade's 646 shares of restricted stock, earned under the Corporate ICP in 2014, 2015, and 2016, is calculated by multiplying $154.35, the closing price of our common stock as reported by the NYSE for March 29, 2018, by the number of shares of restricted stock that vested on April 1, 2018.

NONQUALIFIED DEFERRED COMPENSATION IN 2018

NAME (A)	EXECUTIVE CONTRIBUTIONS IN LAST FY (B)	REGISTRANT CONTRIBUTIONS IN LAST FY (C)	AGGREGATE EARNINGS (LOSSES) IN LAST FY(1) (D)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS (E)	AGGREGATE BALANCE AT LAST FYE(2) (F)

David Simon	$0	$0	$198,232	$2,002,074	$4,202,907
Richard S. Sokolov	$0	$0	$0	$0	$0
Steven E. Fivel	$0	$0	$0	$0	$0
John Rulli	$0	$0	$184,564	$2,113,872	$6,028,323
Andrew A. Juster	$0	$0	$0	$0	$0
Brian J. McDade	$0	$0	$0	$0	$0

(1)
Aggregate earnings include dividends paid on, and appreciation of, shares of our common stock held in the plan.

(2)
Of the amounts in this column, the following amounts are or were previously reported in the Summary Compensation Table: Mr. David Simon—$9,282,181; Mr. Sokolov—$0; Mr. Fivel—$0; Mr. Rulli—$0; Mr. Juster—$0; and Mr. McDade—$0.

The assets of our deferred compensation plan are held in what is commonly referred to as a "rabbi trust" arrangement. This means the assets of the plan are subject to the claims of our general creditors in the event of our insolvency. The plan assets are invested by the trustee in its sole discretion. Payments of a participant's elective deferrals are made as elected by the participant. These amounts would be paid earlier in the event of termination of employment or death of the participant, an unforeseen emergency affecting the participant as determined by the Committee or a change in control of the Company.

We have not made any contributions to the executive account of our deferred compensation plan since its inception in 1995. As a result, the contributions and aggregate balances shown in the table above are composed entirely of contributions made by the executives from their salary, bonus or restricted stock awards for prior years and earnings on those amounts. The earnings do not represent above-market or preferential rates. The executives may vote and are entitled to receive dividends on their restricted stock awards in the plan.

Deferral elections are made by eligible executives each year for amounts to be earned or granted in the following year. An executive may defer all or a portion of salary, Annual Cash Incentive Compensation or awards under the 1998 Plan.

The investment options available to an executive under the deferral program vary depending upon the type of compensation being deferred.

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    35

EXECUTIVE COMPENSATION TABLES

ESTIMATED POST-EMPLOYMENT PAYMENTS UNDER ALTERNATIVE TERMINATION SCENARIOS

The following table sets forth the value of the benefits that would have been payable to each of the NEOs, assuming that the following events occurred on December 31, 2018. We do not disclose payments or other benefits under our 401(k) retirement plan and health and welfare plans because all salaried employees are entitled to the same benefits under those plans. Also, we do not include distributions from our deferred compensation plan because the amounts in that plan consist entirely of contributions made by the executives and earnings on those contributions. The amounts shown are only estimates of the amounts that would be payable to the executives upon termination of employment and do not reflect tax positions we may take or the accounting treatment of such payments. Actual amounts to be paid can only be determined at the time of separation.

	VOLUNTARY RESIGNATION OR RETIREMENT	TERMINATION BY THE COMPANY WITHOUT CAUSE OR RESIGNATION WITH GOOD REASON	DEATH OR DISABILITY	CHANGE OF CONTROL	TERMINATION BY THE COMPANY WITHOUT CAUSE OR RESIGNATION WITH GOOD REASON FOLLOWING CHANGE IN CONTROL

David Simon(1)
Severance Payment(2)	$0	$7,500,000	$0	$0	$7,500,000
Benefit Continuation	$0	$56,815	$0	$0	$56,815
Restricted Stock	$0	$0	$0	$0	$0
Annual LTIP(3)	$0	$0	$64,411,656	$66,808,158	$66,808,158
Retention LTIP(4)	$0	$99,525,733	$107,353,600	$0	$107,353,600

TOTAL	$0	$107,082,548	$171,765,256	$66,808,158	$181,718,573

Richard S. Sokolov
Severance Payment(5)	$0	$246,154	$0	$0	$246,154
Restricted Stock	$0	$0	$0	$0	$0
Annual LTIP(3)	$0	$0	$2,149,215	$3,032,124	$3,032,124
2018 Annual Cash Incentive Compensation(6)	$0	$0	$1,500,000	$0	$1,500,000

TOTAL	$0	$246,154	$3,649,215	$3,032,124	$4,778,278

Steven E. Fivel
Severance Payment(5)	$0	$84,615	$0	$0	$84,615
Restricted Stock	$0	$0	$0	$0	$0
Annual LTIP(3)	$0	$0	$846,263	$1,603,035	$1,603,035
2018 Annual Cash Incentive Compensation(6)	$0	$0	$900,000	$0	$900,000

TOTAL	$0	$84,615	$1,746,263	$1,603,035	$2,587,650

John Rulli
Severance Payment(5)	$0	$169,231	$0	$0	$169,231
Restricted Stock	$0	$0	$0	$0	$0
Annual LTIP(3)	$0	$0	$938,017	$1,694,789	$1,694,789
2018 Annual Cash Incentive Compensation(6)	$0	$0	$900,000	$0	$900,000

TOTAL	$0	$169,231	$1,838,017	$1,694,789	$2,764,020

Andrew A. Juster
Severance Payment(5)	$0	$153,846	$0	$0	$153,846
Restricted Stock	$0	$0	$0	$0	$0
Annual LTIP(3)	$0	$0	$825,616	$825,616	$825,616
2018 Annual Cash Incentive Compensation(6)	$0	$0	$700,000	$0	$700,000

TOTAL	$0	$153,846	$1,525,616	$825,616	$1,679,462

Brian J. McDade
Severance Payment(5)	$0	$107,692	$0	$0	$107,692
Restricted Stock(7)	$0	$0	$624,888	$624,888	$624,888
Annual LTIP(3)	$0	$0	$37,469	$289,743	$289,743
2018 Annual Cash Incentive Compensation(6)	$0	$0	$425,000	$0	$425,000

TOTAL	$0	$107,692	$1,087,357	$914,631	$1,447,323

(1)
The terms of the employment agreement with Mr. David Simon are described in the "Termination-Related Provisions of Employment Agreement with David Simon," below. This table describes termination scenarios as of December 31, 2018, and the terms of his employment agreement as of that date.

(2)
Paid in equal installments over two years and subject to confidentiality and one or two-year non-competition provisions in Mr. David Simon's employment agreement.

 36     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

(3)
The value of unearned LTIP units under the 2018 LTIP Program reflects payout at the Target performance level.

Death or Disability

With respect to death or disability, the amount represents the value of Annual LTIP units held by the executive that would be deemed fully vested at the time of the future Valuation Date. Value is based on a stock price of $167.99, the closing price of our common stock as reported by the NYSE for December 31, 2018, net of the purchase price of $0.25 per unit. The award agreements or, in the case of Mr. David Simon, his employment agreement, provide the following benefits if the executive's employment terminates due to death or disability prior to the applicable Valuation Date: (a) the calculation of whether any Annual LTIP units have been earned will be deferred until the Valuation Date; (b) the number of Annual LTIP units that would have been earned shall be adjusted on a pro rata basis to reflect the number of days such executive worked over the total days in the performance period; and (c) such earned Annual LTIP units shall immediately be fully vested. If death or disability occurs after the applicable Valuation Date, any Annual LTIP units that have been earned but not yet vested shall immediately become fully vested.

Change of Control

With respect to a change of control prior to the Valuation Date, the amount represents the value of Annual LTIP units held by the executive that would become earned as a result of the change of control event. Value is based on a stock price of $167.99, the closing price of our common stock as reported by the NYSE for December 31, 2018, net of the purchase price of $0.25 per unit. The calculation of whether any Annual LTIP units have been earned will take place at the time of the change of control and will take into account the truncated performance period. If the executive has any earned Annual LTIP units prior to any change of control, the vesting schedule for such earned Annual LTIP units shall not accelerate but instead remain subject to the vesting period that would otherwise be applicable after any Annual LTIP units became earned in the ordinary course.

Termination without Cause or Due to Good Reason after a Change of Control

The award agreements or, in the case of Mr. David Simon, his employment agreement, provide the following benefits with respect to the Annual LTIP units if, prior to the Valuation Date, there is a change of control of the Company and the executive is terminated without cause, he resigns his employment for good reason, or the award is not continued, assumed or replaced: (a) the calculation of whether any Annual LTIP units have been earned will take place at the time of the change of control and will take into account the truncated performance period; and (b) any Annual LTIP units earned in connection with the change of control shall immediately become fully vested. If the executive has any earned Annual LTIP units prior to any change of control, the vesting schedule for such earned Annual LTIP units shall not accelerate unless the executive is terminated without cause, he resigns his employment for good reason, or the award is not continued, assumed or replaced, in each case, at such time all of the executive's earned Annual LTIP units shall immediately become fully vested.

(4)
Pursuant to the 2011 CEO Retention Agreement, (i) if we terminated Mr. David Simon's employment without cause, or if he resigned his employment for good reason, in each case on December 31, 2018, then subject to the achievement of the required Termination FFO, the number of Unvested LTIP units which would vest is equal to 593,333, which is 100% of the unvested units prorated based on the number of months from July 11, 2011 to December 31, 2018 (and 106,080 shares in escrow would vest); (ii) if Mr. David Simon's employment was terminated as a result of death or disability, or if both a change in control occurred and we terminated his employment without cause or he resigned for good reason, in each case on December 31, 2018, then 100% of the unvested LTIP Units (640,000) would vest and 100% of the shares in the escrow (114,423) would vest. Value is based on a stock price of $167.99, the closing price of our common stock as reported by the NYSE for December 31, 2018, net of the purchase price of $0.25 per unit (with no net reduction for the escrowed shares).

(5)
Determined by our current severance policy under which we pay severance to full-time employees whose employment is involuntarily terminated in the event of certain reductions in force, mergers or outsourcings. The amount of the severance is one week of pay for every year of service up to a maximum of sixteen weeks of pay.

(6)
We paid our 2018 bonuses in 2019. Our Annual Cash Incentive Compensation program does not expressly address the consequences of a termination of employment prior to payment of the bonus. However, for the purposes of this table, we have assumed the Committee would approve paying the earned bonus to an executive who, as of the end of the year, died or became disabled or whose employment was terminated without cause or good reason following a change in control, other than Mr. David Simon, whose employment agreement contains provisions regarding the payment of bonuses.

(7)
Restricted Stock for Mr. McDade includes the unvested shares of restricted stock he earned under the Corporate ICP in 2015, 2016 and 2017. The value is based on a stock price of $167.99, the closing price of our common stock as reported by the NYSE on December 31, 2018. Also included is the $364,000 Mr. McDade earned under the 2018 Corporate ICP although the number of shares of restricted stock that amount will be converted into will not be determined until April 1, 2019.

EMPLOYMENT AGREEMENT WITH DAVID SIMON

On July 6, 2011, the Committee unanimously approved entering into a new long-term employment agreement with Mr. David Simon, commencing on July 6, 2011 and ending on July 5, 2019. Pursuant to the employment agreement, Mr. David Simon serves as the Company's CEO, a member of the Board and, except under certain circumstances described in the employment agreement, Chairman of the Board. The employment agreement provides Mr. David Simon with an annual base salary of $1,250,000, subject to annual review and increase, but not decrease, by the Committee. The agreement also provides that he is eligible to receive an annual target cash bonus of 200% of his base salary, based on the degree to which reasonably attainable performance goals are achieved.

Termination-related provisions of employment agreement with Mr. David Simon. If Mr. David Simon is terminated by us without "Cause" or by him for "Good Reason," (each as defined in Mr. David Simon's Employment Agreement) subject to his execution of a release of claims against us, he will receive severance in an amount equal to two times the sum of his annual base salary and his target Annual Cash Incentive Compensation paid in equal installments over a two-year period.

In addition, also subject to his execution of a release of claims against us, a portion of the remaining unvested LTIP units granted under the 2011 CEO Retention Agreement will become vested LTIP units upon Mr. David Simon's termination if the Termination FFO equals or exceeds a specified FFO amount. For details regarding the Termination FFO, the Specified FFO and the portion that can be earned upon various terminations please see pages 36-37 of this Proxy Statement.

If Mr. David Simon is terminated due to disability or if he dies, he would be entitled to receive (A) the payments described in footnotes (2), (3), and (4) in the Estimated Post-Employment Payments Under Alternative Termination Scenarios table above, (B) pursuant to the terms of his annual performance-based LTIP Program award agreements, a number of LTIP units under the annual LTIP Program determined at the end of the applicable performance period based on actual performance for that period and then prorated by a partial service factor based on the number of days during the performance period prior to his death or disability, (C) pursuant to the terms of his restricted stock award agreements, full vesting (in the event of death) or continued vesting over the four year schedule (in the event of disability) of his restricted shares, and (D) full vesting of his 2011 CEO Retention Agreement (as defined below).

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    37

EXECUTIVE COMPENSATION TABLES

If Mr. David Simon is terminated by us without "cause" or by him for "good reason" following a change in control, he would be entitled to receive (A) the payments described in footnotes (2), (3), and (4) in the Estimated Post-Employment Payments Under Alternative Termination Scenarios table above, (B) all of the unvested LTIP units under the 2011 CEO Retention Agreement fully vest (these also vest if such termination is during the six month period prior to a change in control if such change in control occurs), (C) pursuant to the terms of his annual performance-based LTIP unit awards, any unearned LTIP units multiplied by a partial service factor based on the number of days during the performance period to the date of the change in control, and (D) pursuant to the terms of his restricted stock award agreements, full vesting of his restricted stock. If there is a change in control, but Mr. David Simon is not terminated, he is entitled to the payments described in subsection (C), and (D) of this paragraph.

Amendments to the 2011 CEO Retention Agreement. Effective as of December 31, 2013 Mr. David Simon, the Operating Partnership and the Company amended and restated the Series CEO LTIP Unit Award Agreement dated as of July 6, 2011, as amended on December 22, 2011, March 29, 2013 as further amended and restated effective as of December 31, 2013 (as amended and restated, the "2011 CEO Retention Agreement").

The 2011 CEO Retention Agreement, which was previously entirely service-based, will now become eligible to vest based on the attainment of Company based performance goals, in addition to a service-based vesting requirement. The 2011 CEO Retention Agreement provides that if the relevant performance criteria are not achieved, Mr. David Simon will forfeit all or a portion of such award. The performance criteria in the 2011 CEO Retention Agreement are designed to incentivize Mr. David Simon to continue upon the Company's outstanding performance achieved under his leadership, and in the interest of aligning the 2011 CEO Retention Agreement with the Company's pay-for-performance philosophy, which has been instrumental in the creation of exceptional long-term shareholder value.

Prior to the December 31, 2013 amendment and restatement, Mr. David Simon's 1,000,000 CEO LTIP Units originally granted under the Series CEO LTIP Unit Award Agreement dated as of July 6, 2011 vested over an eight year period, with one third vesting in 2017, one third vesting in 2018 and one third vesting in 2019. Pursuant to the 2011 CEO Retention Agreement, effective December 31, 2013, 720,000 of such CEO LTIP Units were cancelled and in respect thereof 360,000 CEO LTIP Units were granted to Mr. David Simon on December 31, 2013 (the "A Units") and 360,000 CEO LTIP Units were granted to Mr. David Simon on January 1, 2014 (the "B Units"). 280,000 of the CEO LTIP Units granted on July 6, 2011 were cancelled on January 1, 2015 and in respect thereof 280,000 CEO LTIP Units were granted on January 1, 2015 (the "C Units"). The A Units,

B Units and C Units may only be earned if and to the extent the applicable performance criteria and vesting requirements are met, as set forth below.

Because the Company achieved FFO per share in excess of $8.86 in 2015, Mr. David Simon earned 100% of the A Units. If the Company had not achieved FFO per share of at least $8.07 for 2015, then the 360,000 A Units would not have been earned. If the Company had achieved FFO per share of $8.07 for 2015, then 50% of such A Units would have been earned, subject to fulfillment of additional service-based vesting requirements. If the Company had achieved FFO per share of greater than $8.07 but less than $8.86 for 2015, then the number of A Units that would have been earned would have been between 50% and 100% based on linear interpolation, subject to fulfillment of additional service-based vesting requirements.

Because the Company achieved FFO per share in excess of $9.40 in 2016, Mr. David Simon earned 100% of the B Units. If the Company did not achieve FFO per share of at least $8.43 for 2016, then the 360,000 B Units would not have been earned. If the Company achieved FFO per share of $8.43 for 2016, then 50% of such B Units would have been earned, subject to fulfillment of additional service-based vesting requirements. If the Company had achieved FFO per share of greater than $8.43 but less than $9.40 for 2016, then the number of B Units that would have been earned would have been between 50% and 100% based on linear interpolation, subject to fulfillment of additional service-based vesting requirements.

Because the Company achieved FFO per share in excess of $9.80 in 2017, Mr. David Simon earned 100% of the C Units. If the Company did not achieve FFO per share of at least $8.62 for 2017, then the 280,000 C Units would not have been earned. If the Company achieved FFO per share of $8.62 for 2017, then 50% of such C Units would have been earned, subject to fulfillment of additional service-based vesting requirements. If the Company had achieved FFO per share of greater than $8.62 but less than $9.80 for 2017, then the number of C Units that would have been earned would have been between 50% and 100% based on linear interpolation, subject to fulfillment of additional service-based vesting requirements.

The earned A Units vested on January 1, 2018. The earned B Units vested on January 1, 2019, and the earned C Units shall vest on June 30, 2019, in each case subject to Mr. David Simon's continued employment or service with the Company through such applicable date, provided that the C Units may become vested earlier upon certain terminations of employment or service, as set forth below.

The 2011 CEO Retention Agreement contains a double trigger change in control provision which requires Mr. David Simon to

 38     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

be terminated by us without Cause or to resign for Good Reason, in each case during the period commencing six months prior to and ending eighteen months after the change in control, in order for the CEO LTIP Units to vest in connection with a change in control.

The 2011 CEO Retention Agreement provides that if Mr. David Simon dies or his employment or service is terminated by us due to Disability, then all unvested CEO LTIP Units will automatically vest. If Mr. David Simon's employment or service is terminated by us without Cause or by Mr. David Simon for Good Reason, then the unearned CEO LTIP Units will not automatically vest, but will be eligible to vest as follows: (i) if such termination occurs after June 30, 2015 and on or prior to December 31, 2017, a portion of the remaining Unvested CEO LTIP Units will be earned equal to the product of (A) 100% of the unearned CEO LTIP Units that will vest if and to the extent that the Termination FFO per share is equal to or greater than FFO B per share (as defined below) for the year of termination and between 50% to 100% if such Termination FFO is equal to or greater than FFO A per share (as defined below) but less than FFO B per share (the exact percentage to be based on linear interpolation) multiplied by (B) a quantity equal to (1) the number of completed calendar months that Mr. David Simon completed from July 6, 2011 through the date of the such termination, divided by (2) 96 (the number of calendar months in his employment agreement term) and (ii) if such termination occurs after December 31, 2017, a portion of the remaining Unvested CEO LTIP Units shall become Vested CEO LTIP Units with such portion equal to the product of (A) the number of Unvested CEO LTIP Units (after taking into account the number of Unvested CEO LTIP Units if any that shall be forfeited after calendar year 2017 to the extent the performance goals were not achieved), multiplied by (B) (1) the number of completed calendar months from July 6, 2011 through the date of the such termination, divided by (2) 96.

"Termination FFO" per share means the FFO per share for the most recent calendar quarter multiplied by four (resulting in an annualized FFO per share number). "FFO A" means for 2015, 2016 and 2017, respectively: (i) for 2015: $8.07 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2015; (ii) for 2016:

$8.43 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2016 and (iii) for 2017: $8.62 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2017. "FFO B" means for 2015, 2016 and 2017, respectively: (i) for 2015: $8.86 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2015; (ii) for 2016: $9.40 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2016 and (iii) for 2017: $9.80 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2017.

Pursuant to the 2011 CEO Retention Agreement, FFO shall be increased or decreased to give effect to (i) extraordinary, unusual or nonrecurring items, including without limitation a spin-off, or as a result of dispositions not made in the ordinary course, (ii) litigation or claim judgments or settlements; (iii) changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results (iv) other specific unusual or nonrecurring events, or objectively determinable category thereof; (v) nonrecurring charges; and (vi) a change in the Company's fiscal year. Each such adjustment, if any, shall be made by the Committee in order to prevent the undue dilution of Mr. David Simon's rights.

Under the 2011 CEO Retention Agreement, the after-tax portion of distributions paid on Mr. David Simon's unvested CEO LTIP units are used to buy shares of the Company's common stock, which are placed in escrow. As of December 31, 2018, there were 114,423 shares in escrow. In modifying the 2011 CEO Retention Agreement, the Committee and Mr. David Simon agreed that the escrowed shares (and any shares purchased with distributions in respect of the remaining 280,000 CEO LTIP units under the 2011 CEO Retention Agreement prior to such units' cancellation on January 1, 2015) will be released to Mr. David Simon on a pro rata basis based upon the satisfaction of performance-based and service-based criteria. Based on the foregoing, in connection with Mr. David Simon's B Units vesting on January 1, 2019, 64,362 shares that had been purchased with distributions on the units were released from escrow.

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    39

ASSESSMENT OF COMPENSATION-RELATED RISKS

Our senior management team conducts an ongoing assessment of the risks related to our compensation policies and practices. This team reviews and discusses the various design features and characteristics of our Company-wide compensation policies and programs. The team also considers the elements of our compensation program for our senior executives including the performance measures used for the Annual Cash Incentive Compensation program and our long-term incentive programs. Senior management obtains and evaluates data from a REIT peer group reflecting a comparison of compensation practices and pay levels for comparable positions within that group to assess the competitiveness of our compensation levels.

The Committee is responsible for overseeing the risks relating to compensation policies and practices affecting senior management on an ongoing basis. In performing this responsibility, the Committee utilizes the services of its independent compensation consultant to obtain advice and assistance in the design and implementation of incentive compensation programs for our executives. The consultant does no work for management, unless requested by the Chairman of the Committee. In reviewing whether our compensation policies and practices encourage excessive risk-taking, the Committee also considers senior management's assessment described above. We believe the following factors reduce the likelihood that our compensation policies and practices would encourage excessive risk-taking:

•
Our compensation mix is generally designed in large part to reward long-term performance and is balanced among (i) fixed cash components, (ii) incentives that reward improvements in total Company performance and business unit performance, (iii) components measured by individual performance, and (iv) performance-based incentive opportunities that may be realized in the future.

•
Our policies and programs are intended to encourage retention of our executives so that they can focus on achieving long-term objectives.

•
Our overall compensation is maintained at levels that are competitive with the market.

•
Our Annual Cash Incentive Compensation is weighted based on the achievement of several different financial and operational performance measures; the Committee has ultimate oversight in determining the Annual Cash Incentive Compensation allocation, thereby mitigating the risk that any one measure can dominate the payouts based on any formula.

•
Our NEO 2018 Performance-Based LTIP Program is composed of two tranches; one with a two-year performance period and one with a three-year performance period; the program uses both a relative TSR performance measure and achievement of an objective financial metric growth rate for each tranche.

•
Our NEO 2018 Performance-Based LTIP Program includes a two-year vesting requirement after the conclusion of the two-year performance period and a one-year vesting requirement after the conclusion of the three-year performance period.

•
Awards under Mr. David Simon's 2011 CEO Retention Agreement are subject to performance conditions and post-earning vesting requirements. The awards were only earned if performance measures were achieved.

•
Executive officers are subject to minimum stock ownership guidelines, equity award multi-year vesting requirements and limitations on trading our securities, including prohibitions on hedging our securities, under our Insider Trading Policy.

•
The Committee has discretion to decrease incentive performance targets and payouts when it determines that such adjustments would be in the best interests of the Company and our shareholders.

•
All LTIP unit awards contain "double trigger" change of control provisions.

•
All award agreements we have entered into with executive officers contain clawback provisions permitting the Company to recoup compensation tied to the achievement of financial targets if the compensation would not have been earned based on restated financial results.

Based on the foregoing, the Committee believes that our compensation policies and programs are not reasonably likely to have a material adverse effect on the Company.

 40     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

2018 PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and in accordance with the rules of the SEC adopted thereunder, we are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Mr. David Simon, our Chief Executive Officer. To understand this disclosure, we think it is important to give context to our operations. Our corporate headquarters are in Indianapolis, Indiana. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations. As of December 31, 2018, we owned or held an interest in 206 income-producing properties in 37 states and Puerto Rico. Internationally, as of December 31, 2018, we had ownership interests in 15 properties in Asia, five properties in Canada and Mexico and eight properties in Europe, of which six properties are consolidated. Notwithstanding our international properties, fewer than 5% of our employees are located outside of the United States. We strive to create a global compensation program, which is competitive in terms of both the position and the geographic location in which the employee is located. Accordingly, our pay structures vary amongst employees based on position and geographic location.

IDENTIFICATION OF MEDIAN EMPLOYEE

There have not been any material changes to the Company's employee population or compensation arrangements during 2018 that we believe would significantly impact this year's pay ratio disclosure. Accordingly, as permitted by SEC executive compensation disclosure rules, we are electing to use the same median employee as was used for purposes of our 2017 pay ratio disclosure.

In calculating the Company's 2017 pay ratio we selected October 1, 2017, as the date on which to determine our median employee. As of that date, we had approximately 3,500 employees, of which 30 were located outside of the U.S. To determine our median employee, we considered employees who were employed by the Company or any of its wholly owned or consolidated subsidiaries on October 1, 2017, whether the employees were full-time, part-time, seasonal, or temporary. Because fewer than 5% of our employees were international employees as of October 1, 2017, we excluded our international workforce, which at that time consisted of 24 employees in Canada, four employees in Luxembourg, one employee in France, and one employee in Hong Kong.

For purposes of calculating the compensation of our employees to determine the median employee we measured compensation using the 12-month period ending December 31, 2017, and used a consistently applied compensation measure that consists of the elements described below:

•
Salary: Including base salary, pay for time worked, premium pay (e.g. overtime), and differentials (e.g. holiday worked).

•
Bonus: Including variable pay such as annual bonuses, spot bonuses, and commissions.

In determining the annual total compensation of the median employee, we calculated such employee's compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2018 Summary Compensation Table with respect to each of the named executive officers.

2018 PAY RATIO

The Company has made the following calculations in accordance with the rules of the SEC:

•
The median of the annual total compensation of all of our employees, other than our CEO, was $66,910.

•
Our CEO's annual total compensation, as reported in the "Total" column of the 2018 Summary Compensation Table, was $11,436,918.

•
Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is estimated to be 171 to 1.

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    41

PROPOSAL 3:      Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP ("EY"), as our independent registered public accounting firm for 2019. Shareholders have the opportunity to ratify that selection in an advisory vote.

The Report of the Audit Committee, which follows this proposal, contains information on the amount of fees paid to EY during 2018 and 2017. Representatives of EY will be present at the 2019 Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to questions.

If the holders of a majority of voting shares voting on this matter do not approve the proposal, the Audit Committee will take into consideration the views of the shareholders and may, but will not be required to, appoint a different independent registered public accounting firm.

THE AUDIT COMMITTEE AND THE BOARD RECOMMEND THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for monitoring the integrity of the Company's consolidated financial statements, the qualifications, performance and independence of the Company's independent registered public accounting firm, the performance of the Company's internal auditor and the Company's compliance with legal and regulatory requirements. We have the sole authority to appoint or replace the Company's independent registered public accounting firm as well as approve their compensation. In addition, we have responsibility to oversee them. The Committee operates under a written charter adopted by the Board which can be found on our website at committeecomposition.simon.com. The Committee currently has five members and the Board has determined that each is a financial expert in accordance with the rules adopted by the SEC. The Board has also determined that each of the members of the Audit Committee is independent under the standards of director independence established under our Governance Principles, NYSE listing standards, and applicable securities laws.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for management's report on internal controls over financial reporting. The Company's independent registered public accounting firm is responsible for auditing the consolidated financial statements and expressing an opinion on the financial statements and the effectiveness of internal controls over financial reporting. Our responsibility is to oversee and review the financial reporting process and to review and discuss management's report on internal controls over financial reporting. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to the independence of the independent registered public accounting firm. We rely, without independent verification, on the information provided to us and on the representations made by management and its independent registered public accounting firm.

We held nine meetings during 2018. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the Company's internal auditor, and its independent registered public accounting firm, EY.

We discussed with the Company's internal auditor and EY the overall scope and plans for their respective audits. We met with the internal auditor and EY, with and without management present, to discuss the results of their examinations and their evaluations of the Company's internal controls. We reviewed and discussed the Company's compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including consideration of the Public Company Accounting Oversight Board's ("PCAOB") Auditing Standard 2201, An Audit of Internal Control Over Financial Reporting That is Integrated With an Audit of Financial Statements.

We discussed with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management processes.

We reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2018 with management, the internal auditor and EY. We reviewed EY's report on our financial statements, which indicated that the financial statements present fairly, in all material respects, our financial position and results of operations and cash flows in conformity with accounting principles generally accepted in the United States. We reviewed and discussed with management, the internal auditor and EY, management's report on the effectiveness of internal controls over financial reporting and EY's report on internal controls over financial reporting. We also discussed with management and the internal auditor the process used to support certifications by the

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REPORT OF THE AUDIT COMMITTEE

Company's CEO and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the Company's periodic filings with the SEC and the processes used to support management's report on the Company's internal control over financial reporting.

We also discussed with EY matters required to be discussed by their professional standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by PCAOB Auditing Standard 1301 Communications with Audit Committees.

We also received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent auditor's communications with us concerning independence and we discussed with EY the independence of that firm.

When analyzing EY's independence, we considered if the services EY provided to the Company beyond those rendered in connection with its audit of the Company's consolidated financial statements including (i) its audit of the effectiveness of internal controls over financial reporting and (ii) its reviews of the Company's quarterly unaudited consolidated financial statements, and whether such items were compatible with EY maintaining its independence. We concluded that the provision of such services by EY in the past year has not jeopardized EY's independence.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board that the Company's audited consolidated financial statements for the year ended December 31, 2018 be included in the Company's Annual Report.

The Audit Committee has also selected EY as the Company's independent registered public accounting firm for the year ended December 31, 2019, based on our belief that it is in the best interest of the Company and the shareholders, and will present the selection to the shareholders for ratification at the meeting. In connection with this decision, the Audit Committee assessed the independent auditor's performance. This assessment examined three primary criteria: (1) the independent auditor's qualifications and experience; (2) the communication and interactions with the independent auditor over the course of the year; and (3) the independent auditor's independence, objectivity, and professional skepticism. These criteria were discussed with management during a private session, as well as in executive session.

EY has served as the Company's auditor since 2002. We would also like to note, that commencing with the 2017 audit, a new lead audit partner was appointed. This partner was identified after extensive discussions among management, the Audit Committee members and EY and we provided a report to the Board.

We approve all audit and permissible non-audit services to be provided to the Company by EY prior to commencement of services. We have delegated to the Chairman of the Audit Committee the authority to approve specific services up to specified individual and aggregate fee amounts. Any approval decisions are presented to the full Audit Committee at the next scheduled meeting after such approvals are made.

The Company has incurred the fees set forth below for services provided by EY. The Audit Committee has final approval with respect to the amount of these fees. EY has advised us that it has billed or will bill these indicated amounts for the following categories of services for the years ended December 31, 2018 and 2017, respectively:

	2018	2017

Audit Fees(1)	$3,941,000	$3,959,000
Audit-Related Fees(2)	$5,024,000	$5,124,000
Tax Fees(3)	$191,000	$336,000
All Other Fees	$0	$0

(1)
Audit Fees include fees for the audits of the financial statements and the effectiveness of internal controls over financial reporting for us and the Operating Partnership and services associated with the related SEC registration statements, periodic reports, and other documents issued in connection with securities offerings.

(2)
Audit-Related Fees include audits of individual or portfolios of properties and schedules to comply with lender, joint venture partner or contract requirements and due diligence services for our managed consolidated and joint venture properties and our consolidated non-managed properties. Our share of these Audit-Related Fees was approximately 60% and 59% in 2018 and 2017, respectively.

(3)
Tax Fees include fees for international and other tax consulting services and tax return compliance services associated with the tax returns for certain joint ventures as well as other miscellaneous tax compliance services. Our share of these Tax Fees was approximately 59% and 79% in 2018 and 2017, respectively.

The Audit Committee: J. Albert Smith, Jr., Chairman Larry C. Glasscock Reuben S. Leibowitz Stefan M. Selig Marta R. Stewart

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PROPOSAL 4:      Vote to Approve the 2019 Stock Incentive Plan

The Board has unanimously adopted the Simon Property Group, L.P. 2019 Stock Incentive Plan (the "2019 Plan" or the "Plan"), subject to the approval of our shareholders. The Simon Property Group, L.P. Amended and Restated 1998 Stock Option Plan (the "1998 Plan") expired in accordance with its terms on December 31, 2018. The 2019 Plan will become effective on the date of the Company's annual shareholder meeting if approved by the Company's shareholders. The 3,828,375 shares of common stock that were available for grant under the 1998 Plan at the time of its expiration are not available for grant under the 2019 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE SIMON PROPERTY GROUP, L.P. 2019 STOCK INCENTIVE PLAN.

2019 PLAN HIGHLIGHTS

WHAT WE HAVE

Equity is subject to double trigger acceleration upon a change in control.

Ten year maximum term on stock options and stock appreciation rights.

Ceiling on value of annual equity grants to non-employee directors.

Minimum vesting requirements apply to all award types under the 2019 Plan.

In the event of a double trigger acceleration event after a change in control, the performance goals will be deemed achieved at a level no higher than (i) actual achievement (whether based on a full or prorated performance cycle) or (ii) prorated "target" level achievement.

Subject to comprehensive clawback policy.

Minimum vesting or service periods of at least one year, subject to an exception for up to 5% of the shares available.

WHAT WE DON'T HAVE

No liberal share recycling.

No repricing of stock options and stock appreciation rights.

No excise tax gross ups.

No rollover of available shares under 1998 Plan.

No cash buyout of stock options and stock appreciation rights.

DESCRIPTION OF THE 2019 PLAN

The 2019 Plan will become effective upon shareholder approval and will terminate as of May 8, 2029, unless sooner terminated. A summary of the principal features of the 2019 Plan is provided below, but is qualified in its entirety by reference to the full text of the 2019 Plan attached hereto as Appendix A.

PURPOSE

The purpose of the 2019 Plan is to provide certain of our key personnel with an equity-based incentive to maintain and enhance the performance and profitability of the Operating Partnership and the Company.

ADMINISTRATION

The Compensation Committee is responsible for administering the Plan and has the discretionary authority to: (i) exercise all powers granted under the Plan; (ii) construe, interpret and implement the Plan and any award agreements thereunder; (iii) prescribe, amend and rescind rules relating to the Plan; (iv) make any necessary or advisable determination in administering the Plan; and (v) correct any defect, omission or inconsistency in the Plan. Determinations of the Compensation Committee on all matters relating to the Plan, including any award agreement granted thereunder, are conclusive and binding. Subject to applicable law, the Compensation

Committee may delegate some or all of its power and authority under Plan to the Board or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or another executive officer of the Company, in each case, as the Compensation Committee deems appropriate.

ELIGIBILITY

Officers, employee-directors, non-employee directors, executive, managerial, professional or other employees, advisors and consultants of the Operating Partnership or its affiliates, except as otherwise set forth in the 2019 Plan, are eligible to be granted awards under the Plan if selected by the Compensation Committee. As of March 25, 2019 approximately 4,683 employees (including officers and employee-directors) and ten non-employee directors would be eligible to participate in the 2019 Plan if it is approved by our stockholders.

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SHARES AVAILABLE FOR AWARDS

The maximum number of shares issuable under the 2019 Plan is 8,000,000 shares, subject to adjustment for capitalization changes and forfeited awards as provided in the 2019 Plan. As no shares remain available for grant under the 1998 Plan, the 2019 Plan represents all shares available to be awarded. As of March 15, 2019, an aggregate of 715,965 shares of common stock were covered by outstanding awards made under the 1998 Plan which consisted of 201,660 shares of unvested restricted stock and 514,305 shares reserved for the issuance in connection with outstanding awards of LTIP units. On March 15, 2019, the closing sales price per share of our common stock as reported on the New York Stock Exchange ("NYSE") was $176.09.

In determining the number of shares counted against the share reserve in connection with any award under the 2019 Plan, the following rules apply:

•
Where the number of shares subject to an award is variable on the grant date, the number of shares counted against the share reserve prior to settlement of the award will be the maximum number of shares that could be received.

•
Where awards are granted in tandem with each other, such that the exercise of one type of award with respect to a number of shares cancels at least an equal number of shares of the other, the number of shares counted against the share reserve will be the largest number that would be counted against the reserve under either award.

•
Awards granted upon the assumption of, or in substitution for, outstanding equity awards previously granted by another entity in connection with a corporate transaction will not be counted against the share reserve.

•
With respect to awards that are made in the form of units of limited partnership interests of the Operating Partnership ("Units"), or that are convertible into Units, each Unit subject to such award will be treated as one share of common stock.

Any shares or Units subject to an award granted under the Plan or the 1998 Plan that are forfeited or expire or are settled for cash will again become available under the Plan and increase the total number of shares available under the Plan. However, the following shares of common stock or Units will not again become available for awards or increase the number of shares available under the 2019 Plan: (i) shares used to pay the purchase price of an option issued under the Plan or the 1998 Plan, (ii) shares or Units used to satisfy any tax withholding obligation with respect to an award under the Plan or the 1988 Plan, (iii) shares repurchased by the Company with proceeds received from the exercise of an option issued under the Plan or the 1998 Plan, and (iv) shares subject to a SAR issued under the Plan that are not issued in connection with the stock settlement of that SAR upon its exercise.

STOCK OPTIONS AND SARs

The Compensation Committee may grant options under the 2019 Plan to purchase shares in such amounts and subject to such terms and conditions as the Compensation Committee determines. The 2019 Plan provides for both incentive stock options ("ISOs") and nonqualified stock options ("NQSOs"). Eligibility for ISOs is limited to employees of the Company and its affiliates. The exercise price for options and the term of any option will be determined by the Compensation Committee at the time of the grant; provided, however, that in the case of an ISO, the aggregate fair market value (determined as of the time of such grant) of the shares with respect to which such ISO is exercisable for the first time by a participant during any calendar year shall not exceed $100,000. Moreover, with respect to any option, the per-share exercise price of such option may not be less than 100% of the fair market value of a share (or if the option is intended to qualify as an ISO and the recipient is a 10% stockholder, then not less than 110%). The latest date on which an option may be exercised will be ten years after its date of grant (or if the option is intended to qualify as an ISO and the recipient is a 10% stockholder, then the latest expiration date for such award will be the fifth anniversary of grant). Fair market value under 2019 Plan is generally defined as the closing price of a share of common stock as reported on the NYSE for the date of grant if shares of common stock are then trading upon the NYSE, or if no sale of common stock occurred on that date, on the most recent preceding date on which a sale occurred (or if the common stock is not trading on the NYSE, then the closing price of a share of common stock as reported by such other stock exchange on which shares of our common stock are principally trading, on such date).

The Compensation Committee may grant SARs under the 2019 Plan either alone ("unrelated SARs") or in tandem with options ("related SARs"). Upon exercise of a SAR, the holder will have a right to receive the difference between the fair market value of one share on the date of the exercise and the grant price as specified by the Compensation Committee on the date of such grant (also referred to as the "appreciation base"). The latest date on which a SAR may be exercised is ten years after the date of grant, unless the SAR is a related SAR in which case the SAR must be exercised no later than the date on which the related option would expire or is terminated. The grant price, methods of exercise, and methods of settlement (i.e., cash or equity) will be determined by the Compensation Committee; however, related SARs must be exercised by relinquishing the related portion of the related option and no related SAR may be exercised later than the expiration, cancellation, forfeiture or other termination of the related option.

RESTRICTED STOCK AND RSUs

The Compensation Committee may grant restricted stock and RSUs under the 2019 Plan. Restricted stock awards consist of shares of stock that are transferred to the grantee subject to restrictions that may result in forfeiture if specified conditions

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are not satisfied. An RSU is an award denominated in shares which can be settled in cash, stock or a combination thereof, upon vesting. The vesting of a restricted stock or RSU award may be conditioned upon the completion of a specified period of service or upon the attainment of specified performance goals within specified performance cycles. However, the 2019 Plan provides that every award of restricted stock or RSUs which is based solely on completion of a specified period of service must have a minimum service period of 12 consecutive months, and any award of restricted stock or RSUs which is based in whole or in part on the achievement of performance goals must relate to a performance cycle of not less than 12 consecutive months (subject to the five percent exception or as otherwise provided in connection with a termination of employment or a change in control).

Unless otherwise provided in the applicable award agreement, grantees may generally vote and receive dividends on restricted stock awarded under the 2019 Plan, and any stock received as a dividend on, or in connection with a stock split of, a restricted stock award will be subject to the same restrictions as such restricted stock. With respect to RSUs, the applicable award agreement will generally specify (i) whether such award may be settled in shares or cash (or a combination of both) and (ii) whether the grantee will be entitled to receive, on a current or deferred basis, dividend equivalents with respect to the shares subject to such award. Prior to the settlement of an award of RSUs, the grantee will have no rights as a stockholder of the Company with respect to the shares subject to such award except for the right to receive dividend equivalents as specified in the applicable award agreement.

COMMON STOCK AWARDS

The Compensation Committee may grant common stock awards under the 2019 Plan. Such awards will relate to a specified maximum number of shares granted as, or in payment of, a bonus or to provide incentives or recognize special achievements or contributions. Common stock awards are grants of shares of our common stock which are not subject to any forfeiture provisions or transfer restrictions. However, the aggregate number of shares subject to such common stock awards, combined with the number of shares subject to all other awards granted with minimum vesting, exercisability or service periods that are less than the minimum periods otherwise specified in the 2019 Plan, may not exceed the five percent exception.

PERFORMANCE AWARDS

The Compensation Committee may grant performance awards under the 2019 Plan that include the right to acquire shares of common stock, cash or Units exchangeable for common stock, along with the right to receive dividends (either current or on a deferred or contingent basis) from the Company or distributions from the Operating Partnership. Performance awards may be subject to satisfaction of one or more performance goals discussed below under "Performance Goals" and/or service-

based vesting requirements. The applicable performance goals and all other terms and conditions of the award will be determined by the Compensation Committee. After an LTIP Unit award is fully earned and vested, the LTIP Units may be converted into Units and thereafter such Units may be exchanged for shares of our common stock, on a one-for-one basis, or cash at the Company's discretion. Any performance award which is based in whole or in part on the achievement of specified performance goals must relate to a performance cycle of not less than 12 consecutive months (subject to the five percent exception or as otherwise provided in connection with a termination of employment or a change in control).

PERFORMANCE GOALS

The Compensation Committee may make awards subject to the achievement of one or more performance goals with respect to the Company, the Partnership or any affiliates. Without limiting the foregoing, performance goals may be based on any one or a combination of specified business criteria including, but not limited to: funds from operations; return on equity (total or relative); implementation or completion of critical activities, including goals set for development, leasing and marketing activities; return on assets; earnings per share; market value per share; return to stockholders (including dividends); revenues; cash flow; cost reduction goals; return on capital deployed; debt, credit or other leverage measures or ratios; improvement in cash flows; net operating income; and such other criteria as may be determined by the Compensation Committee in its sole and absolute discretion.

Any of these business criteria may be determined on a corporate, regional, departmental or divisional basis. They may be measured on an absolute or average basis, by changes to the financial criteria for a previous period or in comparison to an index or a peer group of other companies selected by the Compensation Committee.

NON-EMPLOYEE DIRECTOR AWARDS

The Compensation Committee may grant awards under the 2019 Plan to non-employee directors as it shall determine, including awards to non-employee directors serving on specified committees of the Board, acting as chairs of any such committee or acting as lead director or any other capacity relating to the Board. The aggregate grant date fair market value of equity awards that may be granted during any fiscal year of the Company to any non-employee director shall not exceed $750,000. Other than with respect to cash compensation, each award to a non-employee director will vest in full on the first anniversary of the grant date, and if a non-employee director's service terminates before all awards have vested, any unvested portion of an award will terminate and expire except as otherwise provided in the applicable award agreement. However, if a non-employee director's service terminates by reason of death or disability or after the director has served a minimum of five annual terms as director, any unvested portion of an award, may, upon the determination of

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the Compensation Committee or the Board, become fully vested without completion of the minimum period of service requirement.

AMENDMENT OF PLAN; MODIFICATION OF AWARDS

The Company, as General Partner of the Operating Partnership, may, without approval of other partners in the Operating Partnership, at any time suspend, terminate or amend the 2019 Plan in any respect whatsoever, except that no such amendment may materially impair any rights under any outstanding award made under the Plan without the consent of the grantee of such award. No amendment of the 2019 Plan will be made without stockholder approval if stockholder approval is required by law or if the amendment would (i) increase the maximum number of shares available under the Plan, (ii) extend the date of termination of the Plan, (iii) change the class of persons eligible to be participants in the Plan, or (iv) modify the non-employee Director compensation limit set forth in the Plan.

Subject to the consent of the grantee and the terms and conditions of the 2019 Plan, the Compensation Committee may amend outstanding award agreements with such grantee, including, without limitation, any amendment which would (i) accelerate the time or times at which such award may vest or become exercisable, and/or (ii) extend the scheduled termination or expiration date of the award; provided, however, that the Compensation Committee will not amend any grantee's outstanding award agreement if it would subject the grantee to negative tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code").

ADJUSTMENT

The number of shares that may be issued pursuant to awards, the number of shares subject to outstanding awards, the option exercise price and appreciation base of outstanding options and SARs and the amount payable by a grantee in respect of an award, in each case, are subject to adjustment by the Compensation Committee to reflect any change in (i) the number of issued shares or outstanding Units resulting from the subdivision or combination of shares or Units or other capital adjustments, (ii) the payment of a stock dividend or Operating Partnership distribution in the form of additional Units after the effective date of the 2019 Plan, or (iii) other changes in shares or Units effected without receipt of consideration. The Compensation Committee's determination as to what adjustments should be made, and the extent thereof, is final, binding and conclusive.

CHANGE OF CONTROL

Subject to the terms of the applicable award agreement, if a "change of control" (as defined in the 2019 Plan) occurs and, within 24 months following the change of control, (i) a grantee experiences an involuntary termination of employment other than for "cause" (as defined in the applicable award agreement) or (ii) a grantee who is an "executive officer" (within the meaning of Section 16 of the Exchange Act) voluntarily resigns from employment for "good reason" or "constructive discharge" (or a similar termination of employment, in each case as defined in the applicable award agreement) (each of the events described in (i) and (ii) is hereinafter referred to as a "qualifying termination"):

•
all options and SARs will immediately vest and become exercisable upon the qualifying termination and will remain exercisable in accordance with the terms of the applicable award agreement until the earlier of (i) one year after the qualifying termination or (ii) the expiration of the term of such option or SAR; and

•
the restrictions and time-based vesting conditions with respect to all awards will immediately expire or vest upon the qualifying termination, and performance-based vesting conditions will be deemed satisfied as provided in the applicable award agreement, but in no event at a level higher than (i) actual achievement during the applicable performance cycle (whether in full or on a prorated basis), or (ii) prorated "target" level achievement.

Subject to the terms of the applicable award agreement, in the event a change of control occurs and outstanding awards are (i) impaired in value or rights, (ii) not continued or assumed, or (iii) not replaced with an award that preserves the existing value of the outstanding awards at the time of the change of control:

•
all options and SARs will immediately vest on the date of the change of control and become exercisable in accordance with the terms of the applicable award agreement;

•
the restrictions and time-based vesting conditions with respect to all awards will immediately expire or vest on the date of the change of control and, in the case of performance-based vesting conditions, the performance goals will be deemed to have been achieved as provided in the applicable award agreement, but in no event at a level higher than (i) actual achievement of performance goals during the applicable performance cycle, whether in full or on a prorated basis, or (ii) prorated "target" level achievement of performance goals; and

•
the Compensation Committee, as constituted prior to the change of control, may require outstanding awards, in whole or in part, to be surrendered and immediately cancelled in exchange for a cash payment, shares of capital stock of the resulting entity (or a parent thereof) or a combination of cash and shares.

FIVE PERCENT EXCEPTION

As referenced above, notwithstanding any of the minimum exercisability, vesting or service periods referenced above with respect to awards, options, SARs, restricted stock awards, RSU awards and performance unit awards may be granted with exercisability, vesting or service periods that are less than such

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VOTE TO APPROVE THE 2019 STOCK INCENTIVE PLAN

specified minimum periods as long as the aggregate number of shares subject to such awards (combined with the aggregate number of shares of common stock granted under the 2019 Plan) does not exceed five percent of the maximum number of shares reserved for grant under the 2019 Plan. The minimum vesting period in the 2019 Plan will not restrict the Compensation Committee's ability to accelerate or continue the time or times at which an award may vest or become exercisable upon a termination of employment or as otherwise determined by the Compensation Committee.

REPRICING

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended without stockholder approval (i) to reduce the exercise price of outstanding options or SARs, (ii) to cancel outstanding options or SARs in exchange for options or SARs with an exercise price or appreciation base that is less than the exercise price or appreciation base of the original options or SARs or (iii) to cancel outstanding options or SARs in exchange for cash or other awards if the exercise price of such option or the appreciation base of such SAR exceeds the fair market value of a share of common stock on the date of such cancellation.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain federal income tax consequences generally arising with respect to awards granted under the 2019 Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the 2019 Plan, nor does it cover state, local, or non-U.S. taxes. Each participant in the 2019 Plan is advised to consult his or her particular tax advisor concerning the application of U.S. federal income tax laws to such participant's particular situation, as well as the applicability and effect of any state, local or non-U.S. tax laws before taking any actions with respect to any awards.

ISOs.    ISOs granted under the 2019 Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options." An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax," which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by us from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after these requisite periods, the ISO will be treated as an NQSO and will be subject to the rules set forth below under the caption "NQSOs and SARs."

Further, if after exercising an ISO, an employee disposes of our common stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the common stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will generally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period—thereby making a "disqualifying disposition"—the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, of income realized would be long-term capital gain (provided the holding period for the shares exceeded one year and the employee held such shares as a capital asset at such time). If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale.

The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of our common stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, we generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to us, is reasonable, and the limitations of Section 280G of the Code (discussed below) do not apply.

NQSOs and SARs.    NQSOs granted under the 2019 Plan are options that do not qualify as ISOs. A participant who receives an NQSO or SAR will not recognize any taxable income upon the grant of such NQSO or SAR. However, the participant generally will recognize ordinary income upon exercise of an NQSO in an amount equal to the excess of the fair market value of the shares of our common stock at the time of exercise over the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the participant generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received. A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the individual with respect to his or her NQSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to us, is reasonable, and the limitations of Section 280G of the Code do not apply.

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Other Awards.    With respect to other awards under the 2019 Plan that are settled either in cash or in shares of our common stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), participants generally will recognize ordinary income equal to the amount of cash or the fair market value of the common stock received upon settlement. The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by an employee, provided that such amount constitutes an ordinary and necessary business expense to us, is reasonable, and the limitations of Section 208G of the Code do not apply.

Section 162(m).    Substantially all of the services rendered by our executive officers, directors and employees are performed on behalf of the Operating Partnership. The Internal Revenue Service has issued a series of private letter rulings which indicate that compensation paid by an operating partnership to executive officers of a REIT that serves as its general partner is not subject to limitation under Section 162(m) to the extent such compensation is attributable to services rendered to the operating partnership. Although we have not obtained a ruling on this issue, we believe the position taken in the rulings would apply to our Operating Partnership as well. Accordingly, we believe that deductions taken by the Company, in the amount of the ordinary income included by an employee in connection with the exercise of an ISO, an NQSO, a SAR or any other award under the 2019 Plan, will not be limited by Section 162(m). We reserve the right to approve and pay non-deductible compensation. If we hereafter determine that Section 162(m) is applicable, then this could result in an increase to our income subject to federal income tax and could require us to increase distributions to our shareholders in order for us to maintain our qualification as a REIT.

Section 83(b).    With respect to awards under the 2019 Plan that are settled in shares of our common stock that are restricted as to transferability or subject to a substantial risk of forfeiture—absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of issuance of such shares pursuant to the award (a "Section 83(b) election")—an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the issuance date, in an amount equal to the excess of the fair market value of the common stock as of that date over the price paid for such award, if any. If a participant receives a performance unit award in the form of LTIP Units that are restricted as to transferability or subject to a substantial risk of forfeiture, and if the participant makes a

Section 83(b) election, the participant generally will recognize ordinary income, on the issuance date, in an amount equal to the excess of the fair market value of the LTIP Units (on such date) over the amount the participant contributed to the Operating Partnership for such LTIP Units, if any. The Operating Partnership generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the participant. Depending on the terms of the applicable award agreement, a participant that holds LTIP Units generally will be required to take into account his or her distributive share of all items of income, gain, loss and deduction of the Operating Partnership regardless of whether the LTIP Units are restricted as to transferability or subject to a substantial risk of forfeiture. Once the LTIP Units have been converted into Units and are exchanged for shares of our common stock or cash, it is expected that the participant will have income at the time of the exchange a substantial portion of which is expected to be taxed at capital gains rates and the Company will not be entitled to a compensation deduction when the LTIP Units are converted into Units or when the Units are exchanged for shares of our common stock or cash.

Change of Control.    In general, if the total amount of payments to certain disqualified individuals that are contingent upon a change of control of the Company (within the meaning of Section 280G of the Code), including payments under the 2019 Plan that vest in connection with a change of control, equals or exceeds three times the individual's "base amount" (generally, such individual's average annual compensation for the five calendar years preceding the change of control), then, subject to certain exceptions, the portion of such payments in excess of the base amount may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to us and the individual would be subject to a 20% excise tax on such portion of the payments.

Requirements Regarding "Deferred Compensation."    Certain of the awards under the 2019 Plan may constitute "deferred compensation" within the meaning of Section 409A of the Code, a provision governing "non-qualified deferred compensation plans." Failure to comply with the requirements of Section 409A of the Code, where applicable, regarding participant elections and the timing of payment distributions could result in the affected participants being required to recognize ordinary income for tax purposes earlier than the times otherwise applicable as described in the above discussion and to pay an additional tax of 20% on such non-qualified deferred compensation. Generally, options and SARs settled in shares of our common stock with a per share exercise or grant price equal to the fair market value of a share of our common stock on the date of grant as well as restricted stock awards would not be subject to the requirements of Section 409A of the Code.

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    49

VOTE TO APPROVE THE 2019 STOCK INCENTIVE PLAN

NEW PLAN BENEFITS

The following table shows information regarding the awards made on February 28, 2019 under the 2019 Plan. The effectiveness of these awards was expressly made subject to shareholder approval of the 2019 Plan at the 2019 Annual Meeting.

NAME AND POSITION	DOLLAR VALUE(1)	NUMBER OF SHARES OR LTIP UNITS(2)

David Simon, Chairman, CEO and President	$9,500,000	*
Richard S. Sokolov, Vice Chairman	$0	0
Steven E. Fivel, General Counsel and Secretary	$2,500,000	*
John Rulli, President of Malls—Chief Administrative Officer	$2,500,000	*
Andrew A. Juster, Former Executive Vice President—Chief Financial Officer	$0	0
Brian J. McDade, Executive Vice President, Chief Financial Officer and Treasurer	$2,000,000	*
All current executive officers as a group	$18,500,000	*
All current non-employee directors as a group	$0	0
All employees as a group (other than current executive officers)	$28,120,000	*

(1)
These award amounts are subject to approval of the 2019 Plan by the Company's shareholders at the 2019 Annual Meeting. If the 2019 Plan is not approved, these award amounts will be null and void.

(2)
The number of LTIP units and shares associated with these awards cannot be determined until such time as the Company's shareholders approve the 2019 Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans as of December 31, 2018. We have made no grants of stock options since 2001, and there are currently no stock options outstanding under the 1998 Plan.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity compensation plans approved by security holders(1)	0	(2)	$0	0	(3)
Equity compensation plans not approved by security holders(4)	0		$0	0

TOTAL	0		$0	0

(1)
Excluded is the 1998 Plan, which expired on December 31, 2018.

(2)
Excluded are the outstanding LTIP units. These are excluded because, although the LTIP units are exchangeable for shares of the Company's common stock on a one-for-one basis, or cash, such selection is in the Company's sole discretion.

(3)
There were 3,828,375 shares available at the time the 1998 Plan expired. None of these are available under the new 2019 Plan.

(4)
The Board has recommended that the shareholders approve the 2019 Plan at the 2019 Annual Meeting. If approved, there will be 8,000,000 securities available for issuance.

 50     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

PROPOSAL 5:      Shareholder Proposal

We expect the following proposal, sponsored by the Comptroller of the State of New York as trustee of the New York State Common Retirement Fund, 59 Maiden Lane, 30th Floor, New York, NY 10038, to be presented at the 2019 Annual Meeting. The Board disclaims any responsibility for the content of the shareholder proposal and the supporting statement, which are presented exactly in the form received by the Company.

SHAREHOLDER PROPOSAL

Resolved,    that the shareholders of Simon Property Group, Inc. ("Company") hereby request that the Company provide a public report, updated semiannually, disclosing the Company's:

  1.
  Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

  2.
  Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

  a.
  The identity of the recipient as well as the amount paid to each; and

  b.
  The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company's website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.

SUPPORTING STATEMENT

As long-term shareholders of Simon Property Group, Inc., we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the company and its shareholders. Moreover, the Supreme Court's Citizens United decision recognized the importance of political spending disclosure for shareholders when it said, "[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages." Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

Relying on publicly available data does not provide a complete picture of the Company's political spending. For example, the Company's payments to trade associations used for political activities are undisclosed and unknown. In some cases, even management does not know how trade associations use their company's money politically. The proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring our Company in line with a growing number of leading companies that support political disclosure and accountability and present this information on their websites.

The Company's Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    51

SHAREHOLDER PROPOSAL

THE BOARD'S STATEMENT IN OPPOSITION TO PROPOSAL 5

The Company's Code of Business Conduct and Ethics provides that "No director or employee should make, authorize or permit any unlawful contributions, expenditure or use of the Company's funds or property for political purposes." We are committed to the highest ethical standards, and we have procedures in place to ensure that our extremely limited political contributions are subject to appropriate oversight and in the best interest of our shareholders.

The Company did not make any political contributions in 2018. If the Company were ever to make any such contributions, such information would be publicly available from several sources.

As a general matter, the Company does not make contributions to political candidates or organizations, nor employ its resources for the purpose of helping to elect candidates to public office, even where permitted by law. Nor does the Company have a political action committee. In very limited situations, and where permitted by law, the Company may make contributions with respect to state and local ballot questions and referenda that have a direct impact on the Company's business. Information with respect to any such contributions made in connection with ballot questions and referenda is publicly available through local boards of election.

We do belong to a limited number of trade associations which may advocate on behalf of policy issues that are important to members' interests, including the Company's business. While we do not always share or agree with all of the views espoused by such trade associations, we believe they may be helpful for advocating in favor of the common interests of their members. We regularly review the costs and benefits of our memberships in trade associations. In addition, trade associations are subject to public disclosure obligations with respect to their lobbying and political contributions and expenditures. We do not believe that the information requested by the proposal will add value for shareholders and that it could result in competitive harm to the Company. Disclosure regarding our trade association membership dues may misrepresent our public policy agenda, as trade associations operate on an independent basis and we do not always agree with all positions taken by them. We believe that any additional political contribution reporting requirements that go beyond those required under existing law should be applicable to all participants engaged in the political process, rather than to us alone, as the proposal requests.

In the Board's view, to produce the detailed report requested by the proposal would require the Company to incur undue cost and administrative burden, without commensurate benefit to our shareholders.

THE BOARD RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL BASED ON THE REASONS DISCUSSED ABOVE. PROXIES SOLICITED BY THE BOARD WILL BE VOTED "AGAINST" THIS PROPOSAL UNLESS A SHAREHOLDER INDICATES OTHERWISE IN VOTING THE PROXY.

 52     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

SUSTAINABILITY

Simon has a long-standing commitment to our shareholders and communities to conduct our business in an environmentally and socially responsible manner. Our corporate sustainability vision is to be recognized as a leader in sustainable development and operations of retail properties in the U.S.

We incorporate sustainable thinking into various areas of our business; from how we plan, develop, and operate our properties, to how we do business with our customers, engage with our communities, and create a productive and positive work environment for our employees. Our sustainability framework focuses on four key areas: Properties, Customers, Communities, and Employees. We have acted on each of these areas by setting specific goals and measuring progress to ensure accountability of our commitments.

We leverage sustainability initiatives to achieve cost efficiencies in our operations. By implementing a range of energy management practices and continuous energy monitoring and reporting, we have reduced our energy consumption at comparable properties every year since 2003. As a result, excluding new developments, we have reduced the electricity usage over which we have direct control by 363 million kWh since 2003. This represents a 37% reduction in electricity usage across a portfolio of comparable properties.

Our reduction in greenhouse gas emissions resulting from our energy management efforts in the same time period is 261,169 metric tons of CO2e. This figure includes emission streams that have been consistently tracked since 2003 including scope 1, scope 2, and for scope 3 only employee commuting and business travel. Additional emission streams, such as emissions generated from solid waste management, use of refrigerants and tenants' plug-load consumptions, have been included in Simon's sustainability disclosure since 2013 and are reported in Simon's annual sustainability report published in accordance with the guidelines of the Global Reporting Initiatives (GRI), the most widely used international standard for sustainability reporting.

Third party international organizations regularly recognize Simon's sustainability performance. Again in 2018, Simon was awarded a score of A- by CDP in the climate change questionnaire, which identifies the company as a sustainability leader for driving significant reduction in emissions, implementing strategies to manage climate related risks and opportunities, as well as setting company-wide sustainability goals. Simon was also awarded a Green Star rating—the designation awarded for leadership in sustainability performance by the Global Real Estate Sustainability Benchmark (GRESB).

SIMON SUSTAINABILITY FRAMEWORK

FOR ADDITIONAL INFORMATION, PLEASE READ OUR SUSTAINABILITY REPORT AVAILABLE AT SUSTAINABILITY.SIMON.COM.

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    53

ADDITIONAL INFORMATION

ANNUAL REPORT

Our Annual Report, including financial statements audited by EY, our independent registered public accounting firm, and EY's report thereon, is available to our shareholders on the Internet as described in the Notice. In addition, a copy of our Annual Report will be sent to any shareholder without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to: Investor Relations, Simon Property Group, Inc., 225 West Washington Street, Indianapolis, Indiana 46204. Our Annual Report is also available and may be accessed free of charge at annualreports.simon.com.

SHAREHOLDER PROPOSALS AT OUR 2020 ANNUAL MEETING

RULE 14a-8 SHAREHOLDER PROPOSALS

To be considered for inclusion in the proxy materials for the 2020 annual meeting of shareholders pursuant to Rule 14a-8 of the Exchange Act, a shareholder proposal made pursuant to such rule must be received by the General Counsel and Secretary of the Company, Steven E. Fivel, at 225 West Washington Street, Indianapolis, Indiana 46204, by the close of business on November 28, 2019. For any such proposal to be considered for inclusion, it should be delivered by U.S. Postal Service-Priority Mail Express with proof of delivery or an internationally recognized overnight carrier (providing proof of delivery). If the date of such meeting is changed by more than 30 days from May 8, 2020, the proposal must be received by the Company at a reasonable time before the Company begins to print and send its proxy materials. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and any other applicable laws and regulations.

SHAREHOLDER PROPOSALS OR OTHER BUSINESS OUTSIDE OF THE RULE 14a-8 PROCESS

The Company's By-Laws also establish an advance notice procedure for shareholders who wish to present a proposal of business or nominate a director before an annual meeting of shareholders but do not intend for the proposal to be included in the Company's Proxy Statement pursuant to Rule 14a-8. Pursuant to the Company's By-Laws, such a proposal of business or nomination of a director may be brought before the meeting by a shareholder who is entitled to vote at such meeting and who gives timely notice of such proposal or nomination and otherwise satisfies the applicable requirements. To be timely for the 2020 annual meeting of shareholders, such notice should be delivered by U.S. Postal Service-Priority Mail Express with proof of delivery or an internationally recognized overnight carrier (providing proof of delivery), and must be received by the General Counsel and Secretary of the Company, Steven E. Fivel, at 225 West Washington Street, Indianapolis, Indiana 46204 by the close of business on January 8, 2020. If the date of the 2020 annual meeting of shareholders is changed by more than 30 days from May 8, 2020, the proposal must be received by the Company not later than the close of business on the later of 120 calendar days in advance of the 2020 annual meeting of shareholders or 10 calendar days following the date upon which public announcement of the date of the meeting is first made.

PROXY ACCESS NOMINATIONS

The Company's By-Laws also establish a proxy access provision for shareholders who wish to include director nominees in the Company's proxy statement. Such nomination of a director may be submitted by a shareholder if the shareholder nominee, nominating shareholder and nomination process meet certain requirements outlined in our By-Laws, including that timely notice of such director nomination is provided. To be timely for the 2020 annual meeting of shareholders, such notice should be delivered by U.S. Postal Service-Priority Mail Express with proof of delivery or an internationally recognized overnight carrier (providing proof of delivery), and must be received by the General Counsel and Secretary of the Company, Steven E. Fivel, at 225 West Washington Street, Indianapolis, Indiana 46204 not later than November 28, 2019 nor earlier than October 29, 2019. If the date of the 2020 annual meeting of shareholders is changed more than 30 days from May 8, 2020, the notice must be received no later than the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made. For more information on our proxy access provision, see the section of this Proxy Statement titled "Corporate Governance of the Company—Policies on Corporate Governance."

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and thus file periodic reports and other information with the SEC. These reports and the other information we file with the SEC can be read and copied at the public reference room facilities maintained by the SEC in Washington, DC at 100 F Street, N.E., Washington, DC 20549. The SEC's telephone number to obtain information on the operation of the public reference room is (800) SEC-0330. These reports and other information are also filed by us electronically with the SEC and are available at its website, www.sec.gov.

INCORPORATION BY REFERENCE

To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement, titled, "Compensation Committee Report" and "Report of the Audit Committee" should not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

 54     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS AND ANSWERS

WHAT IS A PROXY?

A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the persons named in the proxy card, Mr. David Simon and Mr. Larry C. Glasscock, the authority to vote your shares in the manner you indicate on your proxy card.

WHO IS ELIGIBLE TO VOTE?

You are eligible to vote on all matters presented to the shareholders at the meeting if you own shares of our common stock, par value $.0001 per share at the close of business on the Record Date.

All of the Class B common stock is subject to voting trusts as to which Mr. David Simon and Mr. Herbert Simon are the voting trustees. The Board is not soliciting proxies in respect of the Class B common stock.

HOW MANY SHARES MAY VOTE AT THE MEETING?

On the Record Date, there were outstanding 308,985,608 shares of common stock and 8,000 shares of Class B common stock. As a result, a total of 308,993,608 shares are entitled to vote (which we refer to in this Proxy Statement as the "voting shares") on all matters presented to shareholders at the meeting.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

The presence at the meeting in person or by proxy of holders of shares representing a majority of all the votes entitled to be cast at the meeting, or 154,496,805 voting shares, will constitute a quorum for the transaction of business.

WHAT IS THE DIFFERENCE BETWEEN A "SHAREHOLDER OF RECORD" AND A "STREET NAME" HOLDER?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare Shareowner Services, our transfer agent, you are a "shareholder of record." If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a "street name" holder.

HOW DO I VOTE MY SHARES?

If you are a "shareholder of record," you have several choices. You can vote your shares by proxy:

•
Via the Internet by visiting www.proxyvote.com;

•
By telephone by dialing toll-free 1-800-690-6903;

•
By mailing your proxy card. Please refer to the specific instructions set forth on the Notice or printed proxy materials. For security reasons, our electronic voting system has been designed to authenticate your identity as a shareholder; or

•
By voting in person at Simon Property Group Headquarters, 225 W. Washington Street, Indianapolis, Indiana 46204 on May 8, 2019 at 8:30 a.m. EDT.

If you are a "street name" holder, you can vote your shares by following the instructions on the voting instructions or your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares.

CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

If you are a "shareholder of record," you may vote your shares in person at the meeting. If you hold your shares in "street name," you must obtain a proxy from your broker, bank, trustee or nominee, giving you the right to vote the shares at the meeting.

HOW DO I SIGNUP FOR ELECTRONIC DELIVERY OF PROXY MATERIALS?

On the Internet visit www.proxyvote.com with your proxy card in hand with your control number, and follow the instructions to indicate that you agree to receive or access proxy materials electronically in future years. The Company will make a $1.00 charitable contribution to the Simon Youth Foundation (www.syf.org) on behalf of each shareholder who signs up for electronic delivery.

ADMISSION REQUIREMENTS—WHAT DO I NEED TO DO TO ATTEND THE MEETING IN PERSON?

Proof of stock ownership and some form of government-issued photo identification (such as a valid driver's license or passport) will be required for admission to the meeting. Only shareholders who owned Company common stock as of the close of business on the Record Date are entitled to attend the meeting.

If your shares are registered in your name and you owned Company common stock as of the close of business on the Record Date, you only need to provide some form of government issued photo identification for admission. If your shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the meeting if you bring a recent bank or brokerage statement showing that you owned shares of common stock on the Record Date, and provide some form of government-issued photo identification.

WHAT ARE THE BOARD'S RECOMMENDATIONS ON HOW I SHOULD VOTE MY SHARES?

The Board recommends that you vote your shares as follows:

•
Proposal 1: FOR the election of all ten (10) independent director nominees named in this Proxy Statement.

•
Proposal 2: FOR the advisory vote to approve the compensation of our Named Executive Officers.

•
Proposal 3: FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019.

•
Proposal 4: FOR the approval of the 2019 Stock Incentive Plan.

•
Proposal 5: AGAINST the Shareholder Proposal.

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    55

FREQUENTLY ASKED QUESTIONS AND ANSWERS

HOW WOULD MY SHARES BE VOTED IF I DO NOT SPECIFY HOW THEY SHOULD BE VOTED?

If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares as follows:

•
Proposal 1: FOR the election of all ten (10) independent director nominees named in this Proxy Statement.

•
Proposal 2: FOR the advisory vote to approve the compensation of our Named Executive Officers.

•
Proposal 3: FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2019.

•
Proposal 4: FOR the approval of the 2019 Stock Incentive Plan.

•
Proposal 5: AGAINST the Shareholder Proposal.

HOW WILL ABSTENTIONS BE TREATED?

For the 2019 Annual Meeting, abstentions will have no effect on the outcome of Proposal 1: Election of Directors, Proposal 2: Advisory Vote to Approve the Compensation of our NEOs, Proposal 3: Ratification of Independent Registered Public Accounting Firm, and Proposal 5: A Shareholder Proposal because abstentions do not count as votes cast under the majority of votes cast standard. Abstentions will have the same effect as votes against Proposal 4: Approval of the 2019 Stock Incentive Plan because votes cast FOR Proposal 4 must represent more than 50% of votes cast plus abstentions.

However, abstentions will be considered present and entitled to vote at the 2019 Annual Meeting and will be counted towards determining whether or not a quorum is present.

WHAT ARE BROKER NON-VOTES AND HOW WILL BROKER NON-VOTES BE TREATED?

A broker non-vote occurs when a nominee, such as a broker, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote for that particular proposal and has not received instructions from the beneficial owner as to how to vote its shares. Proposals 1, 2, 4 and 5 fall into this category. If you do not provide your broker with voting instructions, any of your shares held by the broker will not be counted as having been voted on any of these proposals. We do not expect there to be any broker non-votes with respect to Proposal 3, as brokers are entitled to vote on the ratification of independent registered accounting firms. "Broker non-votes" will be considered present at the 2019 Annual Meeting and will be counted towards determining whether or not a quorum is present.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

All voting shares are entitled to one vote per share. To approve each of the proposals, the following votes are required from the holders of voting shares.

PROPOSAL NUMBER	SUBJECT	VOTE REQUIRED	IMPACT OF ABSTENTIONS AND BROKER NON-VOTES, IF ANY

1	Elect the ten (10) independent director nominees named in this Proxy Statement	More votes FOR than AGAINST. Under our By-Laws, for purposes of this proposal, a "majority of votes cast" means more votes cast FOR than AGAINST.	Abstentions and broker non-votes will not impact the outcome of this proposal, as they are not considered votes cast under the majority of votes cast standard.

2	Advisory vote to approve the compensation of our Named Executive Officers	Majority of votes cast.	Abstentions and broker non-votes will not impact the outcome of this proposal, as they are not considered votes cast under the majority of votes cast standard.

3	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018	Majority of votes cast.	Abstentions will not impact the outcome of this proposal, as they are not considered votes cast under the majority of votes cast standard. We do not expect there to be any broker non-votes with respect to this proposal, as brokers are entitled to vote on the ratification of independent registered accounting firms.

4	Vote to approve the 2019 Stock Incentive Plan	Majority of votes cast.	Abstentions will count as votes AGAINST the proposal. Broker non-votes will not impact the outcome of this proposal, as they are not considered votes cast under the majority of votes standard.

5	Shareholder Proposal	Majority of votes cast.	Abstentions and broker non-votes will not impact the outcome of this proposal, as they are not considered votes cast under the majority of votes cast standard.

The voting trustees who vote the Class B common stock have advised us that they intend to vote all shares of the Class B common stock FOR the election of all nominees, FOR Proposals 2, 3 and 4 being submitted by the Board and AGAINST Proposal 5.

WHY DID I RECEIVE MORE THAN ONE NOTICE OR PROXY CARD?

You will receive multiple Notices or cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in "street name"), you will receive your proxy card or other voting information from your broker, and you will

 56     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS AND ANSWERS

return your proxy card(s) to your broker. You should vote on and sign each proxy card you receive.

CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY PROXY CARD?

You may revoke your proxy by doing one of the following:

•
By sending a written notice of revocation to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204 that is received prior to the 2019 Annual Meeting, stating that you revoke your proxy;

•
By signing a later-dated proxy card and submitting it so that it is received prior to the 2019 Annual Meeting in accordance with the instructions included in the proxy card(s); or

•
By attending the 2019 Annual Meeting and voting your shares in person.

WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

We know of no other matters other than the items of business described in this Proxy Statement that can be considered at the 2019 Annual Meeting. If other matters requiring a vote do arise, the persons named as proxies will have the discretion to vote on those matters for you.

WHO WILL COUNT THE VOTES?

Broadridge Financial Solutions, Inc. will count the votes and will facilitate the engagement of an independent inspector of election. The inspector will be present at the 2019 Annual Meeting.

WILL THE MEETING BE ACCESSIBLE TO DISABLED PERSONS?

Our corporate headquarters is accessible to disabled persons. Please call us at least five days in advance at 317-685-7330 if you require any special accommodations.

HOW CAN I REVIEW THE LIST OF SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING?

A list of shareholders entitled to vote at the meeting will be available at the 2019 Annual Meeting and for ten days prior to the 2019 Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m. (EDT), at our offices at 225 West Washington Street, Indianapolis, Indiana 46204. If you were a shareholder on the Record Date, and would like to view the shareholder list, please contact our Secretary to schedule an appointment.

WHO PAYS THE COST OF THIS PROXY SOLICITATION?

The Company will pay the cost of soliciting proxies in connection with this Proxy Statement, including the cost of preparing, assembling and mailing the proxy materials. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so. In addition, we have hired Georgeson LLC to assist in the solicitation of proxies. We will pay Georgeson LLC a base fee of $25,000 for its proxy solicitation services.

IS THIS PROXY STATEMENT THE ONLY WAY THAT PROXIES ARE BEING SOLICITED?

Certain employees or other representatives of the Company may also solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

HAS THE COMPANY ADOPTED A MAJORITY VOTING STANDARD?

Yes. Under our By-Laws, in an uncontested election a nominee will be elected only if the number of votes cast FOR a director's election exceeds the number of votes cast AGAINST that director's election. A nominee who receives more AGAINST votes than FOR votes will be required to tender his or her resignation, subject to acceptance by the Board. For more information, see the section of this Proxy Statement titled "Corporate Governance Matters—Majority Vote Standard for Election of Directors."

WHERE DO I FIND RECONCILIATION OF NON-GAAP TERMS TO GAAP TERMS?

FFO is a non-GAAP financial measure that we believe provides useful information to investors. Please refer to Management's Discussion and Analysis of Financial Condition and Results of Operations on pages 69-72 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for a definition and reconciliation of FFO to consolidated net income and FFO per share to net income per share.

NOI is a non-GAAP financial measure that we believe provides useful information to investors. Please refer to Management's Discussion and Analysis of Financial Condition and Results of Operations on pages 69-72 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for a definition and reconciliation of NOI to consolidated net income and set forth the computations of portfolio NOI and comparable property NOI.

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    57

FREQUENTLY ASKED QUESTIONS AND ANSWERS

ATTEND OUR ANNUAL MEETING

Date and Time:	May 8, 2019 at 8:30 a.m. EDT
Location:	Simon Property Group Headquarters 225 W. Washington Street Indianapolis, Indiana 46204
Record Date:	March 15, 2019

 58     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

Appendix A

SIMON PROPERTY GROUP, L.P.

2019 STOCK INCENTIVE PLAN

SIMON PROPERTY GROUP, L.P.

2019 STOCK INCENTIVE PLAN

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    A-i

SIMON PROPERTY GROUP, L.P.
2019 STOCK INCENTIVE PLAN

ARTICLE 1
GENERAL

1.1    Purpose.    The purpose of this 2019 Stock Incentive Plan (the "Plan") is to provide for certain key personnel (as defined in Section 1.3) of Simon Property Group, L.P. (the "Partnership") and certain of its Affiliates (as defined in Section 1.6) an equity-based incentive to maintain and enhance the performance and profitability of the Partnership and Simon Property Group, Inc. (the "Company").

1.2    Administration.

(a)    The Partnership, acting through the Company as its general partner (the "General Partner"), hereby appoints the Compensation Committee of the Board of Directors of the Company (the "Committee") as administrator of the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee. The members of the Committee shall be appointed by and may be changed at any time and from time to time in the discretion of, the Partnership, by action of its General Partner.

(b)   The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Plan agreements executed pursuant to the Plan, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make any determination necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

(c)    The determination of the Committee on all matters relating to the Plan or any Plan agreement shall be conclusive and binding on all recipients of awards made under this Plan.

(d)   The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or another executive officer of the Company, in each case, as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or another executive officer of the Company with regard to (i) the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or (ii) decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

(e)    No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

1.3    Persons Eligible for Awards.

Awards under Articles 2 and 3 of the Plan may be made to such officers, employee-directors, Eligible Directors (as defined in Section 1.6), executive, managerial, professional or other employees, advisors and consultants ("key personnel") of the Partnership or its Affiliates, other than Herbert Simon, as the Committee shall from time to time in its sole discretion select. Eligible Directors may also receive awards as provided in Article 4 of the Plan.

1.4    Types of Awards Under Plan.

(a)    Awards may be made under the Plan in the form of (i) stock options ("options"), (ii) stock appreciation rights related to an option ("related stock appreciation rights"), (iii) stock appreciation rights not related to any option ("unrelated stock appreciation rights"), (iv) restricted stock awards, (v) restricted stock units, (vi) common stock awards and (vii) performance awards, including LTIP Units (as defined in Section 1.6), all as more fully set forth herein.

(b)   Options granted under the Plan may be either (i) "nonqualified" stock options subject to the provisions of section 83 of the Internal Revenue Code of 1986, as amended (the "Code") or (ii) options intended to qualify for incentive stock option treatment described in Code section 422.

(c)    All options when granted are intended to be nonqualified stock options, unless the applicable Plan agreement explicitly states that the option is intended to be an incentive stock option. If an option is intended to be an incentive stock option, and if for any reason such option (or any portion thereof) shall not qualify as an incentive stock option, then, to the extent of such nonqualification, such option (or portion) shall be regarded as a nonqualified stock option appropriately granted under the Plan provided that such option (or portion) otherwise meets the Plan's requirements relating to nonqualified stock options.

1.5    Shares Available for Awards.

(a)    Maximum Shares Available. Subject to Section 1.5(b) and Section 5.5 (relating to adjustments upon changes in capitalization), the aggregate number of shares of Common Stock (as defined in Section 1.6) which may be delivered under the Plan pursuant to awards

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    A-1

hereunder shall not exceed 8,000,000 shares. In determining the number of shares of Common Stock to be counted against this share reserve in connection with any award, the following rules shall apply:

  (1)    Where the number of shares subject to an award is variable on the date of grant, the number of shares to be counted against the share reserve prior to the settlement of the award shall be the maximum number of shares that could be received under that particular award.

  (2)    Where two or more types of awards are granted to a grantee in tandem with each other, such that the exercise of one type of award with respect to a number of shares cancels at least an equal number of shares of the other, the number of shares to be counted against the share reserve shall be the largest number that would be counted against the share reserve under either of the awards.

  (3)   Substitute Awards shall not be counted against the share reserve, nor shall they reduce the shares authorized for grant to a Participant in any calendar year.

  (4)   For purposes of these rules, with respect to awards that are made in the form of Units (as defined in Section 1.6) or that are convertible into Units, each Unit subject to such award shall be treated as one share of Common Stock.

(b)   Effect of Forfeiture and Other Actions. Any shares of Common Stock or Units subject to an award granted under this Plan or the Prior Plan that is forfeited or expires or is settled for cash shall, to the extent of such forfeiture, expiration or cash settlement, again become available for awards under this Plan, and correspondingly increase the total number of shares of Common Stock available for grant and issuance under Section 1.5(a). The following shares of Common Stock or Units shall not, however, again become available for awards or increase the number of shares available for grant under Section 1.5(a): (i) shares of Common Stock tendered by the grantee or withheld in payment of the purchase price of a stock option issued under this Plan or the Prior Plan, (ii) shares of Common Stock or Units tendered by the grantee or withheld to satisfy any tax withholding obligation with respect to an award under this Plan or the Prior Plan, (iii) shares of Common Stock repurchased by the Company with proceeds received from the exercise of an option issued under this Plan or the Prior Plan, and (iv) shares of Common Stock subject to a stock appreciation right issued under this Plan or the Prior Plan that are not issued in connection with the stock settlement of that stock appreciation right upon its exercise.

(c)    Source of Shares. Shares of Common Stock that shall be subject to issuance pursuant to the Plan shall be authorized and unissued or treasury shares of Common Stock.

(d)   Effect of Plans Operated by Acquired Companies. If a company acquired by the Partnership or any Affiliate or with which the Partnership or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to eligible award recipients who were not employees of the Partnership or any Affiliate or Eligible Directors prior to such acquisition or combination.

1.6    Definitions of Certain Terms.

(a)    "Affiliate" means any entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Partnership, as determined by the Committee in its sole and absolute discretion; provided, however, that the Company and Affiliates of the Company shall be considered Affiliates of the Partnership.

(b)   "Board" means the Board of Directors of the Company.

(c)    "Change of Control" shall have the meaning set forth in Section 5.11(d).

(d)   "Common Stock" means the shares of common stock, par value $0.0001 per share, of the Company as constituted on the effective date of this Plan, all rights which may hereafter trade with such shares of common stock, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

(e)    "Eligible Director" means a director of the Company who is not an employee of the Partnership or any of its Affiliates.

(f)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(g)    "Fair market value" of a share of Common Stock or a Unit as of any date shall be the closing price of a share of Common Stock as reported on the New York Stock Exchange for the date of grant if shares of Common Stock are then trading upon such exchange, or if no sale of Common Stock occurred on that date, on the next preceding date on which a sale occurred, or if the Common Stock is not trading on the New York Stock Exchange, then the closing price of a share of Common Stock as reported by such other stock exchange on which shares of the Common Stock are principally trading, on such date. In no event shall the fair market value of any share be less than its par value.

 A-2     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

(h)    "LTIP Units" mean long-term incentive plan interests in the Partnership created under the Partnership Agreement which, under certain conditions, are convertible into Units.

(i)     "Partnership Agreement" means the Eighth Amended and Restated Agreement of Limited Partnership Agreement of the Partnership, as amended or restated from time to time hereafter, including any certificates of designation establishing the powers, preferences, economic rights and conditions to vesting of a series of LTIP Units.

(j)    "Performance Cycle" means the period of time established by the Committee in its sole and absolute discretion within which Performance Goals are required to be attained or satisfied.

(k)    "Performance Goals" mean the performance goals established by the Committee with respect to the Company, the Partnership or any Affiliates, in the Committee's sole and absolute discretion. Without limiting the foregoing, (i) the Performance Goals may be based on any one or any combination of specified business criteria including, but not limited to: (A) earnings per share; (B) return on equity; (C) return on assets; (D) market value per share; (E) funds from operations; (F) return to stockholders (including dividends); (G) revenues; (H) cash flow; (I) cost reduction goals; (J) implementation or completion of critical activities, including achieving goals set for development, leasing and marketing activities; (K) return on capital deployed; (L) debt, credit or other leverage measures or ratios; (M) improvement in cash flow; (N) net operating income; and (O) such other criteria as may be determined by the Committee in its sole and absolute discretion; and (ii) the Performance Goals with respect to those business criteria may be determined on a corporate, regional, departmental or divisional basis and may be expressed in absolute terms or by reference to an identified variable standard or by reference to comparative performance of an identified group of businesses.

(l)     "Prior Plan" means the Simon Property Group, L.P. Amended and Restated 1998 Stock Incentive Plan.

(m)  "Substitute Award" means an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock.

(n)    "Units" means units of limited partnership interests of the Partnership as defined in the Partnership Agreement which are exchangeable for shares of Common Stock on a one-for-one basis or cash as selected by the General Partner.

1.7    Agreements Evidencing Awards.

(a)    Awards granted under the Plan shall be evidenced by written or electronic agreements. Any such agreements shall (i) contain such provisions not inconsistent with the terms of the Plan as the Committee may in its sole and absolute discretion deem necessary or desirable and (ii) be referred to herein as "Plan agreements."

(b)   Each Plan agreement shall set forth the number of shares of Common Stock, LTIP Units or Units subject to the award granted thereby.

(c)    Each Plan agreement with respect to the granting of a related stock appreciation right shall set forth the number of shares of Common Stock subject to the related option which shall also be subject to the related stock appreciation right granted thereby.

(d)   Each Plan agreement with respect to the granting of an option shall set forth the amount (the "option exercise price") payable by the grantee in connection with the exercise of the option evidenced thereby. Except with regard to Substitute Awards, the option exercise price per share shall not be less than the fair market value of a share of Common Stock on the date the option is granted.

(e)    Each Plan agreement with respect to a stock appreciation right award shall set forth the amount (the "appreciation base") over which appreciation will be measured upon exercise of the stock appreciation right evidenced thereby. The appreciation base per share of Common Stock subject to a stock appreciation right that is not a Substitute Award shall not be less than (i) in the case of an unrelated stock appreciation right, the fair market value of a share of Common Stock on the date the stock appreciation right is granted, or (ii) in the case of a related stock appreciation right, the higher of the fair market value of a share of Common Stock on the date the stock appreciation right is granted or the option exercise price per share of Common Stock subject to the related option.

(f)    Each Plan agreement with respect to a performance award, including an LTIP Unit award, shall set forth the maximum number of shares of Common Stock, cash or Units to which a grantee may be entitled upon fulfillment of all applicable conditions and the terms, if any, on which the award may be converted into or exchanged for shares of Common Stock or Units.

1.8    Awards to Foreign Service Providers.

The Committee may, in its sole and absolute discretion, grant awards to service providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Partnership or the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements to promote achievement of the purposes of the Plan. In connection therewith, the Committee may, in its sole and absolute discretion, establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other such action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    A-3

ARTICLE 2
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1    Grants of Stock Options.

The Committee may, in its sole and absolute discretion, grant options to purchase shares of Common Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole and absolute discretion determine, subject to the terms of the Plan; provided, however, that, other than with respect to Substitute Awards, the exercise price of any options shall not be less than fair market value of a share of Common Stock on the date of grant.

2.2    Reserved.

2.3    Grants of Stock Appreciation Rights.

(a)    Related Stock Appreciation Rights. The Committee may, in its sole and absolute discretion, grant a related stock appreciation right in connection with all or any part of an option granted under the Plan, either at the time the related option is granted or any time thereafter prior to the exercise, termination or cancellation of such option, and subject to such terms and conditions as the Committee shall from time to time in its sole and absolute discretion determine, subject to the terms of the Plan. The grantee of a related stock appreciation right shall, subject to the terms of the Plan and the applicable Plan agreement, have the right to surrender to the Partnership for cancellation all or a portion of the related option granted under the Plan, but only to the extent that such option is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to such option or portion thereof (determined as of the date of exercise of such stock appreciation right), over (ii) the aggregate appreciation base (determined pursuant to Section 1.7(e)) of the shares of Common Stock subject to such stock appreciation right or portion thereof.

(b)   Unrelated Stock Appreciation Rights. The Committee may, in its sole and absolute discretion, grant an unrelated stock appreciation right in such amount and subject to such terms and conditions, as the Committee shall from time to time in its sole and absolute discretion determine, subject to the terms of the Plan. The grantee of an unrelated stock appreciation right shall, subject to the terms of the Plan and the applicable Plan agreement, have the right to surrender to the Partnership for cancellation all or a portion of such stock appreciation right, but only to the extent that such stock appreciation right is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate fair market value of the shares of Common Stock subject to such stock appreciation right or portion thereof (determined as of the date of exercise of such stock appreciation right), over (ii) the aggregate appreciation base (determined pursuant to Section 1.7(e)) of the shares of Common Stock subject to such stock appreciation right or portion thereof.

(c)    Payment. Payment due to the grantee upon exercise of a stock appreciation right shall be made in cash and/or in Common Stock (valued at the fair market value thereof as of the date of exercise) as determined by the Committee in its sole and absolute discretion and set forth in the underlying Plan agreement.

2.4    Exercise of Related Stock Appreciation Right Reduces Shares Subject to Option.

Upon any exercise of a related stock appreciation right or any portion thereof, the number of shares of Common Stock subject to the related option shall be reduced by the number of shares of Common Stock in respect of which such stock appreciation right shall have been exercised.

2.5    Exercisability of Options and Stock Appreciation Rights.

(a)    Exercisability. Each Plan agreement shall set forth the period during which and the conditions subject to which the option or stock appreciation right evidenced thereby shall be exercisable, as determined by the Committee in its sole and absolute discretion; provided, however, that (i) subject to Section 5.16, no option or stock appreciation right shall be exercisable prior to the first anniversary of the date of grant and (ii) subject to Section 2.8, (x) no option or unrelated stock appreciation right shall be exercised later than ten years after its date of grant and (y) no related stock appreciation right shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option.

(b)   Exercise of Related Stock Appreciation Right. Unless the applicable Plan agreement otherwise provides, a related stock appreciation right shall be exercisable at any time during the period that the related option may be exercised.

(c)    Partial Exercise Permitted. Unless the applicable Plan agreement otherwise provides, an option or stock appreciation right granted under the Plan may be exercised from time to time as to all or part of the full number of shares as to which such option or stock appreciation right shall then be exercisable.

(d)   Notice of Exercise; Exercise Date.

  (1)    An option or stock appreciation right shall be exercisable by the filing of a written notice of exercise with the Partnership, on such form and in such manner as the Committee shall in its sole and absolute discretion prescribe, and by payment in accordance with Section 2.6.

 A-4     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

  (2)    Unless the applicable Plan agreement otherwise provides or the Committee in its sole and absolute discretion otherwise determines, the date of exercise of an unrelated stock appreciation right shall be the date the Partnership receives such written notice of exercise.

  (3)   For purposes of the Plan, the "option exercise date" shall be the date specified in the applicable Plan agreement.

2.6    Payment of Option Price.

(a)    Tender Due Upon Notice of Exercise. Any written notice of exercise of an option shall be accompanied by payment of the full purchase price for the shares being purchased, and the grantee shall have no right to receive shares of Common Stock with respect to an option exercise unless payment of the option exercise price is made.

(b)   Manner of Payment. Payment of the option exercise price shall be made in any combination of the following:

  (1)    by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee in its sole and absolute discretion);

  (2)    with the consent of the Committee in its sole and absolute discretion, by personal check (subject to collection), which may in the Committee's sole and absolute discretion be deemed conditional;

  (3)   if and to the extent provided in the applicable Plan agreement, by delivery of previously acquired shares of Common Stock having a fair market value (determined as of the option exercise date) equal to the portion of the option exercise price being paid thereby, provided that the Committee may, in its sole and absolute discretion, require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Exchange Act and does not require any Consent (as defined in Section 5.2);

  (4)   with the consent of the Committee in its sole and absolute discretion, by the promissory note and agreement of the grantee providing for payment with interest on the unpaid balance accruing at a rate not less than that needed to avoid the imputation of income under Code section 7872 and upon such terms and conditions (including the security, if any, therefor) as the Committee may determine in its sole and absolute discretion; provided, however, no grantee who is subject to Section 402 of the Sarbanes-Oxley Act of 2002 (the "S-O Act"), or any successor provision thereto, may pay pursuant to this clause (iv);

  (5)   by withholding of any portion of the shares of Common Stock that would otherwise be delivered upon exercise of the option;

  (6)   unless otherwise determined by the Committee in its sole and absolute discretion, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stock acquired upon exercise to pay for all of the Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the grantee's direction at the time of exercise; or

  (7)    by any other means which the Committee, in its sole and absolute discretion, determines to be consistent with the purposes of the Plan.

(c)    Issuance of Shares. As soon as practicable after receipt of full payment, the Company shall, subject to the provisions of Section 5.2, deliver to the grantee one or more certificates for, or cause the records of the Company to reflect, the shares of Common Stock so purchased, which certificates or notation in the records of the Company may bear such legends as the Company may deem appropriate concerning restrictions on the disposition of the shares in accordance with applicable securities laws, rules and regulations or otherwise.

2.7    Termination of Service.

For purposes of the Plan, "termination of service" means, in the case of an employee, the termination of the employment relationship between the employee and the Partnership and all Affiliates; and in the case of an individual who is not an employee, the termination of the service relationship between the individual and the Partnership and all Affiliates. Subject to the other provisions of the Plan and unless the applicable Plan agreement otherwise provides:

(a)    General Rule. All options and stock appreciation rights granted to a grantee shall terminate upon his termination of service for any reason (including death) except to the extent post-service exercise of the vested portion of an option or stock appreciation right is permitted in accordance with this Section 2.7 or the underlying Plan agreement. The "vested portion" of any option or stock appreciation right shall mean the portion thereof which is exercisable immediately prior to the grantee's termination of service for any reason.

(b)   Improper Activity. All options and stock appreciation rights granted to a grantee shall terminate and expire as of the grantee's termination of service for "cause" (as such term may be defined in the applicable Plan agreement), whether or not the grantee is a party to a written service contract.

(c)    Regular Termination; Leaves of Absence. If the grantee's service terminates for reasons other than as provided in subsection (b) or (d) of this Section 2.7, the portion of options and stock appreciation rights granted to such grantee which were exercisable immediately prior to such termination of service may be exercised until the earlier of (i) 30 days after his termination of service or (ii) the date on which such options and stock appreciation rights terminate or expire in accordance with the provisions of the Plan

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    A-5

(other than this Section 2.7) and the Plan agreement; provided, that the Committee may in its sole discretion determine such other period for exercise in the case of an individual whose service terminates solely because the employer ceases to be an Affiliate or the grantee transfers employment with the Partnership's consent to a purchaser of a business disposed of by the Partnership. The Committee may in its sole discretion determine (i) whether any leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of service for purposes of the Plan, and (ii) the impact, if any, of any such leave on outstanding awards under the Plan. The Committee shall not, however, have the discretion to grant any extension of an exercise or expiration period that would subject the grantee to gross income inclusion, interest, or additional tax pursuant to Code section 409A.

(d)   Death; Disability; Retirement. If a grantee's service terminates by reason of death, disability, or retirement at or after age 65, the portion of options and stock appreciation rights granted to such grantee which were exercisable immediately prior to such termination of service may be exercised until the earlier of (i) one year after his termination of service in the case of death or disability or three years after his termination of service by reason of retirement, or (ii) the date on which such options and stock appreciation rights terminate or expire in accordance with the Plan agreement. For purposes of this Section 2.7, the term "disability" shall mean, with respect to any grantee, a "permanent and total disability" as defined in section 22(e)(3) of the Code.

2.8    Special ISO Requirements.

In order for a grantee to receive special tax treatment with respect to stock acquired under an option intended to be an incentive stock option, the grantee of such option must be, at all times during the period beginning on the date of grant and ending on the day three months before the date of exercise of such option, an employee of the Company or any of the Company's parent or subsidiary corporations (within the meaning of Code section 424), or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction to which Code section 424(a) applies. The aggregate fair market value, determined as of the date an option is granted, of the Common Stock for which any grantee may be awarded incentive stock options which are first exercisable by the grantee during any calendar year under the Plan (and any other stock option plan to be taken into account under Code section 422(d)) shall not exceed $100,000. If an option granted under the Plan is intended to be an incentive stock option, and if the grantee, at the time of grant, owns stock possessing 10% or more of the total combined voting power of all classes of stock of the grantee's employer corporation or of its parent or subsidiary corporation, then (i) the option exercise price per share shall in no event be less than 110% of the fair market value of the Common Stock on the date of such grant and (ii) such option shall not be exercisable after the expiration of five years after the date such option is granted. The total number of shares of Common Stock that may be issued under the Plan upon the exercise of incentive stock options shall not exceed 3,000,000 shares.

ARTICLE 3
AWARDS OTHER THAN STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

3.1    Restricted Stock and Restricted Stock Unit Awards.

(a)    Grant of Awards. The Committee may, in its sole and absolute discretion, grant restricted stock or restricted stock unit awards, alone or in tandem with other awards, under the Plan in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole and absolute discretion determine. The vesting of a restricted stock or restricted stock unit award granted under the Plan may be conditioned upon the completion of a specified period of service with the Partnership or any Affiliate, upon the attainment of specified Performance Goals within specified Performance Cycles, and/or upon such other criteria as the Committee may determine in its sole and absolute discretion; provided, however; that subject to Section 5.16, every award of restricted stock or restricted stock units must have a minimum period of service of twelve consecutive months.

(b)   Payment. Each Plan agreement with respect to a restricted stock award shall set forth the amount (if any) to be paid by the grantee with respect to such award. If a grantee makes any payment for an award of restricted stock or restricted stock units which does not vest, appropriate payment may be made to the grantee following the forfeiture of such award on such terms and conditions as the Committee may determine in its sole and absolute discretion.

(c)    Forfeiture Upon Termination of Service. Unless the applicable Plan agreement otherwise provides or the Committee otherwise determines in its sole and absolute discretion, (i) if a grantee's service terminates for any reason before all of his restricted stock or restricted stock unit awards have vested, such unvested awards shall terminate and expire upon such termination of service, and (ii) in the event any condition to the vesting of restricted stock or restricted stock unit awards is not satisfied within the period of time permitted therefor, the shares subject to such awards shall be returned to the Partnership. If a grantee's service terminates by reason of death or disability any unvested portion of a restricted stock or restricted stock unit award which has been earned as a result of the attainment of applicable Performance Goals shall be fully vested and earned as determined in accordance with the applicable award agreement upon the awardee's date of death or disability.

 A-6     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

(d)    Issuance of Shares of Restricted Stock. The Committee may, in its sole and absolute discretion, provide that one or more certificates representing restricted stock awards shall be registered in the grantee's name (or otherwise reflected in the records of the Company) and bear an appropriate legend specifying that such shares are not transferable and are subject to the terms and conditions of the Plan and the applicable Plan agreement, or that such certificate or certificates shall be held in escrow by the Partnership on behalf of the grantee until such shares vest or are forfeited, all on such terms and conditions as the Committee may determine in its sole and absolute discretion. Unless the applicable Plan agreement otherwise provides, no share of restricted stock may be assigned, transferred, otherwise encumbered or disposed of by the grantee until such share has vested in accordance with the terms of such award. Subject to the provisions of Section 5.3, as soon as practicable after any restricted stock award shall vest, the Partnership shall issue or reissue to the grantee (or to his designated beneficiary in the event of the grantee's death) one or more certificates for the Common Stock represented by such restricted stock award (or otherwise cause such Common Stock to be reflected in the records of the Company) without such restricted legend.

(e)    Grantees' Rights Regarding Restricted Stock. Unless the applicable Plan agreement otherwise provides, (i) a grantee may vote and receive dividends on restricted stock awarded under the Plan, and (ii) any stock received as a dividend on, or in connection with a stock split of, a restricted stock award shall be subject to the same restrictions as such restricted stock.

(f)    Settlement of Vested Restricted Stock Unit Awards. The Plan agreement relating to an award of restricted stock units shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee in its sole and absolute discretion, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of an award of restricted stock units, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award, excluding the right to receive any dividend equivalents granted pursuant to this Section 3.2(f).

3.2    Common Stock Awards.

Subject to the limitation set forth in Section 5.16, the Committee may, in its sole and absolute discretion, issue awards under the Plan, payable in Common Stock, including, but not limited to awards of Common Stock equal to dividends declared on Common Stock, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole and absolute discretion determine. Such Common Stock awards under the Plan shall relate to a specified maximum number of shares granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

3.3    Performance Awards.

(a)    Grant of Performance Award. The Committee may, in its sole and absolute discretion, grant performance awards under the Plan that include the right to acquire shares of Common Stock, cash or Units exchangeable for Common Stock, along with the right to receive current or on a deferred or contingent basis dividends from the Company or distributions from the Partnership, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole and absolute discretion determine, subject to the terms of the Plan and the Partnership Agreement. Subject to Section 5.16, any performance award which is based in whole or in part on the achievement of specified Performance Goals must relate to a Performance Cycle of not less than twelve consecutive months.

(b)   Terms. Each performance award under the Plan shall relate to a specified maximum number of shares of Common Stock or Units and shall be exchangeable, in whole or in part, for shares of Common Stock on a one-for-one basis, or cash, as selected by the General Partner (or such other form of consideration as may be determined by the Committee in its sole and absolute discretion equivalent in value thereto) at the end of a specified Performance Cycle on such terms as may be established by the Committee in it sole and absolute discretion. The number of such shares of Common Stock or Units or cash which may be deliverable pursuant to such performance award shall be based upon the degree of attainment of Performance Goals over a Performance Cycle as may be established by the Committee in its sole and absolute discretion. The Committee may, in its sole and absolute discretion, provide for full or partial credit, prior to completion of such Performance Cycle or achievement of the degree of attainment of the Performance Goals specified in connection with such performance award, in the event of the participant's death, disability, or such other circumstances, if applicable, as the Committee may determine in its sole and absolute discretion to be fair and equitable to the participant or in the interest of the Partnership and its Affiliates.

ARTICLE 4
GRANTS OF RESTRICTED STOCK TO ELIGIBLE DIRECTORS

4.1    Grants to Eligible Directors.

Subject to Section 3.4, the Committee may, in its sole and absolute discretion, grant Eligible Directors of the Company awards under the Plan in accordance with this Article 4. Grants under this Article 4 may be made on a discretionary basis from time to time or on a continuing basis upon the election or appointment of an Eligible Director as determined by the Committee in its sole and absolute discretion.

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    A-7

4.2    Amount of Awards.

The Committee shall, in its sole and absolute discretion, determine the amount of each award, which may be made by a reference to the number of shares of Common Stock, a dollar amount to be divided by the fair market value of the Common Stock on the date of grant, a dollar amount to be divided by the average fair market value of the Common Stock over a period of time specified by the Committee or a dollar value. The Committee may, in its sole and absolute discretion, grant additional awards to Eligible Directors serving on specified committees of the Board, acting as chairs of any such committee or acting as lead director or any other capacity relating to the Board. The aggregate grant date fair market value of equity awards that may be granted during any fiscal year of the Company to any Eligible Director shall not exceed $750,000.

4.3    Terms of Awards.

(a)    Vesting. Except as expressly provided otherwise in the Plan agreement, each award under this Article 4 shall fully vest on the first anniversary of the date of grant of such award. Except as provided in Section 4.4, as provided otherwise in the Plan agreement or as otherwise determined by the Committee, if an Eligible Director's service as a director terminates before all of his or her awards have vested, any unvested portion of an award shall terminate and expire upon such termination of service. If an Eligible Director's service terminates by reason of death or disability or after an Eligible Director has served a minimum of five annual terms as director of the Company, its predecessors or successors, any unvested portion of an award, may, upon determination of the Committee or the Board of Directors of the Company, become fully vested without completion of the minimum period of service requirement.

(b)   Grantee's Rights. A grantee may vote and receive dividends on restricted stock awards granted hereunder. Any stock or other property paid as a dividend on, or in connection with a stock split of, a restricted stock award, shall be subject to the same restrictions that apply to such restricted stock award.

(c)    Issuance of Shares. The transfer agent of the Common Stock shall create book entries evidencing the restricted stock awards established in the Eligible Director's name which shall be subject to restrictions on transfer and the terms and conditions of the Plan. No shares of Common Stock subject to an award granted under this Article 4 may be assigned, transferred, otherwise encumbered or disposed of by the grantee until such award has vested and only after the underlying shares of Common Stock have been released pursuant to Section 4.5 hereof.

4.4    Change of Control.

The Plan agreement for an award under this Article 4 may provide that, in the event of a Change of Control prior to the date the award fully vests, the unvested portion of the award not previously vested shall become immediately vested and deferred pursuant to Section 4.5.

4.5    Deferred Delivery; Reinvestment of Dividends.

Except as expressly provided otherwise in the Plan agreement, upon vesting, the delivery of the shares of Common Stock underlying any awards shall be deferred in accordance with the terms of the Director Deferred Compensation Plan until an Eligible Director's service as a director of the Company terminates. During the deferral period, all cash dividends payable with respect to such shares of Common Stock shall be reinvested in shares of Common Stock pursuant to terms of the Company's dividend reinvestment plan as in effect from time to time and delivery of any such shares shall also be deferred pursuant to the Director Deferred Compensation Plan.

ARTICLE 5
MISCELLANEOUS

5.1    Amendment of the Plan; Modification of Awards.

(a)    Plan Amendments. The Partnership, by action of its General Partner, may, without approval of other partners in the Partnership, at any time and from time to time suspend, terminate or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights under any award theretofore made under the Plan without the consent of the grantee of such award. Furthermore, the General Partner shall submit for stockholder approval any amendment (other than an amendment pursuant to the adjustment provisions of Section 5.6) required to be submitted for stockholder approval by law, regulation or applicable stock exchange requirements or that otherwise would: (i) increase the maximum number of shares of Common Stock that may be awarded in Section 1.5(a); (ii) extend the Termination Date (as defined in Section 5.13) of this Plan; (iii) change the class of persons eligible to be participants or (iv) modify the Eligible Director compensation limit set forth in Section 4.2. Any Plan amendment shall be obtained in such a manner and to such a degree as is required by applicable law or regulation.

(b)   Award Modifications. Subject to the consent of the grantee and the terms and conditions of the Plan (including Section 5.1(a)), the Committee may, in its sole and absolute discretion, amend outstanding Plan agreements with such grantee, including, without limitation, any amendment which would (i) accelerate the time or times at which an award may vest or become exercisable and/or (ii) extend the scheduled termination or expiration date of the award; provided, however, that the Committee shall not enter into any amendments of outstanding agreements that would subject the grantee to gross income inclusion, interest, or additional tax pursuant to Code section 409A.

 A-8     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

5.2    Restrictions.

(a)    Consent Requirements. If the Committee shall at any time determine in its sole and absolute discretion that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the acquisition, issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, if (i) the Committee may make any payment under the Plan in cash, Common Stock or both, and (ii) the Committee determines that Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms, then the Committee shall be entitled to determine not to make any payment whatsoever until such Consent has been obtained.

(b)   Consent Defined. The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state or local law, rule or regulation, (ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other self-regulatory organization, (iii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (iv) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Partnership or any Affiliate.

5.3    Nontransferability.

Except as expressly authorized by the Committee in the Plan agreement, no award granted to any grantee under the Plan shall be assignable or transferable by the grantee other than by will or by the laws of descent and distribution and during the lifetime of the grantee, all rights with respect to any option or stock appreciation right granted to the grantee under the Plan shall be exercisable only by the grantee.

5.4    Withholding Taxes.

(a)    Whenever under the Plan shares of Common Stock are to be delivered pursuant to an award, the Committee may require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Shares of Common Stock to be delivered or withheld may not have an aggregate fair market value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Committee, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and as is permitted under applicable Internal Revenue Service withholding rules). Whenever cash is to be paid under the Plan (whether upon the exercise of stock appreciation right or otherwise), the Partnership may, as a condition of its payment, deduct therefrom, or from any salary or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any shares of Common Stock under the Plan.

(b)   Without limiting the generality of the foregoing, a grantee may elect to satisfy all or part of the foregoing withholding requirements:

  (1)    by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee in its sole and absolute discretion);

  (2)    with the consent of the Committee in its sole and absolute discretion, by personal check (subject to collection), which may in the Committee's sole and absolute discretion be deemed conditional;

  (3)   by delivery of unrestricted shares of Common Stock owned by the grantee having a fair market value (determined as of the date of such delivery by the grantee) equal to all or part of the amount to be so withheld, provided that (i) the Committee may require, as a condition of accepting any such delivery, the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16(b) of the Exchange Act, and (ii) the Committee may permit any such delivery to be made by withholding shares of Common Stock from the shares otherwise issuable pursuant to the award giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date such award was exercised) having a fair market value (determined as of the date of such exercise);

  (4)   with the consent of the Committee in its sole and absolute discretion, by the promissory note and agreement of the grantee providing for payment with interest on the unpaid balance accruing at a rate not less than that needed to avoid the imputation of income under Code section 7872 and upon such terms and conditions (including the security, if any, therefor) as the Committee may determine in its sole and absolute discretion; provided, however, no grantee who is subject to Section 402 of the S-O Act, or any successor provision thereto, may pay pursuant to this clause (4);

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    A-9

  (5)    in the case of an option, unless otherwise determined by the Committee in its sole and absolute discretion, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stock acquired upon exercise to pay for all of the Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the grantee's direction at the time of exercise; or

  (6)   by any other means which the Committee, in its sole and absolute discretion, determines to be consistent with the purposes of the Plan.

5.5    Adjustments Upon Changes in Capitalization.

If and to the extent specified by the Committee, (i) the number of shares of Common Stock which may be issued pursuant to awards under the Plan, (ii) the number of shares of Common Stock subject to awards, (iii) the option exercise price and appreciation base of options and stock appreciation rights theretofore granted under the Plan, and (iv) the amount payable by a grantee in respect of an award, in each case, shall be appropriately adjusted (as the Committee may determine in its sole and absolute discretion) for any change in (x) the number of issued shares of Common Stock or outstanding Units resulting from the subdivision or combination of shares of Common Stock or Units or other capital adjustments, or (y) the payment of a stock dividend or Partnership distribution in the form of additional Units after the effective date of the Plan, or (z) other change in such shares of Common Stock or Units effected without receipt of consideration. Notwithstanding the foregoing, any awards covering fractional shares of Common Stock or Units resulting from any such adjustment shall be eliminated, and each incentive stock option granted under the Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an "incentive stock option" within the meaning of Code section 422. Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

5.6    Right of Discharge Reserved.

Nothing in the Plan or in any Plan agreement shall confer upon any person the right to continue in the service of the Partnership or any Affiliate or affect any right which the Partnership or any Affiliate may have to terminate the service of such person.

5.7    No Rights as a Stockholder.

No grantee or other person shall have any of the rights of a stockholder of the Company with respect to shares subject to an award until the issuance of a stock certificate to him (or a notation relating to such issuance is otherwise made in the records of the Company) for such shares. Except as otherwise provided in Section 5.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued. In the case of a grantee of an award which has not yet vested, the grantee shall have the rights of a stockholder of the Company if and only to the extent provided in the applicable Plan agreement.

5.8    Nature of Payments.

(a)    Any and all awards or payments hereunder shall be granted, issued, delivered or paid, as the case may be, in consideration of services performed for the Partnership or its Affiliates by the grantee.

(b)   No such awards and payments shall, unless otherwise determined by the Committee or set forth in the express terms of the applicable benefit plan or agreement, be taken into account in computing the grantee's salary or compensation for the purposes of determining any benefits under (i) any pension, retirement, life insurance or other benefit plan of the Partnership or any Affiliate or (ii) any agreement between the Partnership or any Affiliate and the grantee.

(c)    By accepting an award under the Plan, the grantee shall thereby waive any claim to continued exercise or vesting of an award or to damages or severance entitlement related to non-continuation of the award beyond the period provided herein or in the applicable Plan agreement, notwithstanding any contrary provision in any written contract with the grantee, whether any such contract is executed before or after the grant date of the award.

5.9    Non-Uniform Determinations.

The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, (c) the exercise by the Committee of its discretion in respect of the exercise of any awards pursuant to the terms of the Plan, and (d) the treatment of leaves of absence pursuant to Section 2.7(c).

5.10    Other Payments or Awards.

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Partnership, any Affiliate or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

 A-10     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

5.11    Change of Control.

(a)    Subject to the terms of the applicable Plan agreement, in the event a Change of Control occurs and, within 24 months following the date of the Change of Control, (i) a grantee experiences an involuntary termination of employment other than for "cause" (as such term may be defined in the applicable Plan agreement) such that he is no longer in the employ or service of the Company or an Affiliate or (ii) a grantee who is an "executive officer" (within the meaning of Section 16 of the Exchange Act) voluntarily resigns from his employment with the Company or an Affiliate for "good reason" or "constructive discharge" (or similar termination of employment, in each case as such term may be defined in the applicable Plan agreement) (each of the events described in (i) and (ii), a "Termination of Service"):

  (1)    all options and stock appreciation rights shall immediately vest and become exercisable on the date of such Termination of Service and shall remain exercisable in accordance with the terms of the applicable Plan agreement until the earlier of (A) one year after such Termination of Service or (B) the expiration of the term of such option or stock appreciation right; and

  (2)    the restrictions and time-based vesting conditions with respect to all awards shall immediately expire or vest on the date of such Termination of Service and, in the case of performance-based vesting conditions, the Performance Goals shall be deemed to have been achieved as provided in the applicable Plan agreement, but in no event at a level higher than (i) actual achievement of Performance Goals during the applicable Performance Cycle, whether in full or on a prorated basis, or (ii) prorated "target" level achievement of Performance Goals, and such awards shall in each case be settled pursuant to the terms of the applicable Plan agreement.

(b)   Subject to the terms of the applicable Plan agreement, in the event a Change of Control occurs and outstanding awards are (i) impaired in value or rights, as determined solely in the discretionary judgment of the Committee (as constituted prior to the Change of Control), (ii) not continued or assumed by a successor entity or an affiliate thereof, or (iii) not replaced with an award or grant that, solely in the discretionary judgment of the Committee (as constituted prior to the Change of Control), preserves the existing value of the outstanding awards at the time of the Change of Control:

  (1)    all options and stock appreciation rights shall immediately vest on the date of such Change of Control and become exercisable in accordance with the terms of the applicable Plan agreement;

  (2)    the restrictions and time-based vesting conditions with respect to all awards shall immediately expire or vest on the date of such Change of Control and, in the case of performance-based vesting conditions, the Performance Goals shall be deemed to have been achieved as provided in the applicable Plan agreement, but in no event at a level higher than (i) actual achievement of Performance Goals during the applicable Performance Cycle, whether in full or on a prorated basis, or (ii) prorated "target" level achievement of Performance Goals, and such awards shall in each case be settled pursuant to the terms of the applicable Plan agreement; and

  (3)   the Committee, as constituted prior to the Change of Control, may in its sole and absolute discretion require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (i) a cash payment in an amount equal to (A) in the case of an option or a stock appreciation right, the aggregate number of shares of Common Stock then subject to the portion of such option or stock appreciation right surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the fair market value of a share of Common Stock as of the date of the Change of Control, over the purchase price or base price per share of Common Stock subject to such option or stock appreciation right, and (B) in the case of any award other than a stock option or stock appreciation right, the number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Goals applicable to such award have been satisfied or are deemed satisfied in accordance with Section 5.11(b)(2), whether or not vested, multiplied by the fair market value of a share of Common Stock as of the date of the Change of Control; (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change of Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.

(c)    The Committee (as constituted prior to the Change of Control) shall have the sole and absolute authority and discretion to decide any questions concerning the application, interpretation or scope of any of the terms and conditions of any award or participation under the Plan in connection with a Change of Control, and their decisions shall be binding and conclusive upon all interested parties.

(d)   For purposes of this Plan, a "Change of Control" means:

  (1)    Any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its subsidiaries, or the estate of Melvin Simon, Herbert Simon or David Simon (the "Simons"), or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the Company's then outstanding voting securities entitled to vote generally in the election of directors; provided that for purposes of determining the "beneficial ownership" (as such term is defined in Rule 13d-3 under the Exchange Act) of any "group" of which the Simons or any of their affiliates or associates is a

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    A-11

  member (each such entity or individual, a "Related Party"), there shall not be attributed to the beneficial ownership of such group any shares beneficially owned by any Related Party;

  (2)    Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

  (3)   The consummation of a reorganization, merger or consolidation in which the Company and/or the Partnership is a party, or of the sale or other disposition of all or substantially all of the assets of the Company and/or the Partnership (any such reorganization, merger, consolidation or sale or other disposition of assets being referred to as a "Business Combination"), in each case unless, following such Business Combination, (A) more than 60% of the combined voting power of the then outstanding voting securities of the surviving or acquiring corporation resulting from the Business Combination entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company's outstanding voting securities immediately prior to such Business Combination in substantially the same proportions as their beneficial ownership, immediately prior to such Business Combination, of the Company's outstanding voting securities, (B) no person (excluding the Company, the Simons, any employee benefit plan or related trust of the Company or such surviving or acquiring corporation resulting from the Business Combination and any person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Company's outstanding voting securities) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of the surviving or acquiring corporation resulting from the Business Combination entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the surviving or acquiring corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Business Combination; or

  (4)   Approval by the stockholders of a complete liquidation or dissolution of the Company and/or the Partnership.

5.12    Section Headings.

The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

5.13    Effective Date and Duration of the Plan.

(a)    The Plan shall become effective as of May 8, 2019 (the date of the Company's annual stockholder meeting in 2019), except for provisions of the Plan which specifically refer to later effective dates. At the time this Plan becomes effective, none of the shares of Common Stock available for future grant under the Prior Plan shall be available for grant under the Prior Plan or this Plan.

(b)   The Plan shall remain in effect until all Shares subject to it shall be distributed, all awards have expired or terminated, the Plan is terminated pursuant to Section 5.1(a), or the ten- year anniversary of the effective date, whichever occurs first (the "Termination Date"); provided, however, no incentive stock options may be granted after the ten-year anniversary of Board approval of the Plan. Awards made before the Termination Date will continue to be outstanding in accordance with their terms unless limited in the applicable Plan agreement.

5.14    Governing Law.

THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

5.15    Repricing of Options.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended without stockholder approval (i) to reduce the exercise price of outstanding options or stock appreciation rights, (ii) to cancel outstanding options or stock appreciation rights in exchange for options or stock appreciation rights with an exercise price or appreciation base that is less than the exercise price or appreciation base of the original options or stock appreciation rights or (iii) to cancel outstanding options or stock appreciation rights in exchange for cash or other awards if the exercise price of such option or the appreciation base of such stock appreciation right exceeds the fair market value of a share of Common Stock on the date of such cancellation.

5.16    Exception to Certain Limitations

Notwithstanding the limitations contained in the proviso to the first sentence of Section 2.5(a), the second sentence of Section 3.1(a) and the last sentence of Section 3.3(a) concerning minimum exercisability and vesting periods, minimum periods of service for vesting or minimum periods for Performance Cycles, (i) options, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance awards may be granted with vesting periods that are less than the periods specified in the provisions

 A-12     SIMON PROPERTY GROUP   2019 PROXY STATEMENT

identified above and (ii) awards of Common Stock may be granted pursuant to Section 3.2, as long as the aggregate number of shares subject to such awards described in clauses (i) and (ii) does not exceed five percent of the maximum number of shares set forth in Section 1.5(a). This Section 5.16 shall not restrict the right of the Committee to accelerate or continue the vesting or exercisability of any award pursuant to Section 5.1(b) upon a termination of employment or as otherwise determined by the Committee.

5.17    Code Section 409A.

(a)    If as of the date his employment terminates, a grantee is a "key employee" within the meaning of Code section 416(i), without regard to paragraph 416(i)(5) thereof, and if the Company has stock that is publicly traded on an established securities market or otherwise, any deferred compensation payments otherwise payable under this Plan because of his termination of service (for reasons other than death or disability) will be suspended until, and will be paid to the grantee on, the first day of the seventh month following the month in which the grantee's last day of employment occurs. For purposes of this Plan, "deferred compensation" means compensation provided under a nonqualified deferred compensation plan as defined in, and subject to, Code section 409A.

(b)   The Plan and any Plan agreements shall be interpreted and applied in a manner consistent with the applicable standards for nonqualified deferred compensation plans established by Code section 409A and its interpretive regulations and other regulatory guidance. To the extent that any terms of the Plan or a Plan agreement would subject the grantee to gross income inclusion, interest, or additional tax pursuant to Code section 409A, those terms are to that extent superseded by, and shall be adjusted to the minimum extent necessary to satisfy, the applicable Code section 409A standards.

5.18    Rule 16b-3.

It is intended that the Plan and all awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and awards to comply with Rule 16b-3 promulgated under the Exchange Act Rule. If any provision of the Plan or of any award would otherwise frustrate or conflict with the intent expressed in this Section 5.18, that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to grantees subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

5.19    Forfeiture and Compensation Recovery.

Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to the Company's Executive Compensation Clawback Policy, as in effect on the date hereof and as may be amended, and any other compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Plan agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy required to be adopted to comply with applicable law or regulation.

 SIMON PROPERTY GROUP   2019 PROXY STATEMENT    A-13

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 7, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. SIMON PROPERTY GROUP, INC. 225 WEST WASHINGTON STREET INDIANAPOLIS, IN 46204 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 7, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E68806-P19603-Z74426 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SIMON PROPERTY GROUP, INC. The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Glyn F. Aeppel 1b. Larry C. Glasscock For Against Abstain ! ! ! ! ! ! 1c. Karen N. Horn, Ph.D. 3. Ratification of Ernst & Young LLP as our independent registered public accounting firm for 2019. Vote to approve the 2019 Stock Incentive Plan. 4. 1d. Allan Hubbard 1e. Reuben S. Leibowitz The Board of Directors recommends you vote AGAINST the following proposal: ! ! ! 5. Shareholder Proposal requesting disclosure of political contributions. 1f. Gary M. Rodkin 1g. Stefan M. Selig NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1h. Daniel C. Smith, Ph.D. 1i. J. Albert Smith, Jr. 1j. Marta R. Stewart 2. An advisory vote to approve the compensation of our Named Executive Officers. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Sign up for E-Delivery and we will make a $1 donation to Simon Youth Foundation on your behalf.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available at www.proxyvote.com. E68807-P19603-Z74426 SIMON PROPERTY GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2019 The shareholder hereby appoints David Simon and Larry C. Glasscock, or either of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Simon Property Group, Inc. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 a.m., Eastern Daylight Time, on May 8, 2019, at 225 WEST WASHINGTON STREET, INDIANAPOLIS, INDIANA 46204 and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" ALL TEN NOMINEES LISTED ON THE REVERSE SIDE FOR ELECTION TO THE BOARD OF DIRECTORS, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, "FOR" PROPOSAL 4 AND "AGAINST" PROPOSAL 5. IF ANY OTHER MATTER IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side